Exhibit 10.2
ONE TOWER PLACE
SOUTH SAN FRANCISCO, CA
LEASE
AP3-SF2 CT SOUTH, LLC,
a Delaware limited liability company
as Landlord,
and
ACHAOGEN, INC.,
a Delaware corporation
as Tenant

843078.08/SD 374622-00033/8-4-16/MLT/dek	GENESIS SSF - ONE TOWER PLACE [Achaogen, Inc.]

SUMMARY OF BASIC LEASE INFORMATION
This Summary of Basic Lease Information ("Summary") is hereby incorporated into and made a part of the attached Lease. Each reference in the Lease to any term of this Summary shall have the meaning as set forth in this Summary for such term. In the event of a conflict between the terms of this Summary and the Lease, the terms of the Lease shall prevail. Any capitalized terms used herein and not otherwise defined herein shall have the meaning as set forth in the Lease.

TERMS OF LEASE (References are to the Lease)	DESCRIPTION
1. Date:	August 12, 2016
2. Landlord:	AP3-SF2 CT SOUTH, LLC, a Delaware limited liability company
3. Address of Landlord (Section 24.19):
For notices to Landlord:
AP3-SF2 CT South, LLC
4380 La Jolla Village Drive, Suite 230
San Diego, CA 92121
Attention: W. Neil Fox, CEO
with a copy to:
Allen Matkins Leck Gamble Mallory & Natsis LLP
501 West Broadway, 15th Floor
San Diego, California 92101
Attention: Martin L. Togni, Esq.

For payment of Rent only: AP3-SF2 CT South LLC Dept. LA 24484 Pasadena, CA 91185-4484
4. Tenant:	ACHAOGEN, INC., a Delaware corporation
5. Address of Tenant (Section 24.19):	7000 Shoreline Court, Suite 371 South San Francisco, CA 94080 Attention: CFO (Prior to Lease Commencement Date)
and One Tower Place, Suite 300 South San Francisco, California 94080 Attention: CFO (After Lease Commencement Date)

843078.08/SD 374622-00033/8-4-16/MLT/dek	-i-	GENESIS SSF - ONE TOWER PLACE [Achaogen, Inc.]

TERMS OF LEASE (References are to the Lease)		DESCRIPTION
6. Premises (Article 1):
6.1 Premises:
Approximately 47,118 rentable square feet of space consisting of (i) 32,909 rentable square feet located on the third (3rd) floor of the Building ("Third Floor Premises") and (ii) approximately 14,209 rentable square feet located on the fourth (4th) floor of the Building ("Fourth Floor Premises"), as depicted on Exhibit A attached hereto (collectively, the "Premises").

6.2 Building:
The Premises are located in the building whose address is One Tower Place, South San Francisco, California (the "Building") which contains approximately 339,791 rentable square feet (subject to change pursuant to Section 1.3 of this Lease).

6.3 Project:		The "Project" is defined in Section 1.1.2.
7. Term (Article 2):
7.1 Lease Term:		Approximately ten (10) years and six (6) months.
7.2 Lease Commencement Date:
The earlier of (i) the date Tenant commences business operations in the Premises, or (ii) the date the Premises are Ready for Occupancy (as defined in the Tenant Work Letter attached hereto as Exhibit B), which Lease Commencement Date is anticipated to be March 3, 2017.

7.3 Lease Expiration Date:		The last day of the month in which the one hundred twenty-sixth (126th) month anniversary of the Lease Commencement Date occurs.
8. Base Rent (Article 3):
Lease Period	Annual Base Rent	Monthly Installment of Base Rent	Monthly Rental Rate per Rentable Square Foot
1-12	$2,713,996.80	$226,166.40	$4.80
13-24	$2,810,117.50	$234,176.46	$4.97
25-36	$2,906,238.20	$242,186.52	$5.14
37-48	$3,008,013.10	$250,667.76	$5.32
49-60	$3,115,442.10	$259,620.18	$5.51
61-72	$3,222,871.20	$268,572.60	$5.70
73-84	$3,335,954.40	$277,966.20	$5.90
85-96	$3,454,691.70	$287,890.98	$6.11
97-108	$3,573,429.10	$297,785.76	$6.32
109-120	$3,697,820.60	$308,151.72	$6.54
121-126	$3,827,866.30	$318,988.86	$6.77

843078.08/SD 374622-00033/8-4-16/MLT/dek	-ii-	GENESIS SSF - ONE TOWER PLACE [Achaogen, Inc.]

TERMS OF LEASE (References are to the Lease)	DESCRIPTION
9. Tenant's Share of Operating Expenses, Tax Expenses and Utilities Costs (Section 4.2.6):	13.87% (47,118 rentable square feet within the Premises/339,791 rentable square feet within the Building).
10. Letter of Credit/Security Deposit (Article 20):	$250,000.00.
11. Brokers (Section 24.25):	No broker represents Landlord. Savills Studley represents Tenant.
12. Parking (Article 23):	A total of one hundred fifty (150) unreserved parking spaces (3.2 unreserved parking spaces for every 1,000 rentable square feet of the Premises).
13. Permitted Uses (Article 5):	Office, laboratory, research and development, vivarium and legal ancillary uses consistent with the character of the Project as a first-class biotechnology project

843078.08/SD 374622-00033/8-4-16/MLT/dek	-iii-	GENESIS SSF - ONE TOWER PLACE [Achaogen, Inc.]

EXHIBITS:
Exhibit A    Outline of Floor Plans of Premises
Exhibit A‑1    Site Plan of Project
Exhibit B    Tenant Work Letter
Exhibit B-1    Landlord's Work
Exhibit B-2    Tenant Improvement Schedule
Exhibit C    Confirmation of Lease Terms/Amendment to Lease
Exhibit D    Rules and Regulations
Exhibit E    Form of Letter of Credit
Exhibit F    Storage Area
Exhibit G    Furniture List
Exhibit H    Form of SNDA
Exhibit I    Control Areas
Rider    Extension Option Rider

843078.08/SD 374622-00033/8-4-16/MLT/dek	(i)	GENESIS SSF - ONE TOWER PLACE [Achaogen, Inc.]

INDEX
Page(s)

Abated Rent	6
Accountant	14
Additional Allowance	Exhibit B
Additional Rent	7
Affected Areas	16
Affiliate Assignee	31
Affiliates	31
AHUs	Exhibit B-1
Allowances	Exhibit B
Alterations	22
Amortization Period	Exhibit B
Amortization Rent	2
Approved Working Drawings	Exhibit B
Architect	Exhibit B
Bank	36
Bankruptcy Code	37
Bank's Credit Rating Threshold	36
Base Rent	6
Base, Shell and Core	Exhibit B
Brokers	45
Building	ii
Calendar Year	7
CASp	2
CC&Rs	15
Change Order	Exhibit B
Changes	Exhibit B
Confirmation/Amendment	Exhibit C
Conservation Costs	8
Construction	46
Construction Drawings	Exhibit B
Contingency	1
Contractor	Exhibit B
Control Areas	18
Coordinator	48
Corrective Action	16
Cost Pools	8
Cost Proposal	Exhibit B
Cost Proposal Delivery Date	Exhibit B
Cutoff Date	12
Documents	15
Effective Date	6
Election Date	3
Eligibility Period	20

843078.08/SD 374622-00033/8-4-16/MLT/dek	(ii)	GENESIS SSF - ONE TOWER PLACE [Achaogen, Inc.]

Page(s)

Engineers	Exhibit B
Environmental Law	15
Environmental Permits	15
Estimate	12
Estimate Statement	12
Estimated Expenses	12
Estimated Repair Completion Date	26
Event of Default	34
Excluded Changes	40
Exercise Date	Rider
Exercise Notice	Rider
Existing Furniture	46
Exit Survey	32
Expense Year	7
Extension Option	Rider
Extension Rider	Rider
Fair Market Rental Rate	Rider
Final Space Plan	Exhibit B
Final Working Drawings	Exhibit B
First Offer Economic Terms	4
First Offer Notice	4
First Offer Space	4
First Refusal Economic Terms	3
First Refusal Notice	3
First Refusal Space	3
Fitness Center	46
Force Majeure	44
Fourth Floor Premises	ii
Free Rent Day	6
GMP Contract	Exhibit B
Hazardous Materials	15
Hazardous Materials List	15
Hazmat Storage Space	48
Interest Notice	Rider
Interest Rate	13
L C	36
L C Amount	36
L C Draw Event	37
L C Expiration Date	36
L C FDIC Replacement Notice	37
Labor Disruption	Exhibit D
Landlord	1
Landlord Parties	17

843078.08/SD 374622-00033/8-4-16/MLT/dek	(iii)	GENESIS SSF - ONE TOWER PLACE [Achaogen, Inc.]

Page(s)

Landlord Supervision Fee	Exhibit B
Landlord's Cost Calculation	Exhibit B
Landlord's Work	Exhibit B-1
Lease	1
Lease Commencement Date	5
Lease Expiration Date	5
Lease Term	5
Lease Year	5
Market Area	Rider
MEP Subs	Exhibit B
Notices	44
OFAC	44
Official Records	14
Operating Expenses	7
Option Rent	Rider
Option Rent Notice	Rider
Option Term	Rider
Original Tenant	4
Other Buildings	12
Other Future Building	1
Outside Agreement Date	Rider
Outside Date	5
Outside Date Termination Notice	6
Over-Allowance Amount	Exhibit B
PAC	46
Parking Area	1
Parking Operator	41
Permits	Exhibit B
Premises	1
Premises Systems	21
Prohibited Alterations	22
Project	1
Proposition 13	10
Punchlist Items	Exhibit B
Ready for Occupancy	Exhibit B
Release	15
Rent	7
Rent Commencement Date	Exhibit C
Revenue Code	29
Review Period	14
Right of First Refusal Period	3
ROFO Superior Rights	4
ROFR Superior Rights	3

843078.08/SD 374622-00033/8-4-16/MLT/dek	(iv)	GENESIS SSF - ONE TOWER PLACE [Achaogen, Inc.]

Page(s)

Second Chance Notice	3
Security Deposit	39
Security Deposit Laws	39
SNDA	33
Specifications	Exhibit B
Statement	11
Subject Space	29
Subleasing Costs	30
Substantial Completion	Exhibit B
Summary	i
Superior Leases	3
Systems and Equipment	10
Tax Expenses	10
Tenant	1
Tenant Delays	Exhibit B
Tenant Improvement Allowance	Exhibit B
Tenant Improvement Allowance Items	Exhibit B
Tenant Improvements	Exhibit B
Tenant Work Letter	Exhibit B
Tenant's Parties	15
Tenant's Share	11
Third Floor Premises	ii
TIA Cutoff Date	Exhibit B
Transfer Notice	29
Transfer Premium	30
Transferee	29
Transfers	29
trash	47
Utilities Costs	11
Vivarium Contingency Date	1
Vivarium Operator	1
Wi-Fi Network	23

843078.08/SD 374622-00033/8-4-16/MLT/dek	(v)	GENESIS SSF - ONE TOWER PLACE [Achaogen, Inc.]

LEASE
This Lease, which includes the preceding Summary and the exhibits attached hereto and incorporated herein by this reference (the Lease, the Summary and the exhibits to be known sometimes collectively hereafter as the "Lease"), dated as of the date set forth in Section 1 of the Summary, is made by and between AP3‑SF2 CT SOUTH, LLC, a Delaware limited liability company ("Landlord"), and ACHAOGEN, INC., a Delaware corporation ("Tenant").
ARTICLE 1
PROJECT, BUILDING AND PREMISES
1.1    Project, Building and Premises.
1.1.1    Premises; Vivarium Services as Condition to Tenant's Obligations. Upon and subject to the terms, covenants and conditions hereinafter set forth in this Lease, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises described in Section 6.1 of the Summary (the "Premises"), which Premises are located in the Building (as defined in Section 6.2 of the Summary) and located within the Project (as defined below). The floor plan of the Premises is attached hereto as Exhibit A; provided, however, that the interior improvements which may be depicted on such Exhibit A shall not obligate Landlord to perform any such improvement work; such work to be performed by Landlord in the Premises shall be pursuant to the Approved Working Drawings developed pursuant to Exhibit B. Tenant's obligations under this Lease are hereby conditioned upon Landlord's entering into a lease with a vivarium service provider in form and substance satisfactory to Landlord in its sole discretion (the "Vivarium Operator") no later than August 15, 2016 ("Vivarium Contingency Date") (the "Contingency"). In the event that the Contingency is not satisfied on or before the Vivarium Contingency Date above, then Tenant shall have the right to terminate this Lease on five (5) days' written notice to Landlord.
1.1.2    Building and Project. The Building consists of twelve (12) floors with a total of 339,791 rentable square feet and is part of a multi-building commercial project known as "Genesis South San Francisco", located on 8.4 acres of land in the City of South San Francisco. The term "Project" as used in this Lease, shall mean, collectively: (i) the Building; (ii) a future building to be located at Two Tower Place within the site which is not owned by Landlord (the "Other Future Building"); (iii) any outside plaza areas, walkways, driveways, courtyards, public and private streets, transportation facilitation areas and other improvements and facilities now or hereafter constructed surrounding and/or servicing the Building and/or the Other Future Building, which are designated from time to time by Landlord (and/or any other owners of the Project) as common areas appurtenant to or servicing the Building, and any such other improvements; (iii) any additional buildings, improvements, facilities and common areas which Landlord (and any other owners of the Project and/or any common area association formed by Landlord, Landlord's predecessor-in-interest and/or Landlord's assignee for the Project) may add thereto from time to time within or as part of the Project; and (iv) the land upon which any of the foregoing are situated. The site plan depicting the current configuration of the Project is attached hereto as Exhibit A‑1. The Building, as well as the Other Future Building, contains a parking facility located at Three Tower Place ("Parking Facility"). Notwithstanding the foregoing or anything contained in this Lease to the contrary, (1) Landlord has no obligation to expand or otherwise make any improvements within the Project, including, without limitation, any of the outside plaza areas, walkways, driveways, courtyards, public and private streets, transportation facilitation areas and other improvements and facilities which may be depicted on Exhibit A‑1 attached hereto (as the same may be modified by Landlord (and/or any other owners of the Project) from time to time without notice to Tenant), other than Landlord's obligations (if any) specifically set forth in the Tenant Work Letter attached hereto as Exhibit B, and (2) Landlord (and/or any other owners of the Project) shall have the right from time to time to include or exclude any improvements or facilities within the Project, at such party's sole election, as more particularly set forth in Section 1.1.3 below.
1.1.3    Tenant's and Landlord's Rights. Tenant shall have the right to the nonexclusive use of the common corridors and hallways, stairwells, elevators (if any), restrooms and other public or common areas located within the Building, and the non-exclusive use of those areas located on the Project that are designated by Landlord (and/or any other owners of the Project) from time to time as common areas for the Project; provided, however, that (i) Tenant's use thereof shall be subject to (A) the provisions of any covenants, conditions and restrictions regarding

843078.08/SD 374622-00033/8-4-16/MLT/dek	GENESIS SSF - ONE TOWER PLACE [Achaogen, Inc.]

the use thereof now or hereafter recorded against the Project, and (B) such reasonable, non-discriminatory rules and regulations as Landlord may make from time to time (which shall be provided in writing to Tenant), and (ii) Tenant may not go on the roof of Building or the Other Future Building without Landlord's prior consent (which shall not be unreasonably withheld, conditioned or delayed) and without otherwise being accompanied by a representative of Landlord. Landlord (and/or any other owners of the Project) reserves the right from time to time to use any of the common areas of the Project, and the roof, risers and conduits of the Building and the Other Future Building for telecommunications and/or any other purposes, and to do any of the following: (1) make any changes, additions, improvements, repairs and/or replacements in or to the Project or any portion or elements thereof, including, without limitation, (x) changes in the location, size, shape and number of driveways, entrances, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas, walkways, public and private streets, plazas, courtyards, transportation facilitation areas and common areas, and (y) expanding or decreasing the size of the Project and any common areas and other elements thereof, including adding, deleting and/or excluding buildings (including the Other Future Building) thereon and therefrom; (2) close temporarily any of the common areas while engaged in making repairs, improvements or alterations to the Project; (3) retain and/or form a common area association or associations under covenants, conditions and restrictions to own, manage, operate, maintain, repair and/or replace all or any portion of the landscaping, driveways, walkways, public and private streets, plazas, courtyards, transportation facilitation areas and/or other common areas located outside of the Building and the Other Future Building and, subject to Article 4 below, include the common area assessments, fees and taxes charged by the association(s) and the cost of maintaining, managing, administering and operating the association(s), in Operating Expenses or Tax Expenses; and (4) perform such other acts and make such other changes with respect to the Project as Landlord may, in the exercise of good faith business judgment, deem to be appropriate. Landlord acknowledges and agrees that a fitness center and performing arts center will, subject to remodeling and renovations, Force Majeure events and other causes beyond Landlord's reasonable control, remain available in the Project. Landlord agrees to use commercially reasonable efforts to make a restaurant available in the Building.
1.2    Condition of Premises. Except as expressly set forth in this Lease and in the Tenant Work Letter, Landlord shall not be obligated to provide or pay for any improvement, remodeling or refurbishment work or services related to the improvement, remodeling or refurbishment of the Premises, and Tenant shall accept the Premises and the Hazmat Storage Space in its "As Is" condition on the Lease Commencement Date: provided, however, in the event that, as of the Lease Commencement Date, the Base, Shell and Core of the Building (as defined in Section 1 of Exhibit B) which includes the Systems and Equipment, the base building HVAC, plumbing, life safety and electrical systems of the Building as well as the roof and roof membrane, in its condition existing as of such date (A) does not comply with applicable laws, seismic, fire and life safety codes, and the ADA (to the extent applicable), in effect as of the date hereof, or (B) contains latent defects, then Landlord shall be responsible, at its sole cost and expense which shall not be included in Operating Expenses (except as otherwise permitted in Section 4.2 hereof), for correcting any such non-compliance to the extent required by applicable laws, and/or correcting any such latent defects as soon as reasonably possible after receiving notice thereof from Tenant. Notwithstanding the foregoing, if Tenant fails to give Landlord written notice of any such latent defects described in clause (B) hereinabove within six (6) months after the Lease Commencement Date, then the correction of any such latent defects shall, subject to Landlord's repair obligations in Section 7.2 hereof (and to the extent such correction is a responsibility of Tenant pursuant to Section 7.1 hereof), be Tenant's responsibility at Tenant's sole cost and expense. Pursuant to Civil Code Section 1938, Landlord states that, as of the date hereof, the Premises has not undergone inspection by a Certified Access Specialist ("CASp") to determine whether the Premises meet all applicable construction-related accessibility standards under California Civil Code Section 55.53. Tenant also acknowledges that, except as otherwise expressly set forth in this Lease, neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises, the Building, or the Project or their condition, or with respect to the suitability thereof for the conduct of Tenant's business (including, but not limited to, any zoning/conditional use permit requirements which shall be Tenant's responsibility and Tenant's failure to obtain any such zoning/use permits (if any are required) shall not affect Tenant's obligations under this Lease). Except as otherwise provided above and in the Tenant Work Letter, the taking of possession of the Premises by Tenant shall conclusively establish that the Premises (including the Tenant Improvements therein), the Building and the Project were at such time complete and in good, sanitary and satisfactory condition and without any obligation on Landlord's part to make any alterations, upgrades or improvements thereto.

843078.08/SD 374622-00033/8-4-16/MLT/dek	-2-	GENESIS SSF - ONE TOWER PLACE [Achaogen, Inc.]

1.3    Rentable Square Feet. The parties agree that the rentable square feet of the Premises is as set forth in Section 6.1 and 6.2 of the Summary, and shall not be changed except in connection with a change in the physical size of the Premises, the Building or the Project. The rentable square feet of Building is subject to verification from time to time by Landlord's planner/designer and such verification shall be made in accordance with the provisions of this Section 1.3. If Landlord's planner/designer determines that the Building rentable square footage amount shall be different from those set forth in this Lease, all amounts, percentages and figures appearing or referred to in this Lease based upon such adjusted incorrect rentable square footage contained therein (including, without limitation, Tenant's Share) shall be revised accordingly and an amendment to this Lease shall be signed by the parties to reflect such modification; provided, however, that unless there is a physical change in the size of the Building, Tenant's Share shall not be increased on account of such remeasurement.
1.4    Right of First Refusal. Commencing as of the date hereof and continuing until the last day of the sixtieth (60th) month anniversary of the Lease Commencement Date ("Right of First Refusal Period"), Tenant shall have an ongoing (subject to the terms hereof) right of first refusal with respect to (i) space contiguous to the Fourth Floor Premises, and (ii) the entire space located on the fifth (5th) floor of the Building (collectively, the "First Refusal Space"). Notwithstanding the foregoing (i) the lease term for Tenant's lease of the First Refusal Space pursuant to Tenant's exercise of such first refusal right of Tenant shall commence only following the expiration or earlier termination of a lease pertaining to the First Refusal Space, either existing on the date of this Lease, or entered into following Tenant's waiver of its Right of First Refusal (collectively "Superior Leases"), including any renewal or extension of any such leases pursuant to a renewal option contained therein upon execution and (ii) such first refusal right shall be subordinate and secondary to all rights of expansion, first refusal, first offer or similar rights granted to the tenant of any Superior Lease (collectively, "ROFR Superior Rights"). Tenant's right of first refusal shall be on the terms and conditions set forth in this Section 1.4. Landlord acknowledges and agrees that, as of the date hereof, there are no ROFR Superior Rights encumbering the First Refusal Space.
1.4.1    Procedure for Refusal. Landlord shall notify Tenant (the "First Refusal Notice") when Landlord receives a bona fide offer from a prospective third party tenant that Landlord is willing to accept for the First Refusal Space and/or when Landlord intends to submit a bona fide counteroffer which Landlord would be willing to accept (in each case where no holder of a ROFR Superior Right desires to lease such space). The economic terms and conditions of Tenant's lease of such First Refusal Space shall be as provided in Landlord's First Refusal Notice ("First Refusal Economic Terms").
1.4.2    Procedure for Acceptance. If Tenant wishes to exercise Tenant's right of first refusal with respect to the space described in the First Refusal Notice, then within five (5) business days (in the event the First Refusal Notice pertains to space on the fourth (4th) floor) or three (3) business days (in the event the First Refusal Notice pertains to space on the fifth (5th) floor) after delivery of the First Refusal Notice to Tenant ("Election Date"), Tenant shall deliver an unconditional, irrevocable notice to Landlord of Tenant's exercise of its right of first refusal with respect to the entire space described in the First Refusal Notice and on the First Refusal Economic Terms contained therein. If Tenant does not exercise its right of first refusal within the applicable time period (on all of the First Refusal Economic Terms), then Landlord shall be free to lease the space described in the First Refusal Notice to anyone to whom Landlord desires on any terms Landlord desires and Tenant's right of first refusal with respect to the space described in the First Refusal Space shall, notwithstanding anything in this Lease to the contrary, automatically terminate and this Section 1.4 shall be deemed null and void and of no further force or effect. If Tenant does not exercise its right of first refusal within the applicable time period (on all of the First Refusal Economic Terms), then Landlord shall, for a period of six (6) months, be free to lease the space described in the First Refusal Notice to anyone to whom Landlord desires on any terms Landlord desires; provided, however, that if Landlord intends to enter into a lease upon First Refusal Economic Terms which are, in the aggregate, materially more favorable to a prospective tenant than those First Refusal Economic Terms proposed by Landlord in the First Refusal Notice to Tenant, then Landlord shall first deliver written notice to Tenant ("Second Chance Notice") providing Tenant with the opportunity to lease the First Refusal Space on such more favorable First Refusal Economic Terms. For purposes hereof, First Refusal Economic Terms shall be materially more favorable to a third party if such First Refusal Economic Terms reflect a net effective rental rate (including any rent abatement and Tenant Improvement costs/allowance and any other economic concessions) less than ninety percent (90%) of the net effective rental rate for such First Refusal Space as those proposed by Landlord in the First Refusal Notice to Tenant. Tenant's failure to elect to lease the First Refusal Space upon such more favorable First Refusal

843078.08/SD 374622-00033/8-4-16/MLT/dek	-3-	GENESIS SSF - ONE TOWER PLACE [Achaogen, Inc.]

Economic Terms by written notice to Landlord within three (3) business days after Tenant's receipt of such Second Chance Notice from Landlord shall be deemed to constitute Tenant's election not to lease such space upon such more favorable First Refusal Economic Terms, in which case Landlord shall be entitled to lease such space to any third (3rd) party on any terms Landlord desires. Notwithstanding anything above to the contrary, in no event shall Landlord be obligated to provide Tenant with a Second Chance Notice if, at the time Landlord would otherwise be obligated to provide such Second Chance Notice to Tenant, the prospective third party tenant has an S&P credit rating equal to or greater than "BBB"; provided, however, in the event that Tenant's S&P credit rating is "BBB" or better, then the S&P credit rating of such prospective third party tenant shall not affect Landlord's obligation to provide Tenant with the Second Chance Notice (and Landlord shall provide such Second Chance Notice to Tenant in the event the First Refusal Economic Terms are materially favorable to such third party tenant than the First Refusal Economic Term offered to Tenant).' Notwithstanding anything to the contrary contained herein, Tenant must elect to exercise its right of first refusal, if at all, with respect to all of the space comprising the First Refusal Space offered by Landlord to Tenant at any particular time, and Tenant may not elect to lease only a portion thereof or object to any of the First Refusal Economic Terms.
1.4.3    Construction of First Refusal Space. Tenant shall take the First Refusal Space in its "As-Is" condition (except as otherwise provided in the First Refusal Notice), and Tenant shall be entitled to construct improvements in the First Refusal Space at Tenant's expense, in accordance with and subject to the provisions of Article 8 of this Lease.
1.4.4    Lease of First Refusal Space. If Tenant timely exercises Tenant's right to lease the First Refusal Space as set forth herein, Landlord and Tenant shall execute an amendment adding such First Refusal Space to this Lease upon the First Refusal Economic Terms set forth in Landlord's First Refusal Notice and upon the same non-economic terms and conditions as applicable to the Premises then leased by Tenant under this Lease. Tenant shall commence payment of rent for the First Refusal Space and the Lease Term of the First Refusal Space shall commence upon the date as provided in the First Refusal Notice. The Lease Term for the First Refusal Space shall be as provided in the First Refusal Economic Terms.
1.4.5    No Defaults. The rights contained in this Section 1.4 shall be personal to the original Tenant executing this Lease and any Affiliate Assignee ("Original Tenant") and any Affiliate Assignee, and may only be exercised by the Original Tenant or such Affiliate Assignee (and not any other assignee, sublessee or other transferee of the Original Tenant's interest (or Affiliate Assignee's interest) in this Lease) if the Original Tenant or such Affiliate Assignee (together with any subtenant of a Permitted Transfer) actually occupies at least seventy-five percent (75%) of the entire Premises then leased by Original Tenant or such Affiliate Assignee as of the date of Tenant's exercise of its right of first refusal. In addition, at Landlord's option and in addition to Landlord's other remedies set forth in this Lease, at law and/or in equity, Tenant shall not have the right to lease the First Refusal Space as provided in this Section 1.4 if, as of the date of the First Refusal Notice, or, at Landlord's option, as of the scheduled date of delivery of such First Refusal Space to Tenant, Tenant is in default under this Lease beyond the expiration of all applicable notice and cure periods or if Tenant has previously been in default beyond the expiration of all applicable notice and cure periods under this Lease more than once in the previous twelve (12) months.
1.5    Right of First Offer. Commencing as of the expiration of the Right of First Refusal Period and continuing throughout the initial Lease Term (not including the Option Term), Tenant shall have an ongoing (subject to the terms hereof) right of first offer to Lease the First Refusal Space (which shall be referred to herein as "First Offer Space" for purposes of this Section 1.5). Notwithstanding the foregoing (i) such first offer right of Tenant shall become effective only following the expiration or earlier termination of any existing lease pertaining to the First Offer Space, including any renewal or extension of such existing or future lease, whether or not such renewal or extension is pursuant to an express written provision in such lease, and regardless of whether any such renewal or extension is consummated pursuant to a lease amendment or a new lease, and (ii) Tenant's first offer right shall be subordinate and secondary to all currently existing rights of expansion, first refusal, first offer or similar rights previously existing as of the date of this Lease and granted to (A) the tenants of any existing leases and (B) any other tenant of the Project (the rights described in items (i) and (ii), above to be known collectively as "ROFO Superior Rights"). Tenant's right of first offer shall be on the terms and conditions set forth in this Section 1.5. Landlord acknowledges and agrees that, as of the date hereof, there are no ROFO Superior Rights encumbering the First Offer Space.

843078.08/SD 374622-00033/8-4-16/MLT/dek	-4-	GENESIS SSF - ONE TOWER PLACE [Achaogen, Inc.]

1.5.1    Procedure for Offer. Landlord shall notify Tenant (the "First Offer Notice") from time to time when Landlord determines that Landlord shall commence the marketing of any First Offer Space because such space shall become available for lease to third parties, where no holder of a ROFO Superior Right desires to lease such space. The First Offer Notice shall describe the space so offered to Tenant and shall set forth Landlord's proposed material economic terms and conditions applicable to Tenant's lease of such space (collectively, the "First Offer Economic Terms"), including the proposed term of lease and the proposed rent payable for the First Offer Space. Notwithstanding the foregoing, Landlord's obligation to deliver the First Offer Notice shall not apply during the last twelve (12) months of the initial Term unless Tenant has delivered an Exercise Notice to Landlord pursuant to Rider No. 1.
1.5.2    Procedure for Acceptance. If Tenant wishes to exercise Tenant's right of first offer with respect to the space described in the First Offer Notice, then within five (5) business days (in the event the First Offer Notice pertains to space on the fourth (4th) floor) or three (3) business days (in the event the First Offer Notice pertains to space on the fifth (5th) floor) after delivery of the First Offer Notice to Tenant, Tenant shall deliver an unconditional irrevocable notice to Landlord of Tenant's exercise of its right of first offer with respect to the entire space described in the First Offer Notice, and the First Offer Economic Terms shall be as set forth in the First Offer Notice. If Tenant does not unconditionally exercise its right of first offer within the applicable time period, then Landlord shall be free to lease the space described in the First Offer Notice to anyone to whom Landlord desires on any terms Landlord desires and Tenant's right of first offer shall terminate as to the First Offer Space described in the First Offer Notice but shall be deemed reinstated upon the expiration or sooner termination of any lease for such First Offer Space entered into by Landlord and a third party tenant. Notwithstanding anything to the contrary contained herein, Tenant must elect to exercise its right of first offer, if at all, with respect to all of the space offered by Landlord to Tenant at any particular time, and Tenant may not elect to lease only a portion thereof.
1.5.3    Construction of First Offer Space. Tenant shall take the First Offer Space in its "as-is" condition (except as otherwise provided in the First Offer Economic Terms), and Tenant shall be entitled to construct improvements in the First Offer Space in accordance with the provisions of Article 8 of this Lease.
1.5.4    Lease of First Offer Space. If Tenant timely and properly exercises Tenant's right to lease the First Offer Space as set forth herein, Landlord and Tenant shall execute an amendment adding such First Offer Space to this Lease upon the same non-economic terms and conditions as applicable to the initial Premises, and the economic terms and conditions as provided in this Section 1.5. Unless otherwise specified in the First Offer Economic Terms, Tenant shall commence payment of rent for the First Offer Space as provided in the First Offer Economic Terms. The Lease Term for the First Offer Space shall be as provided in the First Offer Economic Terms.
1.5.5    No Defaults. The rights contained in this Section 1.5 shall be personal to the Original Tenant and any Affiliate Assignee and may only be exercised by the Original Tenant or such Affiliate Assignee (and not any other assignee or sublessee of the Original Tenant's interest (or Affiliate Assignee's interest) in this Lease) if the Original Tenant (or such Affiliate Assignee) (together with any subtenant of a Permitted Transfer) actually occupies at least seventy-five percent (75%) the entire Premises then leased by Original Tenant or such Affiliate Assignee as of the date of the First Offer Notice. Tenant shall not have the right to lease First Offer Space as provided in this Section 1.5 if, as of the date of the First Offer Notice, or, at Landlord's option, as of the scheduled date of delivery of such First Offer Space to Tenant, Tenant is in default under this Lease beyond the expiration of all applicable notice and cure periods or if Tenant has previously been in default beyond the expiration of all applicable notice and cure periods under this Lease more than once in the preceding twelve (12) months.
ARTICLE 2

LEASE TERM
The terms and provisions of this Lease shall be effective as of the date of this Lease except for the provisions of this Lease relating to the payment of Rent. The term of this Lease (the "Lease Term") shall be as set forth in Section 7.1 of the Summary and shall commence on the date (the "Lease Commencement Date") set forth in Section 7.2 of the Summary (subject, however, to the terms of the Tenant Work Letter), and shall terminate on the date (the "Lease

843078.08/SD 374622-00033/8-4-16/MLT/dek	-5-	GENESIS SSF - ONE TOWER PLACE [Achaogen, Inc.]

Expiration Date") set forth in Section 7.3 of the Summary, unless this Lease is sooner terminated as expressly provided in this Lease. For purposes of this Lease, the term "Lease Year" shall mean each consecutive twelve (12) month period during the Lease Term, provided that the last Lease Year shall end on the Lease Expiration Date. If Landlord does not deliver possession of the Premises to Tenant Ready for Occupancy on or before the anticipated Lease Commencement Date (as set forth in Section 7.2(ii) of the Summary), Landlord shall not be subject to any liability nor shall the validity of this Lease nor the obligations of Tenant hereunder be affected; provided that if Landlord does not deliver possession of the Premises to Tenant Ready for Occupancy on or before that date ("Outside Date") which is the sixtieth (60th) day following the Target Completion Date (such Target Completion Date is set forth in the Tenant Improvement Schedule attached to the Tenant Work Letter as Exhibit B-2) with such Target Completion Date (and Outside Date) to be subject to extension for any Tenant Delays in accordance with Section 6 of the Work Letter) and any Force Majeure delays (as defined in Section 24.17 hereof), then Tenant shall receive one (1) Free Rent Day (as hereinafter defined) for each day that elapses from and after the Outside Date, up to a maximum of thirty (30) days, and Tenant shall receive two (2) Free Rent Days for each day that elapses from and after the thirty-first (31st) day following the Outside Date. A "Free Rent Day" means a day for which Tenant has no obligation to pay Base Rent after the Lease Commencement Date. In addition, in the event that Landlord has not delivered possession of the Premises to Tenant Ready For Occupancy by that date which is seventy-five (75) days after the Outside Date (which shall be deemed extended by the number of days of Tenant Delays or "Force Majeure" delays), then the sole remedy of Tenant shall be the right to deliver a written notice to Landlord (the "Outside Date Termination Notice") electing to terminate this Lease effective upon receipt of the Outside Date Termination Notice by Landlord (the "Effective Date"). The Outside Date Termination Notice must be delivered by Tenant to Landlord, if at all, not later than five (5) business days after the expiration of such seventy-five (75) day period. Upon termination of the Lease pursuant to this Article 2, Landlord shall return all sums deposited by Tenant (and the L C, if applicable) and the parties shall be relieved of all further obligations under this Lease except for those obligations under this Lease which expressly survive the expiration or sooner termination of this Lease. If the Lease Commencement Date is a date which is other than the anticipated Lease Commencement Date set forth in Section 7.2(ii) of the Summary, then, following the Lease Commencement Date, Landlord shall deliver to Tenant an amendment to lease in the form attached hereto as Exhibit C, attached hereto, setting forth, among other things, the Lease Commencement Date, the Lease Expiration Date and a revised rent schedule in the event Tenant utilizes any Additional Allowance monies, and Tenant shall execute and return such amendment to Landlord within ten (10) business days after Tenant's receipt thereof. If Tenant fails to execute and return the amendment within such 10-business day period, Tenant shall be deemed to have approved and confirmed the dates set forth therein, provided that such deemed approval shall not relieve Tenant of its obligation to execute and return the amendment.
ARTICLE 3

BASE RENT
Tenant shall pay, without notice or demand, to Landlord at the address set forth in Section 3 of the Summary, or at such other place as Landlord may from time to time designate in writing, in currency or a check for currency which, at the time of payment, is legal tender for private or public debts in the United States of America, base rent ("Base Rent") as set forth in Section 8 of the Summary, payable in equal monthly installments as set forth in Section 8 of the Summary in advance on or before the first day of each and every month during the Lease Term, without any setoff or deduction whatsoever. Concurrently with Tenant's execution of this Lease, Tenant shall deliver to Landlord an amount equal to the Base Rent payable by Tenant for the Premises for the first (1st) full month of the Lease Term (i.e., $226,166.40). If any rental payment date (including the Lease Commencement Date) falls on a day of the month other than the first day of such month or if any rental payment is for a period which is shorter than one month, then the rental for any such fractional month shall be a proportionate amount of a full calendar month's rental based on the proportion that the number of days in such fractional month bears to the number of days in the calendar month during which such fractional month occurs. All other payments or adjustments required to be made under the terms of this Lease that require proration on a time basis shall be prorated on the same basis.
Notwithstanding anything to the contrary contained herein and so long as Tenant is not then in default under this Lease (beyond the expiration of all applicable notice and cure periods), Landlord hereby agrees (i) to abate Tenant's obligation to pay one hundred percent (100%) of Tenant's monthly Base Rent for the Fourth Floor Premises for the first twelve (12) full months of the initial Lease Term, and (ii) to abate Tenant's obligation to pay fifty percent (50%)

843078.08/SD 374622-00033/8-4-16/MLT/dek	-6-	GENESIS SSF - ONE TOWER PLACE [Achaogen, Inc.]

of Tenant's monthly Base Rent for the Third Floor Premises for the first twelve (12) full months of the initial Lease Term (collectively the "Abated Rent"). During such abatement period, Tenant shall still be responsible for the payment of all of its other monetary obligations under this Lease. In the event of a default by Tenant under the terms of this Lease that results in early termination pursuant to the provisions of Article 19 of this Lease, then as a part of the recovery set forth in Article 19 of this Lease, Landlord shall be entitled to the recovery of the unamortized amount of the Abated Rent that was abated under the provisions of this Article 3.
ARTICLE 4

ADDITIONAL RENT
4.1    Additional Rent. In addition to paying the Base Rent specified in Article 3 above, Tenant shall pay as additional rent the sum of the following: (i) Tenant's Share (as such term is defined below) of the annual Operating Expenses allocated to the Building (pursuant to Section 4.3.4 below); plus (ii) Tenant's Share of the annual Tax Expenses allocated to the Building (pursuant to Section 4.3.4 below); plus (iii) Tenant's Share of the annual Utilities Costs allocated to the Building (pursuant to Section 4.3.4 below). Such additional rent, together with any and all other amounts payable by Tenant to Landlord pursuant to the terms of this Lease (including, without limitation, pursuant to Article 6), shall be hereinafter collectively referred to as the "Additional Rent." The Base Rent and Additional Rent are herein collectively referred to as the "Rent." All amounts due under this Article 4 as Additional Rent shall be payable for the same periods and in the same manner, time and place as the Base Rent. Without limitation on other obligations of Tenant which shall survive the expiration of the Lease Term, the obligations of Tenant to pay the Additional Rent provided for in this Article 4 shall survive the expiration of the Lease Term.
4.2    Definitions. As used in this Article 4, the following terms shall have the meanings hereinafter set forth:
4.2.1    "Calendar Year" shall mean each calendar year in which any portion of the Lease Term falls, through and including the calendar year in which the Lease Term expires.
4.2.2    "Expense Year" shall mean each Calendar Year.
4.2.3    "Operating Expenses" shall mean all expenses, costs and amounts of every kind and nature which Landlord shall pay during any Expense Year because of or in connection with the ownership, management, maintenance, repair, restoration or operation of the Project, including, without limitation, any amounts paid for: (i) the cost of operating, maintaining, repairing, renovating and managing the utility systems, security systems, lab systems, central plant, mechanical systems, sanitary and storm drainage systems, any elevator systems (if applicable) and all other "Systems and Equipment" (as defined in Section 4.2.4 of this Lease), and the cost of supplies and equipment and maintenance and service contracts in connection therewith; (ii) the cost of licenses, certificates, permits and inspections, and the cost of contesting the validity or applicability of any governmental enactments which may affect Operating Expenses, and the costs incurred in connection with implementation and operation (by Landlord or any common area association(s) formed for the Project) of any transportation system management program or similar program; (iii) the cost of insurance carried by Landlord, in such amounts as Landlord may reasonably determine or as may be required by any mortgagees of any mortgage or the lessor of any ground lease affecting the Project (provided that the amount of the premiums paid and deductible amounts established are not materially greater than those paid by landlords of comparable facilities in South San Francisco, CA); (iv) the cost of landscaping, relamping, supplies, tools, equipment and materials, and all fees, charges and other costs (including reasonable consulting fees, legal fees and accounting fees) incurred in connection with the management, operation, repair and maintenance of the Project; (v) any equipment rental agreements or management agreements (including the cost of any property management and accounting fee and the fair rental value of any office space provided thereunder; provided that the property management and accounting fee payable by Tenant shall not collectively exceed three percent (3%) of the Base Rent); (vi) wages, salaries and other compensation and benefits of all persons engaged in the operation, management, maintenance or security of the Project, and employer's Social Security taxes, unemployment taxes or insurance, and any other taxes which may be levied on such wages, salaries, compensation and benefits; (vii) payments under any easement, license, operating agreement, declaration, restrictive covenant, underlying or ground lease (excluding rent), or instrument pertaining to the sharing

843078.08/SD 374622-00033/8-4-16/MLT/dek	-7-	GENESIS SSF - ONE TOWER PLACE [Achaogen, Inc.]

of costs by the Project (including but not limited to, the CC&Rs described in Article 5 hereof); (viii) the cost of janitorial service, trash removal (provided, however, Operating Expenses shall not include the cost of janitorial services and trash removal services provided to the Premises or the premises of other tenants of the Building and/or the Project or the cost of replacing light bulbs, lamps, starters and ballasts for lighting fixtures in the Premises and the premises of other tenants in the Building and/or the Project to the extent such services are directly provided and paid for by Tenant pursuant to Section 6.6 below), alarm and security service, window cleaning, replacement of wall and floor coverings, ceiling tiles and fixtures in lobbies, corridors, restrooms and other common or public areas or facilities, maintenance and replacement of curbs and walkways, repair to roofs and re-roofing; (ix) amortization (including interest on the unamortized cost at a commercially reasonable rate) of the cost of acquiring or the rental expense of personal property used in the maintenance, operation and repair of the Project; (x) the properly amortized cost of any capital improvements or other costs (I) which are intended as a labor-saving device or to effect other economies in the operation or maintenance of the Project or which are otherwise permitted hereunder, (II) made to the Project or any portion thereof after the Lease Commencement Date that are required under any governmental law or regulation, or (III) which are Conservation Costs (as defined below) and/or which are reasonably determined by Landlord to be in the best interests of the Project; provided, however, that if any such cost described in (I), (II) or (III) above, is a capital expenditure, such cost shall be amortized (including interest on the unamortized cost at a commercially reasonable rate of interest over the useful lives thereof in accordance with generally accepted accounting principles; and (xi) the costs and expenses of complying with, or participating in, conservation, recycling, sustainability, energy efficiency, waste reduction or other programs or practices implemented or enacted from time to time at the Building and/or Project, including, without limitation, in connection with any LEED (Leadership in Energy and Environmental Design) rating or compliance system or program, including that currently coordinated through the U.S. Green Building Council or Energy Star rating and/or compliance system or program (collectively, "Conservation Costs"). If Landlord is not furnishing any particular work or service (the cost of which, if performed by Landlord, would be included in Operating Expenses) to a tenant who has undertaken to perform such work or service in lieu of the performance thereof by Landlord, Operating Expenses shall be deemed to be increased by an amount equal to the additional Operating Expenses which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such work or service to such tenant. If any of (x) the Building, (y) the Other Future Building (but only during the period of time the same are included by Landlord within the Project) and (z) any additional buildings are added to the Project pursuant to Section 1.1.3 above (but only during the period of time after such additional buildings have been fully constructed and ready for occupancy and are included by Landlord within the Project) are less than ninety-five percent (95%) occupied during all or a portion of any Expense Year, Landlord shall make an appropriate adjustment to the variable components of Operating Expenses for such year or applicable portion thereof, employing sound accounting and management principles, to determine the amount of Operating Expenses that would have been paid had the Building, such Other Future Building and such additional buildings (if any) been ninety-five percent (95%) occupied; and the amount so determined shall be deemed to have been the amount of Operating Expenses for such year, or applicable portion thereof.
Subject to the provisions of Section 4.3.4 below, Landlord shall have the right, from time to time, to equitably allocate some or all of the Operating Expenses (and/or Tax Expenses and Utilities Costs) between the Building and the Other Future Building and/or among different tenants of the Project and/or among the Other Buildings (as defined in Section 4.3.4 below, if any, as and when such different buildings are constructed and added to (and/or excluded from) the Project (the "Cost Pools"). Such Cost Pools may also include an allocation of certain Operating Expenses (and/or Tax Expenses and Utilities Costs) within or under covenants, conditions and restrictions affecting the Project. In addition, Landlord shall have the right from time to time, in its reasonable discretion, to include future buildings in the Project for purposes of determining Operating Expenses, Tax Expenses and Utilities Costs and/or the provision of various services and amenities thereto, including allocation of Operating Expenses, Tax Expenses and Utilities Costs in any such Cost Pools but only during the period of time after such additional buildings have been fully constructed and are ready for occupancy.
Notwithstanding anything to the contrary contained in this Lease, Operating Expenses shall not, however, include:
(a)    Utilities Costs;
(b)    Tax Expenses;

843078.08/SD 374622-00033/8-4-16/MLT/dek	-8-	GENESIS SSF - ONE TOWER PLACE [Achaogen, Inc.]

(c)    costs, including legal fees, space planners' fees, advertising and promotional expenses (except as otherwise set forth above), and brokerage fees incurred in connection with the original construction or development, or original or future leasing of the Project, and costs, including permit, license and inspection costs, incurred with respect to the installation of tenant improvements made for new tenants initially occupying space in the Project after the Lease Commencement Date or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants of the Project, and any costs or expenses incurred in connection with the relocation of any tenants, and costs for the repair or replacement of the Base Building (or any component thereof) made necessary as a result of defects in the original design, workmanship or materials, and all cost and expenses incurred in connection with the Landlord's Work and Tenant Improvements performed pursuant to the Tenant Work Letter attached as Exhibit B;
(d)    except as set forth above, depreciation, interest and principal payments on mortgages and other debt costs, if any, penalties and interest, costs of capital repairs and alterations, and costs of capital improvements and equipment;
(e)    costs for which the Landlord is reimbursed, or would have been reimbursed if Landlord had carried the insurance Landlord is required to carry pursuant to this Lease, by insurance by its carrier or any tenant's carrier or by anyone else, and electric power costs for which any tenant directly contracts with the local public service company;
(f)    any bad debt loss, rent loss, or reserves for bad debts or rent loss;
(g)    costs associated with the operation of the business of the partnership or entity which constitutes the Landlord, as the same are distinguished from the costs of operation of the Project (which shall specifically include, but not be limited to, accounting costs associated with the operation of the Project). Costs associated with the operation of the business of the partnership or entity which constitutes the Landlord include costs of partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee (except as the actions of the Tenant may be in issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of the Landlord's interest in the Project, and costs incurred in connection with any disputes between Landlord and its employees, between Landlord and Project management, or between Landlord and other tenants or occupants;
(h)    the wages and benefits of any employee who does not devote substantially all of his or her employed time to the Project unless such wages and benefits are prorated to reflect time spent on operating and managing the Project vis-a-vis time spent on matters unrelated to operating and managing the Project; provided, that in no event shall Operating Expenses for purposes of this Lease include wages and/or benefits attributable to personnel above the level of Project or portfolio manager;
(i)    overhead and profit increment paid to the Landlord or to subsidiaries or affiliates of the Landlord for services in the Project to the extent the same exceeds the costs of such services rendered by qualified, first-class unaffiliated third parties on a competitive basis;
(j)    any compensation paid to clerks, attendants or other persons in commercial concessions operated by the Landlord, provided that any compensation paid to any concierge or parking attendants at the Project shall be includable as an Operating Expense;
(k)    rentals and other related expenses incurred in leasing air conditioning systems, elevators or other equipment which if purchased the cost of which would be excluded from Operating Expenses as a capital cost, except equipment not affixed to the Project which is used in providing janitorial or similar services and, further excepting from this exclusion such equipment rented or leased to remedy or ameliorate an emergency condition in the Project;
(l)    all costs, items and services for which Tenant or any other tenant or other occupant in the Project directly reimburses Landlord or which Landlord provides selectively to one or more tenants (other than Tenant) without reimbursement;

843078.08/SD 374622-00033/8-4-16/MLT/dek	-9-	GENESIS SSF - ONE TOWER PLACE [Achaogen, Inc.]

(m)    any costs expressly excluded from Operating Expenses elsewhere in this Lease;
(n)    rent for any office space occupied by Project management personnel to the extent the size or rental rate of such office space exceeds the size or fair market rental value of office space occupied by management personnel of the comparable buildings in the vicinity of the Building, with adjustment where appropriate for the size of the applicable project;
(o)    costs, to the extent arising from the negligence or willful misconduct of Landlord or Landlord Parties;
(p)    costs incurred to investigate, remediate, remove, contain, treat, or otherwise address Hazardous Material which was in existence in the Building or on the Project prior to the Lease Commencement Date; and costs incurred to investigate, remove, remediate, contain, treat or otherwise address Hazardous Material, which Hazardous Material is brought into the Building or onto the Project after the date hereof by Landlord, any Landlord Parties, or any other tenant of the Project;
(q)    costs of repair or replacement of any items covered by any Landlord's warranty expressly set forth in this Lease and costs of repair or replacement for any item actually paid by a third-party warranty at any time during the Lease Term; and
(r)    insurance deductibles (as determined on a percentage basis) in excess of generally customary deductible amounts carried by landlords of the comparable buildings in South San Francisco, CA (the parties acknowledging that earthquake deductibles of twenty percent (20%) of replacement value are not in excess of generally customary deductible amounts).
4.2.4    "Systems and Equipment" shall mean any plant (including any central plant), machinery, transformers, duct work, cable, wires, and other equipment, facilities, and systems designed to supply heat, ventilation, air conditioning and humidity or any other services or utilities, or comprising or serving as any component or portion of the electrical, gas, steam, plumbing, sprinkler, communications, alarm, lab, security, or fire/life safety systems or equipment, or any other mechanical, electrical, electronic, computer or other systems or equipment which serve the Building and/or any other building in the Project in whole or in part.
4.2.5    "Tax Expenses" shall mean all federal, state, county, or local governmental or municipal taxes, fees, assessments, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary, (including, without limitation, real estate taxes, general and special assessments, transit assessments, fees and taxes, child care subsidies, fees and/or assessments, job training subsidies, fees and/or assessments, open space fees and/or assessments, housing subsidies and/or housing fund fees or assessments, public art fees and/or assessments, leasehold taxes or taxes based upon the receipt of rent, including gross receipts or sales taxes applicable to the receipt of rent, personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and equipment, appurtenances, furniture and other personal property used in connection with the Project), which Landlord shall pay during any Expense Year because of or in connection with the ownership, leasing and operation of the Project or Landlord's interest therein.
4.2.5.1    Tax Expenses shall include, without limitation:
(i)    Any tax on Landlord's rent, right to rent or other income from the Project or as against Landlord's business of leasing any of the Project;
(ii)    Any assessment, tax, fee, levy or charge in addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax, it being acknowledged by Tenant and Landlord that Proposition 13 was adopted by the voters of the State of California in the June 1978 election ("Proposition 13") and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants. It is

843078.08/SD 374622-00033/8-4-16/MLT/dek	-10-	GENESIS SSF - ONE TOWER PLACE [Achaogen, Inc.]

the intention of Tenant and Landlord that all such new and increased assessments, taxes, fees, levies, and charges and all similar assessments, taxes, fees, levies and charges be included within the definition of Tax Expenses for purposes of this Lease;
(iii)    Any assessment, tax, fee, levy, or charge allocable to or measured by the area of the Premises or the rent payable hereunder, including, without limitation, any gross income tax upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof;
(iv)    Any assessment, tax, fee, levy or charge, upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises; and
(v)    Any reasonable expenses incurred by Landlord in attempting to protest, reduce or minimize Tax Expenses.
4.2.5.2    Notwithstanding anything to the contrary contained in this Section 4.2.5, there shall be excluded from Tax Expenses (i) all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state net income taxes, and other taxes to the extent applicable to Landlord's net income (as opposed to rents, receipts or income attributable to operations at the Project), (ii) any items included as (or expressly excluded from) the definition of Operating Expenses, and (iii) any items paid by Tenant under Section 4.4 below.
4.2.6    "Tenant's Share" shall mean the percentage set forth in Section 9 of the Summary. Tenant's Share was calculated by dividing the number of rentable square feet of the Premises by the total rentable square feet in the Building (as set forth in Section 9 of the Summary), and stating such amount as a percentage. Landlord shall have the right from time to time, but only if the physical size of the Building, the Premises and/or the Project has changed, to redetermine the rentable square feet of the Premises and/or Building, and Tenant's Share shall be adjusted to reflect any such redetermination, which redetermination shall be in a manner that fairly and equitably allocates Operating Expenses among tenants of the Project. If Tenant's Share is adjusted pursuant to the foregoing, as to the Expense Year in which such adjustment occurs, Tenant's Share for such year shall be determined on the basis of the number of days during such Expense Year that each such Tenant's Share was in effect.
4.2.7    "Utilities Costs" shall mean all actual charges for utilities for the Building and the Project (including utilities for the Other Future Building and additional buildings, if any, added to the Project during the period of time the same are included by Landlord within the Project) which Landlord shall pay during any Expense Year, including, but not limited to, the costs of water, sewer, gas and electricity, and the costs of HVAC and other utilities, including any lab utilities and central plant utilities (but excluding those charges for which tenants directly reimburse Landlord or otherwise pay directly to the utility company) as well as related fees, assessments, measurement meters and devices and surcharges. Utilities Costs shall be calculated assuming the Building (and, during the period of time when such buildings are included by Landlord within the Project, the Other Future Building and any additional buildings, if any, added to the Project) are at least ninety-five percent (95%) occupied. If, during all or any part of any Expense Year, Landlord shall not provide any utilities (the cost of which, if provided by Landlord, would be included in Utilities Costs) to a tenant (including Tenant) who has undertaken to provide the same instead of Landlord, Utilities Costs shall be deemed to be increased by an amount equal to the additional Utilities Costs which would reasonably have been incurred during such period by Landlord if Landlord had at its own expense provided such utilities to such tenant. Utilities Costs shall include any costs of utilities which are allocated to the Project under any declaration, restrictive covenant, or other instrument pertaining to the sharing of costs by the Project or any portion thereof, including any covenants, conditions or restrictions now or hereafter recorded against or affecting the Project. Upon Tenant's written request, Landlord shall provide Tenant with backup documentation pertaining to Landlord's allocation of Utilities Costs. Landlord agrees to use commercially reasonable efforts to allocate Utilities Costs on an equitable basis.

843078.08/SD 374622-00033/8-4-16/MLT/dek	-11-	GENESIS SSF - ONE TOWER PLACE [Achaogen, Inc.]

4.3    Calculation and Payment of Additional Rent.
4.3.1    Payment of Operating Expenses, Tax Expenses and Utilities Costs. For each Expense Year ending or commencing within the Lease Term, Tenant shall pay to Landlord, as Additional Rent, the following, which payment shall be made in the manner set forth in Section 4.3.2 below: (i) Tenant's Share of Operating Expenses allocated to the Building pursuant to Section 4.3.4 below; plus (ii) Tenant's Share of Tax Expenses allocated to the Building pursuant to Section 4.3.4 below; plus (iii) Tenant's Share of Utilities Costs allocated to the Building pursuant to Section 4.3.4 below.
4.3.2    Statement of Actual Operating Expenses, Tax Expenses and Utilities Costs and Payment by Tenant. Landlord shall endeavor to give to Tenant on or before the first (1st) day of April (or as soon thereafter as is commercially reasonable) following the end of each Expense Year, a statement (the "Statement") which shall state the Operating Expenses, Tax Expenses and Utilities Costs incurred or accrued for such preceding Expense Year that are allocated to the Building pursuant to Section 4.3.4 below, and which shall indicate therein Tenant's Share thereof. Within thirty (30) days after Tenant's receipt of the Statement for each Expense Year ending during the Lease Term, Tenant shall pay to Landlord the full amount of the Tenant's Share of Operating Expenses, Tax Expenses and Utilities Costs for such Expense Year, less the amounts, if any, paid during such Expense Year as the Estimated Expenses as defined in and pursuant to Section 4.3.3 below. If any Statement reflects that Tenant has overpaid Tenant's Share of Operating Expenses and/or Tenant's Share of Tax Expenses and/or Tenant's Share of Utilities Costs for such Expense Year, then Landlord shall, at Landlord's option, either (i) remit such overpayment to Tenant within thirty (30) days after such applicable Statement is delivered to Tenant, or (ii) credit such overpayment toward the additional Rent next due and payable to Tenant under this Lease. The failure of Landlord to timely furnish the Statement for any Expense Year shall not prejudice Landlord from enforcing its rights under this Article 4. Even though the Lease Term has expired and Tenant has vacated the Premises, if the Statement for the Expense Year in which this Lease terminates reflects that Tenant has overpaid and/or underpaid Tenant's Share of the Operating Expenses and/or Tenant's Share of Tax Expenses and/or Tenant's Share of Utilities Costs for such Expense Year, then within thirty (30) days after Landlord's delivery of such Statement to Tenant, Landlord shall refund to Tenant any such overpayment, or Tenant shall pay to Landlord any such underpayment, as the case may be. Notwithstanding the foregoing to the contrary, Tenant shall not be responsible for Tenant's Share of any Operating Expenses attributable to any Expense Year which was first billed to Tenant more than eighteen (18) months after the date (the "Cutoff Date") which is the earlier of (i) the expiration of the applicable Expense Year or (ii) the Lease Expiration Date, except that Tenant shall be responsible for Tenant's Share of Operating Expenses levied by any governmental authority or by any public utility company at any time following the applicable Cutoff Date which are attributable to any Expense Year occurring prior to such Cutoff Date, so long as Landlord delivers to Tenant a bill and supplemental Statement for such amounts within eighteen (18) months following Landlord's receipt of the applicable bill therefor. The provisions of this Section 4.3.2 shall survive the expiration or earlier termination of the Lease Term.
4.3.3    Statement of Estimated Operating Expenses, Tax Expenses and Utilities Costs. On or before the first (1st) day of January (or as soon thereafter as is commercially reasonable) following the end of each Expense Year, Landlord shall endeavor to give Tenant a yearly expense estimate statement (the "Estimate Statement") which shall set forth Landlord's reasonable estimate (the "Estimate") of the total amount of Tenant's Share of the Operating Expenses, Tax Expenses and Utilities Costs allocated to the Building pursuant to Section 4.3.4 below for the then-current Expense Year shall be, and which shall indicate therein Tenant's Share thereof (the "Estimated Expenses"). The failure of Landlord to timely furnish the Estimate Statement for any Expense Year shall not preclude Landlord from enforcing its rights to collect any Estimated Expenses under this Article 4. Following Landlord's delivery of the Estimate Statement for the then-current Expense Year, Tenant shall pay, with its next installment of Base Rent due, a fraction of the Estimated Expenses for the then-current Expense Year (reduced by any amounts paid pursuant to the last sentence of this Section 4.3.3). Such fraction shall have as its numerator the number of months which have elapsed in such current Expense Year to the month of such payment, both months inclusive, and shall have twelve (12) as its denominator. Until a new Estimate Statement is furnished, Tenant shall pay monthly, with the monthly Base Rent installments, an amount equal to one-twelfth (1/12) of the total Estimated Expenses set forth in the previous Estimate Statement delivered by Landlord to Tenant.

843078.08/SD 374622-00033/8-4-16/MLT/dek	-12-	GENESIS SSF - ONE TOWER PLACE [Achaogen, Inc.]

4.3.4    Allocation of Operating Expenses, Tax Expenses and Utilities Costs to Building. The parties acknowledge that the Building is part of a multi-building commercial project consisting of the Building and such other buildings as Landlord (and/or any other owners of the Project) may elect to construct and include as part of the Project from time to time and any such other buildings (including the Other Future Building) are sometimes referred to herein, collectively, as the "Other Buildings"), and that certain of the costs and expenses incurred in connection with the Project (i.e. the Operating Expenses, Tax Expenses and Utilities Costs) shall be shared among the Building and/or such Other Buildings (if any), while certain other costs and expenses which are solely attributable to the Building and such Other Buildings, as applicable, shall be allocated directly to the Building and the Other Buildings, respectively. Accordingly, as set forth in Sections 4.1 and 4.2 above, Operating Expenses, Tax Expenses and Utilities Costs are determined annually for the Project as a whole, and a portion of the Operating Expenses, Tax Expenses and Utilities Costs, which portion shall be determined by Landlord on an equitable basis (which shall take into account whether any tenants of other buildings within the Project consume more services or utilities on a per rentable square foot basis than Tenant does, and make adjustments to prevent an inequitable burden being placed on Tenant as a consequence), shall be allocated to the Building (as opposed to the tenants of the Other Buildings), and such portion so allocated shall be the amount of Operating Expenses, Tax Expenses and Utilities Costs payable with respect to the Building upon which Tenant's Share shall be calculated. Such portion of the Operating Expenses, Tax Expenses and Utilities Costs allocated to the Building shall include all Operating Expenses, Tax Expenses and Utilities Costs which are attributable solely to the Building, and an equitable portion of the Operating Expenses, Tax Expenses and Utilities Costs attributable to the Project as a whole. As an example of such allocation with respect to Tax Expenses and Utilities Costs, it is anticipated that Landlord (and/or any other owners of the Project) may receive separate tax bills which separately assess the improvements component of Tax Expenses for each building in the Project and/or Landlord may receive separate utilities bills from the utilities companies identifying the Utilities Costs for certain of the utilities costs directly incurred by each such building (as measured by separate meters installed for each such building), and such separately assessed Tax Expenses and separately metered Utilities Costs shall be calculated for and allocated separately to each such applicable building. In addition, in the event Landlord (and/or any other owners of the Project) elect to subdivide certain common area portions of the Project such as landscaping, public and private streets, driveways, walkways, courtyards, plazas, transportation facilitation areas and/or accessways into a separate parcel or parcels of land (and/or separately convey all or any of such parcels to a common area association to own, operate and/or maintain same), the Operating Expenses, Tax Expenses and Utilities Costs for such common area parcels of land may be aggregated and then reasonably allocated by Landlord to the Building and such Other Buildings on an equitable basis as Landlord (and/or any applicable covenants, conditions and restrictions for any such common area association) shall provide from time to time.
4.4    Taxes and Other Charges for Which Tenant Is Directly Responsible. Tenant shall reimburse Landlord upon demand for all taxes or assessments required to be paid by Landlord (except to the extent included in Tax Expenses by Landlord), excluding state, local and federal personal or corporate income taxes measured by the net income of Landlord from all sources and estate and inheritance taxes, whether or not now customary or within the contemplation of the parties hereto, when:
4.4.1    said taxes are measured by or reasonably attributable to the cost or value of Tenant's equipment, furniture, fixtures and other personal property located in the Premises, or by the cost or value of any leasehold improvements made in or to the Premises by or for Tenant, to the extent the cost or value of such leasehold improvements exceeds the cost or value of a building standard build-out as determined by Landlord regardless of whether title to such improvements shall be vested in Tenant or Landlord;
4.4.2    said taxes are assessed upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion of the Project; or
4.4.3    said taxes are assessed upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.
4.5    Late Charges. If any installment of Rent or any other sum due from Tenant shall not be received by Landlord or Landlord's designee by the due date therefor, then Tenant shall pay to Landlord, following receipt of a

843078.08/SD 374622-00033/8-4-16/MLT/dek	-13-	GENESIS SSF - ONE TOWER PLACE [Achaogen, Inc.]

written notice, a late charge equal to five percent (5%) of the amount due plus any reasonable attorneys' fees incurred by Landlord by reason of Tenant's failure to pay Rent and/or other charges when due hereunder, provided, however, that Landlord will waive the imposition of the late charge for the first late payment of rent in any one (1) calendar year. The late charge shall be deemed Additional Rent and the right to require it shall be in addition to all of Landlord's other rights and remedies hereunder, at law and/or in equity and shall not be construed as liquidated damages or as limiting Landlord's remedies in any manner. In addition to the late charge described above, any Rent or other amounts owing hereunder which are not paid by the date that they are due shall thereafter bear interest from the date of Landlord's notice to Tenant until paid at a rate (the "Interest Rate") equal to the lesser of (i) the "Prime Rate" or "Reference Rate" announced from time to time by the Bank of America (or such reasonable comparable national banking institution as selected by Landlord in the event Bank of America ceases to exist or publish a Prime Rate or Reference Rate), plus four percent (4%), or (ii) the highest rate permitted by applicable law.
4.6    Audit Rights. Tenant shall have the right, at Tenant's cost, after reasonable notice to Landlord, to have Tenant's authorized employees or agents inspect, at Landlord's main corporate office during normal business hours, Landlord's books, records and supporting documents concerning the Operating Expenses, Tax Expenses and Utilities Costs set forth in any Statement delivered by Landlord to Tenant for a particular Expense Year pursuant to Section 4.3.2 above; provided, however, Tenant shall have no right to conduct such inspection or object to or otherwise dispute the amount of the Operating Expenses, Tax Expenses and Utilities Costs set forth in any such Statement, unless Tenant notifies Landlord of such inspection objection and dispute, completes such inspection within six (6) months immediately following Landlord's delivery of a Statement (the "Review Period"); provided, further, that notwithstanding any such timely inspection, objection, dispute, and/or audit, and as a condition precedent to Tenant's exercise of its right of inspection, objection, dispute, and/or audit as set forth in this Section 4.6, Tenant shall not be permitted to withhold payment of, and Tenant shall timely pay to Landlord, the full amounts as required by the provisions of this Article 4 in accordance with such Statement. However, such payment may be made under protest pending the outcome of any audit. In connection with any such inspection by Tenant, Landlord and Tenant shall reasonably cooperate with each other so that such inspection can be performed pursuant to a mutually acceptable schedule, in an expeditious manner and without undue interference with Landlord's operation and management of the Project. If after such inspection and/or request for documentation, Tenant disputes the amount of the Operating Expenses, Tax Expenses and Utilities Costs set forth in the Statement, Tenant shall have the right, but not the obligation, within the Review Period, to cause an independent certified public accountant which is not paid on a contingency basis and which is mutually approved by Landlord and Tenant (the "Accountant") to complete an audit of Landlord's books and records to determine the proper amount of the Operating Expenses, Tax Expenses and Utilities Costs incurred and amounts payable by Tenant for the Expense Year which is the subject of such Statement. Such audit by the Accountant shall be final and binding upon Landlord and Tenant. If Landlord and Tenant cannot mutually agree as to the identity of the Accountant within thirty (30) days after Tenant notifies Landlord that Tenant desires an audit to be performed, then the Accountant shall be one of the "Big 4" accounting firms selected by Landlord, which is not paid on a contingency basis and is not, and has not been, otherwise employed or retained by Landlord. If such audit reveals that Landlord has over-charged Tenant, then within thirty (30) days after the results of such audit are made available to Landlord, Landlord shall reimburse to Tenant the amount of such over-charge. If the audit reveals that the Tenant was under-charged, then within thirty (30) days after the results of such audit are made available to Tenant, Tenant shall reimburse to Landlord the amount of such under-charge. Tenant agrees to pay the cost of such audit unless it is subsequently determined that Landlord's original Statement which was the subject of such audit was in error to Tenant's disadvantage by five percent (5%) or more of the total Operating Expenses, Tax Expenses and Utilities Costs which was the subject of the audit (in which case Landlord shall pay the cost of such audit). The payment by Tenant of any amounts pursuant to this Article 4 shall not preclude Tenant from questioning the correctness of any Statement provided by Landlord at any time during the Review Period, but the failure of Tenant to object thereto, conduct and complete its inspection and have the Accountant conduct and complete the audit as described above prior to the expiration of the Review Period shall be conclusively deemed Tenant's approval of the Statement in question and the amount of Operating Expenses, Tax Expenses and Utilities Costs shown thereon, subject to Tenant's right to review Statements for the prior twelve (12) months. In connection with any inspection and/or audit conducted by Tenant pursuant to this Section 4.6, Tenant agrees to keep, and to cause all of Tenant's employees and consultants and the Accountant to keep, all of Landlord's books and records and the audit, and all information pertaining thereto and the results thereof, strictly confidential, and in connection therewith, Tenant shall cause such employees, consultants and the Accountant to execute such reasonable confidentiality agreements as Landlord may require prior to conducting any such inspections and/or audits.

843078.08/SD 374622-00033/8-4-16/MLT/dek	-14-	GENESIS SSF - ONE TOWER PLACE [Achaogen, Inc.]

ARTICLE 5

USE OF PREMISES; HAZARDOUS MATERIALS; ODORS AND EXHAUST
5.1    Use. Tenant may use the Premises for the Permitted Uses described in Section 13 of the Summary, and Tenant shall not use or permit the Premises to be used for any other purpose or purposes whatsoever. Tenant shall not use, or suffer or permit any person or persons to use, the Premises or any part thereof for any use or purpose contrary to the provisions of Exhibit D, attached hereto, or in violation of the laws of the United States of America, the state in which the Project is located, or the ordinances, regulations or requirements of the local municipal or county governing body or other lawful authorities having jurisdiction over the Project. Tenant shall comply with the Rules and Regulations and all recorded covenants, conditions, and restrictions, and the provisions of all ground or underlying leases, now or hereafter affecting the Project, including but not limited to, (i) that certain Declaration of Reciprocal Easements, Covenants and Restrictions of Centennial Towers, dated as of May 5, 2008, and recorded in the Official Records of San Mateo County, California ("Official Records") on September 18, 2008 as Instrument No. 2008‑105136, and (ii) that certain Declaration of Covenants, Conditions and Restrictions of Centennial Towers, dated March 27, 2009 and recorded in the Official Records on April 3, 2009, as Instrument No. 2009‑038658, as amended by that certain First Amendment to Declaration of Covenants, Conditions and Restrictions of Centennial Towers, dated as of April 20, 2010, and recorded in the Official Records on May 12, 2010, as Instrument No. 2010‑051876 (collectively, the "CC&Rs"), as the same may be amended, amended and restated, supplemented or otherwise modified from time to time; provided that any such amendments, restatements, supplements or modifications as well as any reciprocal easement agreements which be entered into by and between Landlord and any other owner of the Project, do not materially modify Tenant's rights or obligations hereunder.
5.2    Hazardous Materials.
5.2.1    Definitions: As used in this Lease, the following terms have the following meanings:
(a)    "Environmental Law" means any past, present or future federal, state or local statutory or common law, or any regulation, ordinance, code, plan, order, permit, grant, franchise, concession, restriction or agreement issued, entered, promulgated or approved thereunder, relating to (a) the environment, human health or safety, including, without limitation, emissions, discharges, releases or threatened releases of Hazardous Materials (as defined below) into the environment (including, without limitation, air, surface water, groundwater or land), or (b) the manufacture, generation, refining, processing, distribution, use, sale, treatment, receipt, storage, disposal, transport, arranging for transport, or handling of Hazardous Materials.
(b)    "Environmental Permits" mean collectively, any and all permits, consents, licenses, approvals and registrations of any nature at any time required pursuant to, or in order to comply with, any Environmental Law or otherwise desired by Landlord including, but not limited to, any Spill Control Countermeasure Plan and any Hazardous Materials Management Plan.
(c)    "Hazardous Materials" shall mean and include any hazardous or toxic materials, substances or wastes as now or hereafter designated or regulated under any Environmental Law, including, without limitation, asbestos, petroleum, petroleum hydrocarbons and petroleum based products, urea formaldehyde foam insulation, polychlorinated biphenyls ("PCBs"), freon and other chlorofluorocarbons, "biohazardous waste," "medical waste," "infectious agent", "mixed waste" or other waste under California Health and Safety Code §§ 117600 et, seq.
(d)    "Release" shall mean with respect to any Hazardous Materials, any release, deposit, discharge, emission, leaking, pumping, leaching, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Materials caused or permitted by Tenant or any Tenant's Parties.
5.2.2    Tenant's Obligations – Environmental Permits. Tenant will (i) obtain and maintain in full force and effect all Environmental Permits that may be required from time to time under any Environmental Laws applicable to Tenant or Tenant's use of the Premises and (ii) be and remain in compliance with all terms and conditions

843078.08/SD 374622-00033/8-4-16/MLT/dek	-15-	GENESIS SSF - ONE TOWER PLACE [Achaogen, Inc.]

of all such Environmental Permits and with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in all Environmental Laws applicable to Tenant or Tenant's use of the Premises.
5.2.3    Tenant's Obligations – Hazardous Materials. Except as expressly permitted in this Lease, Tenant agrees not to cause or permit any Hazardous Materials to be brought upon, stored, used, handled, generated, released or disposed of on, in, under or about the Premises, or any other portion of the Property by Tenant, its agents, employees, subtenants, assignees, licensees, contractors or invitees (collectively, "Tenant's Parties"), without the prior written consent of Landlord, which consent Landlord may withhold in its sole and absolute discretion. Landlord acknowledges that it is not the intent of this Section 5.2 to prohibit Tenant from operating its business for the Permitted Uses. Tenant may operate its business according to the custom of Tenant's industry so long as the use or presence of Hazardous Materials is strictly and properly monitored in accordance with applicable Environmental Laws. As a material inducement to Landlord to allow Tenant to use Hazardous Materials in connection with its business, Tenant agrees to deliver to Landlord prior to the Lease Commencement Date a list identifying each type of Hazardous Material to be present at the Premises and setting forth any and all governmental approvals or permits required in connection with the presence of such Hazardous Material at the Premises (the "Hazardous Materials List"). Tenant shall deliver to Landlord an updated Hazardous Materials List on or prior to each annual anniversary of the Lease Commencement Date and shall also deliver an updated Hazardous Materials List after any new Hazardous Materials are brought to the Premises. Tenant shall deliver to Landlord true and correct copies of the following documents (hereinafter referred to as the "Documents") relating to the handling, storage, disposal and emission of Hazardous Materials prior to the Lease Commencement Date or, if unavailable at that time, concurrently with the receipt from or submission to any Governmental Authority: permits, approvals, reports and correspondence, storage and management plans, notices of violations of applicable Environmental Laws, plans relating to the installation of any storage tanks to be installed in, on, under or about the Premises (provided that installation of storage tanks shall only be permitted after Landlord has given Tenant its written consent to do so, which consent Landlord may withhold in its sole and absolute discretion), and all closure plans or any other documents required by any and all governmental authorities for any storage tanks installed in, on, under or about the Premises for the closure of any such storage tanks. For each type of Hazardous Material listed, the Documents shall include (t) the chemical name, (u) the material state (e.g., solid, liquid, gas or cryogen), (v) the concentration, (w) the storage amount and storage condition (e.g., in cabinets or not in cabinets), (x) the use amount and use condition (e.g., open use or closed use), (y) the location (e.g., room number or other identification) and (z) if known, the chemical abstract service number. Tenant shall not be required, however, to provide Landlord with any portion of the Documents containing information of a proprietary nature, which Documents, in and of themselves, do not contain a reference to any Hazardous Materials or activities related to Hazardous Materials. Upon the expiration or earlier termination of this Lease, Tenant agrees to promptly remove from the Premises, the Building and the Project, at its sole cost and expense, any and all Hazardous Materials, including any equipment or systems containing Hazardous Materials which are installed, brought upon, stored, used, generated or released upon, in, under or about the Premises, the Building and/or the Project or any portion thereof by Tenant or any of Tenant's Parties during the Term of this Lease. Notwithstanding the provisions of Article 14, if (a) any proposed transferee, assignee or sublessee of Tenant has been required by any prior landlord, lender or governmental authority to take material remedial action in connection with Hazardous Materials contaminating a property if the contamination resulted from such party's action or omission or use of the property in question or (b) any proposed transferee, assignee or sublessee is subject to a material enforcement order issued by any governmental authority in connection with the use, disposal or storage of Hazardous Materials, then it shall not be unreasonable for Landlord to withhold its consent to any proposed transfer, assignment or subletting (with respect to any such matter involving a proposed transferee, assignee or sublessee).
5.2.4    Landlord's Right to Conduct Environmental Assessment. At any time during the Lease Term, Landlord shall have the right to conduct an environmental assessment of the Premises (as well as any other areas in, on or about the Project that Landlord reasonably believes may have been affected adversely by Tenant's use of the Premises (collectively, the "Affected Areas") in order to confirm that the Premises and the Affected Areas do not contain any Hazardous Materials in violation of applicable Environmental Laws or under conditions constituting or likely to constitute a Release of Hazardous Materials. Such environmental assessment shall be a so-called "Phase I" assessment or such other level of investigation which shall be the standard of diligence in the purchase or lease of similar property at the time, together with any additional investigation and report which would customarily follow any discovery contained in such initial Phase I assessment (including, but not limited to, any so-called "Phase II" report).

843078.08/SD 374622-00033/8-4-16/MLT/dek	-16-	GENESIS SSF - ONE TOWER PLACE [Achaogen, Inc.]

Such right to conduct such environmental assessment shall not be exercised more than once per calendar year unless Tenant is in default under this Section 5.2. If the data from any environmental assessment authorized and undertaken by Landlord pursuant to this Section 5.2 indicates there has been a Release, threatened Release or other conditions with respect to Hazardous Materials on, under or emanating from the Premises and the Affected Areas that may require any investigation and/or active response action, Tenant shall, within ten (10) business days' notice, reimburse Landlord for the reasonable costs and expenses incurred in connection with the assessment, otherwise such cost and expenses shall be at the sole cost of Landlord and shall not be included within Operating Expenses.
5.2.5    Tenant's Obligations to perform Corrective Action. If the data from any environmental assessment authorized and undertaken by Landlord pursuant to Section 5.2.4 indicates there has been a Release caused or permitted by Tenant, threatened Release caused or permitted by Tenant or other conditions with respect to Hazardous Materials caused or permitted by Tenant on, under or emanating from the Premises and the Affected Areas that may require any investigation and/or active response action, including without limitation active or passive remediation and monitoring or any combination of these activities ("Corrective Action"), Tenant shall immediately undertake Corrective Action with respect to contamination if, and to the extent, required by the governmental authority exercising jurisdiction over the matter. Notwithstanding anything to the contrary contained in this Lease, Tenant shall have no responsibility for any Hazardous Materials present in the Premises or Project as of the Lease Commencement Date or which migrate thereto through air, water or soil through no fault of Tenant or any Tenant's Parties, or are introduced by Landlord, other tenant of the Project, or any third party not under Tenant's control. Any Corrective Action performed by Tenant will be performed with Landlord's prior written approval and in accordance with applicable Environmental Laws, at Tenant's sole cost and expense and by an environmental consulting firm (reasonably acceptable to Landlord). Tenant may perform the Corrective Action before or after the expiration or earlier termination of this Lease, to the extent permitted by governmental agencies with jurisdiction over the Premises, the Building and the Project (provided, however, that any Corrective Action performed after the expiration or earlier termination of this Lease shall be subject to the access fee provisions set forth below). If Tenant undertakes or continues Corrective Action after the expiration or earlier termination of this Lease, Landlord, upon being given forty-eight (48) hours' advance notice, may, in Landlord's sole discretion, elect (without limiting any of the Landlord's other rights and remedies under this Lease, at law and/or in equity), to require an "access fee" be paid in an amount equal to one hundred twenty-five percent (125%) of the Monthly Rent in effect for the last month immediately preceding the expiration or earlier termination of this Lease (prorated on the basis of the amount of rentable square footage which Landlord is unable to lease due to Tenant's Corrective Action) for such access to the Premises, the Building and the Project as may be requested by Tenant and its consultant to accomplish the Corrective Action. Tenant or its consultant may install, inspect, maintain, replace and operate remediation equipment and conduct the Corrective Action as it considers necessary, subject to Landlord's approval, which shall not be unreasonably withheld, conditioned or delayed. Tenant and Landlord shall, in good faith, cooperate with each other with respect to any Corrective Action after the expiration or earlier termination of this Lease so as not to interfere unreasonably with the conduct of Landlord's or any third party's business on the Premises, the Building and the Project. Landlord may, in its sole discretion, provide access until Tenant delivers evidence reasonably satisfactory to Landlord that Tenant's Corrective Action activities on the Premises and the Affected Areas satisfy applicable Environmental Laws. It shall be reasonable for Landlord to require Tenant to deliver a "no further action" letter or substantially similar document from the applicable governmental agency, if such letter or equivalent is typically provided in such circumstances. If Landlord desires to situate a tenant in the Premises, the Building and the Project for a Permitted Use and remediation of the Premises and the Affected Areas is ongoing, Landlord shall be deemed to be unable to use the Premises, the Building and the Project in the way Landlord reasonably desires and Tenant shall be obligated to continue paying the access fee until such time as Environmental Laws would permit Landlord to situate said tenant in the Premises, the Building and/or the Project for the Permitted Used. Tenant agrees to install, at Tenant's sole cost and expense, screening around its remediation equipment so as to protect the aesthetic appeal of the Premises, the Building and the Project. Tenant also agrees to use reasonable efforts to locate its remediation and/or monitoring equipment, if any (subject to the requirements of Tenant's consultant and governmental agencies with jurisdiction over the Premises, the Building and the Project) in a location which will allow Landlord, to the extent reasonably practicable, the ability to lease the Premises, the Building and the Project to a subsequent user.
5.2.6    Tenant's Duty to Notify Landlord Regarding Releases. Tenant agrees to promptly notify Landlord of any Release of Hazardous Materials in the Premises, the Building or any other portion of the Project which Tenant becomes aware of during the Term of this Lease, whether caused by Tenant or any Tenant Parties. In the event o

843078.08/SD 374622-00033/8-4-16/MLT/dek	-17-	GENESIS SSF - ONE TOWER PLACE [Achaogen, Inc.]

f any release of Hazardous Materials caused or permitted by Tenant or any of Tenant's Parties, Landlord shall have the right, but not the obligation, to cause Tenant, at Tenant's sole cost and expense, to immediately take all reasonable steps Landlord deems necessary or appropriate to remediate such Release in accordance with Environmental Laws and implement a program to prevent any similar future release to the satisfaction of Landlord and Landlord's mortgagee(s). Tenant will, upon the request of Landlord at any time during which Landlord has reason to believe that Tenant is not in compliance with this Section 5.2 (and in any event no earlier than sixty (60) days and no later than thirty (30) days prior to the expiration of this Lease), cause to be performed an environmental audit of the Premises at Tenant's expense by an established environmental consulting firm reasonably acceptable to Landlord. In the event the audit provides that Corrective Action is required then Tenant shall immediately perform the same at its sole cost and expense.
5.2.7    Tenant's Environmental Indemnity. To the fullest extent permitted by law, Tenant agrees to promptly indemnify, protect, defend and hold harmless Landlord and Landlord's members, partners, subpartners, independent contractors, officers, directors, shareholders, employees, agents, successors and assigns (collectively, "Landlord Parties") from and against any and all claims, damages, judgments, suits, causes of action, losses, liabilities, penalties, fines, expenses and costs (including, without limitation, clean-up, removal, remediation and restoration costs, sums paid in settlement of claims, attorneys' fees, consultant fees and expert fees and court costs) which arise or result from the presence of Hazardous Materials on, in, under or about the Premises, the Building or any other portion of the Project and which are caused or permitted by Tenant or any of Tenant's Parties during the Term of this Lease to the extent arising from or caused, directly or indirectly, by (i) the presence in, on, under or about the Premises and the Affected Areas, of any Hazardous Materials introduced by Tenant or any Tenant Parties; (ii) Tenant's or any Tenant Party's actual, proposed or threatened use, treatment, storage, transportation, holding, existence, disposition, manufacturing, control, management, abatement, removal, handling, transfer, generation or Release (past, present or threatened) of Hazardous Materials to, in, on, under, about or from the Premises or Affected Areas; (iii) any past, present or threatened non-compliance or violations of any Environmental Laws in connection with Tenant and/or the Premises and/or the Affected Areas; (iv) personal injury claims; (v) the payment of any environmental liens, or the disposition, recording, or filing or threatened disposition, recording or filing of any environmental lien encumbering or otherwise affecting the Premises and/or the Affected Areas; (vi) diminution in the value of the Premises and/or the Project; (vii) damages for the loss or restriction of use of the Premises and/or the Project, including prospective rent, lost profits and business opportunities; (viii) sums paid in settlement of claims; (ix) reasonable attorneys' fees, consulting fees and expert fees; (x) the cost of any investigation of site conditions; and (xi) the cost of any repair, clean-up or remediation ordered by any governmental or quasi-governmental agency or body or otherwise deemed necessary in Landlord's reasonable judgment. Tenant's obligations hereunder shall include, without limitation, and whether foreseeable or unforeseeable, all costs of any required or necessary repair, cleanup or detoxification or decontamination of the Premises, the Building and/or the Project, or the preparation and implementation of any closure, remedial action or other required plans in connection therewith required by applicable Environmental Laws. For purposes of the indemnity provisions in this Section 5.2, any acts or omissions of Tenant and/or Tenant's Parties or others acting for or on behalf of Tenant (whether or not they are negligent, intentional, willful or unlawful) shall be strictly attributable to Tenant. The provisions of this Section 5.2.7 will survive the expiration or earlier termination of this Lease.
5.2.8    Intentionally Omitted.
5.2.9    Landlord's Termination Option for Certain Environmental Problems. If Hazardous Materials are present at the Premises that are required by Environmental Law to be remediated and Tenant is not responsible therefor pursuant to Section 5.2, Landlord shall remediate such Hazardous Materials and this Lease shall continue in full force and effect.
5.2.10    Control Areas. ''In addition to the Hazmat Storage Space described in Section 24.38 below, Tenant shall have two (2) dedicated control areas on the third (3rd) floor of the Building and the right to use its pro rata share of the control area on the fourth (4th) floor of the Building (collectively, the "Control Areas"). Such Control Areas are more particularly described on Exhibit I attached hereto.
5.2.11    Landlord's Environmental Indemnity. To the fullest extent permitted by law, Landlord agrees to promptly indemnify, protect, defend and hold harmless Tenant and Tenant's Parties from and against any and all claims, damages, judgments, suits, causes of action, losses, liabilities, penalties, fines, expenses and costs (including,

843078.08/SD 374622-00033/8-4-16/MLT/dek	-18-	GENESIS SSF - ONE TOWER PLACE [Achaogen, Inc.]

without limitation, clean-up, removal, remediation and restoration costs, sums paid in settlement of claims, attorneys' fees, consultant fees and expert fees and court costs) which arise or result from the presence of Hazardous Materials on, in, under or about the Premises, the Building or any other portion of the Project caused by Landlord or any of Landlord's Parties during the Term of this Lease; provided, however, that Landlord's indemnity obligations shall not extend to loss of business, loss of profits or other consequential damages which may be suffered by Tenant. If Hazardous Materials are present at the Premises that are required by Environmental Law to be remediated and Tenant is not responsible therefor pursuant to Section 5.2, Landlord shall remediate such Hazardous Materials.
5.3    Odors and Exhaust. Landlord and Tenant therefore agree as follows:
5.3.1    Tenant shall not cause or permit (or conduct any activities that would cause) any release of any odors or fumes of any kind from the Premises which are detectable to a typical person.
5.3.2    Landlord, as part of the Landlord's Work, will ensure that the Building has a ventilation system that is adequate, suitable, and appropriate to vent the Premises in a manner that does not release odors affecting any indoor or outdoor part of the Premises, and Tenant shall vent the Premises through such system. The placement and configuration of all ventilation exhaust pipes, louvers and other equipment shall be subject to Landlord's approval, which shall not be unreasonably withheld, conditioned or delayed.
5.3.3    In connection with preparing the Construction Drawings for the Tenant Improvements, the parties shall work together to include odor eliminators and other devices (such as filters, air cleaners, scrubbers and whatever other equipment may reasonably be necessary or appropriate) to remove, eliminate and abate any odors, fumes or other substances in Tenant's exhaust stream that emanate from the Premises in amounts detectable to the typical person.
5.3.4    Tenant's responsibility to remove, eliminate and abate odors, fumes and exhaust from the Premises in amounts detectable to the typical person shall continue throughout the Term.
ARTICLE 6

SERVICES AND UTILITIES
6.1    Standard Tenant Services. Landlord shall provide the following services on all days during the Lease Term, unless otherwise stated below.
6.1.1    Subject to all governmental rules, regulations and guidelines applicable thereto, Landlord shall provide commercially reasonable heating and air conditioning capacity to the Premises to reasonably support the Permitted Uses.
6.1.2    Landlord shall provide commercially reasonable electrical wiring and facilities for power for the Premises to reasonably support the Permitted Uses.
6.1.3    Landlord shall provide nonexclusive automatic passenger and freight elevator service at all times.
6.1.4    Landlord shall provide commercially reasonable amounts of water in the Common Areas and Premises (including landscaping, lavatory, drinking and laboratory purposes) to reasonably support the Permitted Uses.
6.2    Overstandard Tenant Use. Tenant shall not overload the Systems and Equipment serving the Building.
6.3    Utilities. Tenant shall pay for all water (including the cost to service, repair and replace reverse osmosis, de-ionized and other treated water), gas, heat, light, power, telephone, internet service, cable television, other telecommunications and other utilities supplied to the Premises, together with any fees, surcharges and taxes thereon

843078.08/SD 374622-00033/8-4-16/MLT/dek	-19-	GENESIS SSF - ONE TOWER PLACE [Achaogen, Inc.]

directly to the provider if possible. If any such utility is not separately metered or submetered to Tenant, Tenant shall pay Tenant's Share of all charges of such utility jointly metered with other premises as Additional Rent or, in the alternative, Landlord may, at its option, monitor the usage of such utilities by Tenant and charge Tenant with the cost of purchasing, installing and monitoring such metering equipment, which cost shall be paid by Tenant as Additional Rent. To the extent that Tenant uses more than Tenant's Share of any utilities, then Tenant shall pay Landlord Tenant's Share of Operating Expenses to reflect such excess.
6.4    Interruption of Use. Subject to Section 6.9 below, Tenant agrees that Landlord shall not be liable for damages, by abatement of Rent or otherwise, for failure to furnish or delay in furnishing any service (including, but not limited to, any central plant or other lab system, telephone and telecommunication services), or for any diminution in the quality or quantity thereof, when such failure or delay or diminution is occasioned, in whole or in part, by repairs, replacements, or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, or other fuel at the Building or Project after reasonable effort to do so, by any accident or casualty whatsoever, by act or default of Tenant or other parties, or by any other cause beyond Landlord's reasonable control; and such failures or delays or diminution shall never be deemed to constitute an eviction or disturbance of Tenant's use and possession of the Premises or relieve Tenant from paying Rent or performing any of its obligations under this Lease. Furthermore, Landlord shall not be liable under any circumstances for a loss of, or injury to, property (including scientific research and any intellectual property) or for injury to, or interference with, Tenant's business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any of the services or utilities as set forth in this Article 6.
6.5    Additional Services. Landlord shall also have the exclusive right, but not the obligation, to provide any additional services which may be required by Tenant, including, without limitation, locksmithing and additional repairs and maintenance, provided that Tenant shall pay to Landlord within ten (10) business days after billing and as Additional Rent hereunder, the sum of all reasonable and actual costs incurred by Landlord in connection with providing such additional services, which shall not exceed the amount which would have been charged for such services by a competent unrelated third party in the South San Francisco, CA market.
6.6    Janitorial Service. Landlord shall not be obligated to provide any janitorial services to the Premises or replace any light bulbs, lamps, starters and ballasts for lighting fixtures within the Premises. Tenant shall be solely responsible, at Tenant's sole cost and expense, for (i) retaining appropriate vendors to perform all janitorial services, trash removal and other cleaning of the Premises, and (ii) the replacement of all light bulbs, lamps, starters and ballasts for lighting fixtures within the Premises, all as appropriate to maintain the Premises in a first-class manner consistent with the first-class nature of the Building and Project. Such services to be provided by Tenant shall be performed by contractors and pursuant to service contracts approved by Landlord, which shall not be unreasonably withheld, conditioned or delayed (and Landlord's failure to respond within ten (10) business days to a request for approval shall, if such failure continues for an additional two (2) business days after Tenant's second request, be deemed approval). Tenant shall deposit trash as reasonably required in the area designated by Landlord from time to time. All trash containers must be covered and stored in a manner to prevent the emanation of odors into the Premises or the Project. Landlord shall have the right to inspect the Premises upon reasonable notice to Tenant (of not less than forty eight (48) hours) and to require Tenant to provide additional cleaning, if necessary. In the event Tenant shall fail to provide any of the services described in this Section 6.6 to be performed by Tenant within ten (10) business days after notice from Landlord, which notice shall not be required in the event of an emergency, Landlord shall have the right to provide such services and any reasonable and actual costs and expenses incurred by Landlord in connection therewith shall be deemed Additional Rent due and payable by Tenant upon receipt by Tenant of a written statement of cost from Landlord.
6.7    Energy Statements. For any utilities serving the Premises for which Tenant is billed directly by such utility provider, Tenant agrees to furnish to Landlord (a) within thirty (30) days after Tenant's receipt thereof and after Landlord's request any invoices or statements for such utilities, (b) within thirty (30) days after Landlord's request, any other utility usage information reasonably requested by Landlord, and (c) within thirty (30) days after Landlord's request after each calendar year during the Term, an ENERGY STAR® Statement of Performance (or similar comprehensive utility usage report if requested by Landlord) and any other information reasonably requested by Landlord for the immediately preceding year. Tenant shall retain records of utility usage at the Premises, including invoices and statements from the utility provider, for at least sixty (60) months, or such other period of time as may be required by

843078.08/SD 374622-00033/8-4-16/MLT/dek	-20-	GENESIS SSF - ONE TOWER PLACE [Achaogen, Inc.]

applicable law if requested by Landlord. Tenant acknowledges that any utility information for the Premises may be shared with third parties, including Landlord's consultants and governmental authorities. In the event that Tenant fails to comply with this Section, Tenant hereby authorizes Landlord to collect utility usage information directly from the applicable utility providers.
6.8    Tenant's Security System. Tenant shall be entitled to install, at Tenant's sole cost and expense, a separate security system for the Premises as part of the Tenant Improvements; provided, however, that any such system shall be subject to Landlord's reasonable approval, and any such system must be compatible with the existing systems of the Project. Tenant's obligation to indemnify, defend and hold Landlord harmless as provided in, and subject to, Article 10 below shall also apply to Tenant's use and operation of any such system, and the installation of such system shall otherwise be subject to the terms and conditions of this Lease. At Landlord's option, upon the expiration or earlier termination of this Lease, Tenant shall remove such security system and repair any damage to the Premises resulting from such removal. Tenant shall at all times provide Landlord with a contact person who can disarm the security system and who is familiar with the functions of the alarm system in the event of a malfunction, and Tenant shall provide Landlord with the alarm codes or other necessary information required to disarm the alarm system in the event Landlord must enter the Premises in the event of an emergency.
6.9    Abatement of Rent When Tenant Is Prevented From Using Premises. Notwithstanding anything to the contrary in this Lease, if Tenant is prevented from using, and does not use, the Premises or any portion thereof, for five (5) consecutive business days (the "Eligibility Period") as a result of (i) any repair, maintenance or alteration performed or failed to be performed by Landlord after the Lease Commencement Date, including any Construction (as defined in Section 24.30 below), and required to be performed by Landlord under this Lease, or (ii) any failure to provide to the Premises any of the essential utilities and services required to be provided in Section 6.1 above, or (iii) any failure to provide access to the Premises including Tenant's access to the Parking Areas, then Tenant's obligation to pay Rent shall be abated or reduced, as the case may be, from and after the first (1st) day of the Eligibility Period and continuing until such time that Tenant continues to be so prevented from using, and does not use, the Premises or a portion thereof, in the proportion that the rentable square feet of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total rentable square feet of the Premises. To the extent Tenant shall be entitled to abatement of rent because of a damage or destruction pursuant to Section 18 or a taking pursuant to Section 19, then the Eligibility Period shall not be applicable. Landlord will (i) use commercially reasonable efforts to minimize unreasonable interference with Tenant's Permitted Use in connection with Landlord's exercise of Landlord's rights under this Article 6, and (ii) use commercially reasonable efforts to provide Tenant not less than ten (10) business days prior written notice of any planned utility or other Building system interruption or systems testing which would require evacuation of the Premises or Building.
ARTICLE 7

REPAIRS
7.1    Tenant's Repairs. Subject to Landlord's repair obligations in the Tenant Work Letter, Sections 7.2 and 11.1 below, and otherwise as expressly set forth in this Lease, Tenant shall, at Tenant's own expense, keep the Premises, including all improvements, fixtures and furnishings therein, in good order, repair and condition at all times during the Lease Term, which repair obligations shall include, without limitation, the obligation to promptly and adequately repair all damage to the Premises and replace or repair all damaged or broken fixtures and appurtenances, together with all portions of the HVAC, electrical, mechanical plumbing, life safety and lab systems from the point that such systems solely serves the Premises and all portions of all fume hoods and other exhaust systems (all such systems collectively being referred to as the "Premises Systems"), in a first-class condition; provided, however, that if there is less than two (2) years remaining in the then current Term of this Lease and if there is a capital repair or replacement of a Premises System which costs in excess of One Hundred Thousand Dollars ($100,000.00) then Landlord shall effect such repair or placement and Tenant shall pay to Landlord, as Additional Rent, the amortized cost of the same based on the useful life of such Premises System. Tenant's obligations shall include restorations, replacements or renewals, including capital expenditures for restorations, replacements or renewals which will have an expected life beyond the Term, when necessary to keep the Premises and all improvements thereon or a part thereof and the Premises Systems in first-class order, condition and repair and in compliance with all applicable laws. Except as expressly set forth in

843078.08/SD 374622-00033/8-4-16/MLT/dek	-21-	GENESIS SSF - ONE TOWER PLACE [Achaogen, Inc.]

this Lease, it is intended by the parties hereto that Landlord shall have no obligation, in any manner whatsoever, to repair or maintain the Premises, the improvements located therein or the equipment therein, or the Premises Systems whether structural or nonstructural, all of which obligations are intended to be the expense of Tenant (whether or not such repairs, maintenance or restoration shall have an expected life extending beyond the Term). Tenant's maintenance of the Premises Systems shall comply with the manufacturers' recommended operating and maintenance procedures. Tenant shall enter into and pay for maintenance contracts (in forms satisfactory to Landlord in its commercially reasonable discretion, which may require, without limitation, that any third party contractor provide Landlord with evidence of insurance as required by Landlord) for the Premises Systems in accordance with the manufacturers' recommended operating and maintenance procedures. Such maintenance contracts shall be with reputable contractors, satisfactory to Landlord in its commercially reasonable discretion, who shall have not less than ten (10) years of experience in maintaining such systems in biotechnical facilities. Upon Landlord's request, Tenant shall provide maintenance reports from any such contractors. Notwithstanding the foregoing, at Landlord's option, or if Tenant fails to commence to make such repairs within thirty (30) days of Landlord's demand, or fails to diligently prosecute such repairs to completion, Landlord may, but need not, make such repairs and replacements, and Tenant shall pay Landlord the cost thereof, including a percentage of the cost thereof (to be uniformly established for the Building) sufficient to reimburse Landlord for all overhead, general conditions, fees and other costs or expenses arising from Landlord's involvement with such repairs and replacements forthwith upon being billed for same. In addition, Landlord reserves the right, upon notice to Tenant, to procure and maintain any or all of such service contracts, and if Landlord so elects, Tenant shall reimburse Landlord, upon demand, for the costs thereof. Within thirty (30) days of Landlord's request, Tenant shall provide to Landlord a copy of the budget for maintenance, repairs and replacements at the Premises for the preceding calendar year, as well as a detailed summary of the amounts actually expended by Tenant during such period for maintenance, repairs and replacements at the Premises.
7.2    Landlord's Repairs. Anything contained in Section 7.1 above to the contrary notwithstanding, and subject to the Tenant Work Letter, Articles 11 and 12 below, and other express provisions of this Lease, Landlord shall repair and maintain the structural portions of the Building, and the Building Systems serving the Building and not located in the Premises; provided, however, to the extent such maintenance and repairs are caused by the act, neglect, fault of or omission of any duty by Tenant, its agents, servants, employees or invitees, Tenant shall pay to Landlord as Additional Rent, the reasonable cost of such maintenance and repairs. There shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant's business arising from the making of any repairs, alterations or improvements in or to any portion of the Project, Building or the Premises or in or to fixtures, appurtenances and equipment therein, provided Landlord uses commercially reasonable efforts to minimize interference with Tenant's use. Tenant hereby waives and releases its right to make repairs at Landlord's expense under Sections 1941 and 1942 of the California Civil Code; or under any similar law, statute, or ordinance now or hereafter in effect.
ARTICLE 8

ADDITIONS AND ALTERATIONS
8.1    Landlord's Consent to Alterations. Except for Cosmetic Alterations (defined below), Tenant may not make any improvements, alterations, additions or changes to the Premises (collectively, the "Alterations") without first procuring the prior written consent of Landlord to such Alterations, which consent shall be requested by Tenant not less than ten (10) business days prior to the commencement thereof, and which consent which shall not be unreasonably withheld, conditioned or delayed (and Landlord's failure to respond within seven (7) business days to a request for approval shall, if such failure continues for an additional two (2) business days after Tenant' second request, be deemed approval); provided, however, Landlord may withhold its consent in its sole and absolute discretion with respect to any Alterations which may affect the structural components of the Building or the Systems and Equipment or which can be seen from outside the Premises ("Prohibited Alterations"). Notwithstanding the foregoing to the contrary, Landlord's prior consent shall not be required with respect to any interior Alterations to the office portion of the Premises which (i) are cosmetic in nature and are not Prohibited Alterations, (ii) cost less than One Hundred Thousand Dollars ($100,000.00) for any one (1) job, and (iii) do not require a permit of any kind, as long as (A) Tenant delivers to Landlord notice and a copy of any final plans, specifications and working drawings for any such Alterations at least ten (10) days prior to commencement of the work thereof, and (B) the other conditions of this Article 8 are satisfied including, without limitation, conforming to Landlord's rules, regulations and insurance requirements which

843078.08/SD 374622-00033/8-4-16/MLT/dek	-22-	GENESIS SSF - ONE TOWER PLACE [Achaogen, Inc.]

govern contractors. Tenant shall pay for all overhead, general conditions, fees and other costs and expenses of the Alterations, and shall pay to Landlord a Landlord supervision fee of three percent (3%) of the cost of the Alterations. The construction of the initial improvements to the Premises shall be governed by the terms of the Tenant Work Letter and not the terms of this Article 8.
8.2    Manner of Construction. Landlord may impose, as a condition of its consent to all Alterations or repairs of the Premises, such requirements as Landlord in its reasonable discretion may deem desirable, including, but not limited to, the requirement that Tenant utilize for such purposes only contractors, materials, mechanics and materialmen approved by Landlord, which shall not be unreasonably withheld, conditioned or delayed (and Landlord's failure to respond within seven (7) business days to a request for approval shall, if such failure continues for an additional two (2) business days after Tenant' second request, be deemed approval); provided, however, Landlord may impose such requirements as Landlord may determine, in its commercially reasonable discretion, with respect to any work affecting the structural components of the Building or Systems and Equipment (including designating specific contractors to perform such work, so long as Landlord provides at least two (2) specific contractors to allow Tenant to competitively bid the work). Tenant shall construct such Alterations and perform such repairs in compliance with any and all applicable rules and regulations of any federal, state, county or municipal code or ordinance and pursuant to a valid building permit (if required by the nature of the work), issued by the city in which the Building is located, and in conformance with Landlord's reasonable construction rules and regulations. Landlord's approval of the plans, specifications and working drawings for Tenant's Alterations shall create no responsibility or liability on the part of Landlord for their completeness, design sufficiency, or compliance with all laws, rules and regulations of governmental agencies or authorities. All work with respect to any Alterations must be done in a good and workmanlike manner and diligently prosecuted to completion. Tenant shall cause all Alterations to be performed in such manner as not to obstruct access by any person to the Building or Project or the common areas, and as not to obstruct the business of Landlord or other tenants of the Project, or interfere with the labor force working at the Project. If Tenant makes any Alterations, Tenant agrees to carry "Builder's All Risk" insurance in an amount approved by Landlord covering the construction of such Alterations, and such other insurance as Landlord may require, it being understood and agreed that all of such Alterations shall be insured by Tenant pursuant to Article 10 below immediately upon completion thereof. Landlord may, in its discretion, require Tenant to obtain a lien and completion bond or some alternate form of security satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of such Alterations (the estimated cost of which exceeds One Hundred Thousand Dollars ($100,000.00) and naming Landlord as a co-obligee. Upon completion of any Alterations, Tenant shall (i) cause a Notice of Completion to be recorded in the office of the Recorder of the county in which the Project is located in accordance with Section 3093 of the Civil Code of the State of California or any successor statute, (ii) deliver to the management office of the Building a reproducible copy of the "as built" drawings of the Alterations, and (iii) deliver to Landlord evidence of payment, contractors' affidavits and full and final waivers of all liens for labor, services or materials.
8.3    Ownership of Alterations; No Removal of Tenant Improvements Required. All Alterations, improvements, fixtures and/or permanently built-in equipment which may be installed or placed in or about the Premises (including, but not limited to, all floor and wall coverings, cabinet work and paneling, sinks and related plumbing fixtures, laboratory benches, exterior venting fume hoods and walk-in freezers and refrigerators, ductwork, conduits, electrical panels and circuits), shall be at the sole cost of Tenant and shall remain the property of Tenant during the Term, and upon expiration of earlier termination of this Lease, shall be and become the property of Landlord. Furthermore, Landlord may require that Tenant remove any Alterations, improvements, fixtures and/or equipment upon the expiration or early termination of the Lease Term, and repair any damage to the Premises and Building caused by such removal (provided that Landlord so designates at the time that Landlord consents to such Alteration but Landlord will only be required to so designate in the event Tenant requests, in Tenant's request for such consent, that Landlord make such determination). If Tenant fails to complete such removal and/or to repair by the end of the Lease Term, Landlord may do so and may charge the cost thereof to Tenant. Notwithstanding any other provision of this Lease to the contrary, in no event shall Tenant remove any improvement from the Premises as to which Landlord contributed payment, including the Tenant Improvements, without Landlord's prior written consent, which consent Landlord may withhold in its sole and absolute discretion, and no removal of any portion of the Tenant Improvements constructed in accordance with the Work Letter shall be required to be removed.

843078.08/SD 374622-00033/8-4-16/MLT/dek	-23-	GENESIS SSF - ONE TOWER PLACE [Achaogen, Inc.]

8.4    Wi-Fi Network. Without limiting the generality of the foregoing, if Tenant desires to install wireless intranet, Internet and communications network ("Wi-Fi Network") in the Premises for the use by Tenant and its employees, then the same shall be subject to the provisions of this Section 8.4 (in addition to the other provisions of this Article 8). In the event Landlord consents to Tenant's installation of such Wi-Fi Network, Tenant shall, in accordance with Article 15 below, remove the Wi-Fi Network from the Premises prior to the termination of the Lease. Tenant shall use the Wi-Fi Network so as not to cause any interference to other tenants in the Building or to other tenants at the Project or with any other tenant's communication equipment, and not to damage the Building or Project or interfere with the normal operation of the Building or Project, and Tenant hereby agrees to indemnify, defend and hold Landlord harmless from and against any and all claims, costs, damages, expenses and liabilities (including attorneys' fees) arising out of Tenant's failure to comply with the provisions of this Section 8.4, except to the extent same is caused by the gross negligence or willful misconduct of Landlord and which is not covered by the insurance carried by Tenant under this Lease (or which would not be covered by the insurance required to be carried by Tenant under this Lease). Should any interference occur, Tenant shall take all necessary steps as soon as reasonably possible and no later than five (5) business days following such occurrence to correct such interference. If such interference continues after such five (5) business day period, Tenant shall immediately cease operating such Wi-Fi Network until such interference is corrected or remedied to Landlord's satisfaction. Tenant acknowledges that Landlord has granted and/or may grant telecommunication rights to other tenants and occupants of the Building and Project and to telecommunication service providers and in no event shall Landlord be liable to Tenant for any interference of the same with such Wi-Fi Network. Landlord makes no representation that the Wi-Fi Network will be able to receive or transmit communication signals without interference or disturbance. Tenant shall (i) be solely responsible for any damage caused as a result of the Wi-Fi Network, (ii) promptly pay any tax, license or permit fees charged pursuant to any laws or regulations in connection with the installation, maintenance or use of the Wi-Fi Network and comply with all precautions and safeguards recommended by all governmental authorities, (iii) pay for all necessary repairs, replacements to or maintenance of the Wi-Fi Network, and (iv) be responsible for any modifications, additions or repairs to the Building or Project, including without limitation, Building or Project systems or infrastructure, which are required by reason of the installation, operation or removal of Tenant's Wi-Fi Network. Should Landlord be required to retain professionals to research any interference issues that may arise and confirm Tenant's compliance with the terms of this Section 8.4, Tenant shall reimburse Landlord for the reasonable costs incurred by Landlord in connection with Landlord's retention of such professionals, the research of such interference issues and confirmation of Tenant's compliance with the terms of this Section 8.4 within thirty (30) days after the date Landlord submits to Tenant an invoice for such costs. This reimbursement obligation is in addition to, and not in lieu of, any rights or remedies Landlord may have in the event of a breach or default by Tenant under this Lease
ARTICLE 9

COVENANT AGAINST LIENS
Tenant has no authority or power to cause or permit any lien or encumbrance of any kind whatsoever, whether created by act of Tenant, operation of law or otherwise, to attach to or be placed upon the Project, Building or Premises, and any and all liens and encumbrances created by Tenant shall attach to Tenant's interest only. Landlord shall have the right at all times to post and keep posted on the Premises any notice which it deems necessary for protection from such liens. Tenant shall not cause or permit any lien of mechanics or materialmen or others to be placed against the Project, the Building or the Premises with respect to work or services claimed to have been performed for or materials claimed to have been furnished to Tenant or the Premises, and, in case of any such lien attaching or notice of any lien, Tenant shall cause it to be immediately released and removed of record. If any such lien is not released and removed within ten (10) business days after notice of such lien is delivered by Landlord to Tenant, then Landlord may, at its option, take all action necessary to release and remove such lien, without any duty to investigate the validity thereof, and all sums, costs and expenses, including reasonable attorneys' fees and costs, incurred by Landlord in connection with such lien shall be deemed Additional Rent under this Lease and shall be due and payable by Tenant ten (10) business days of demand. In the event that Tenant leases or finances the acquisition of equipment, furnishings or other personal property of a removable nature utilized by Tenant in the operation of Tenant's business, Tenant warrants that any Uniform Commercial Code financing statement shall, upon its face or by exhibit thereto, indicate that such financing statement is applicable only to removable personal property of Tenant located within the Premises. In no event shall the address of the Premises be furnished on a financing statement without qualifying language as to applicability of

843078.08/SD 374622-00033/8-4-16/MLT/dek	-24-	GENESIS SSF - ONE TOWER PLACE [Achaogen, Inc.]

the lien only to removable personal property located in an identified suite leased by Tenant. Should any holder of a financing statement record or place of record a financing statement that appears to constitute a lien against any interest of Landlord or against equipment that may be located other than within an identified suite leased by Tenant, Tenant shall, within ten (10) business days after filing such financing statement, cause (a) a copy of the Lender security agreement or other documents to which the financing statement pertains to be furnished to Landlord to facilitate Landlord's ability to demonstrate that the lien of such financing statement is not applicable to Landlord's interest and (b) Tenant's lender to amend such financing statement and any other documents of record to clarify that any liens imposed thereby are not applicable to any interest of Landlord in the Premises.
ARTICLE 10

INDEMNIFICATION AND INSURANCE
10.1    Indemnification and Waiver. Tenant hereby assumes all risk of damage to property and injury to persons, in, on, or about the Premises (unless caused by the gross negligence or willful misconduct of Landlord or any Landlord Party or Landlord's breach of this Lease), and agrees that Landlord and the Landlord Parties shall not be liable for, and are hereby released from any responsibility for, any damage to property or injury to persons or resulting from the loss of use thereof, which damage or injury is sustained by Tenant or by other persons claiming through Tenant. Tenant shall indemnify, defend, protect, and hold harmless the Landlord Parties from any and all loss, cost, damage, expense and liability (including without limitation court costs and reasonable attorneys' fees) incurred in connection with or arising from any cause in, on or about the Premises (including, without limitation, Tenant's installation, placement and removal of Alterations, improvements, fixtures and/or equipment in, on or about the Premises), and any acts, omissions or negligence of Tenant or of any person claiming by, through or under Tenant, or of the contractors, agents, servants, employees, licensees or invitees of Tenant or any such person, in, on or about the Premises, the Building and Project; provided, however, that the terms of the foregoing indemnity shall not apply to the gross negligence or willful misconduct of Landlord or any Landlord Party. The provisions of this Section 10.1 shall survive the expiration or sooner termination of this Lease. Landlord shall not be liable to Tenant for, and Tenant assumes all risk of, damage to personal property or scientific research or intellectual property, including loss of records kept by Tenant within the Premises and damage or losses caused by fire, electrical malfunction, gas explosion or water damage of any type (including broken water lines, malfunctioning fire sprinkler systems, malfunctioning lab systems including any malfunction of the central plant systems, roof leaks or stoppages of lines). Tenant further waives any claim for injury to Tenant's business or loss of income relating to any such damage or destruction of personal property as described above.
10.2    Tenant's Compliance with Landlord's Fire and Casualty Insurance. Tenant shall, at Tenant's expense, comply as to the Premises with all insurance company requirements pertaining to the use of the Premises. If Tenant's conduct or use of the Premises causes any increase in the premium for such insurance policies, then Tenant shall reimburse Landlord for any such increase. Tenant, at Tenant's expense, shall comply with all rules, orders, regulations or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and with any similar body.
10.3    Tenant's Insurance. Tenant shall maintain the following coverages in the following amounts:
10.3.1    Commercial General Liability Insurance covering the insured against claims of bodily injury, personal injury and property damage arising out of Tenant's operations, assumed liabilities or use of the Premises, including a Broad Form Commercial General Liability endorsement covering the insuring provisions of this Lease and the performance by Tenant of the indemnity agreements set forth in Section 10.1 above, (and with owned and non-owned automobile liability coverage, and liquor liability coverage if alcoholic beverages are served on the Premises) for limits of liability not less than:

843078.08/SD 374622-00033/8-4-16/MLT/dek	-25-	GENESIS SSF - ONE TOWER PLACE [Achaogen, Inc.]

Bodily Injury and Property Damage Liability	$5,000,000 each occurrence $10,000,000 annual aggregate
Personal Injury Liability	$5,000,000 each occurrence $5,000,000 annual aggregate 0% Insured's participation
10.3.2    Physical Damage Insurance covering (i) all furniture, trade fixtures, equipment, merchandise and all other items of Tenant's property on the Premises installed by, for, or at the expense of Tenant, (ii) the Tenant Improvements, including any Tenant Improvements which Landlord permits to be installed above the ceiling of the Premises or below the floor of the Premises, and (iii) all other improvements, alterations and additions to the Premises, including any improvements, alterations or additions installed at Tenant's request above the ceiling of the Premises or below the floor of the Premises. Such insurance shall be written on a "physical loss or damage" basis under a "special form" policy, for the full replacement cost value new without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance and shall include a vandalism and malicious mischief endorsement, sprinkler leakage coverage and earthquake sprinkler leakage coverage.
10.3.3    Workers' compensation insurance as required by law.
10.3.4    Loss-of-income, business interruption and extra-expense insurance in such amounts as will reimburse Tenant for direct and indirect loss of earnings attributable to all perils commonly insured against by prudent tenants or attributable to prevention of loss of access to the Premises or to the Building as a result of such perils.
10.3.5    Tenant shall carry comprehensive automobile liability insurance having a combined single limit of not less than Two Million Dollars ($2,000,000.00) per occurrence and insuring Tenant against liability for claims arising out of ownership, maintenance or use of any owned, hired or non-owned automobiles.
10.3.6    Environmental Liability insurance (in form and substance satisfactory to Landlord) with limits of coverage not less than Five Million Dollars ($5,000,000.00) combined per occurrence and in the aggregate insuring against any and all liability with respect to the Premises and all areas appurtenant thereto arising out of any death or injury to any person, damage or destruction of any property, other loss, cost or expense resulting from any release, spill, leak or other contamination of the Premises, or any other property surrounding the Premises attributable to the presence of Hazardous Materials. Upon Landlord's request, Tenant shall also obtain (at Tenant's sole cost and expense) environmental impairment liability insurance and environmental remediation liability insurance (in form and substance (including limits) acceptable to Landlord). If, at any time it reasonably appears to Landlord that Tenant is not maintaining sufficient insurance or other means of financial capacity to enable Tenant to fulfill its obligations to Landlord hereunder, whether or not then accrued, liquidated, conditional or contingent, Tenant shall procure and thereafter maintain in full force and effect such insurance or other form of financial assurance, with or from companies or persons and in form and substance reasonably acceptable to Landlord, as Landlord may from time to time reasonably request. Without limiting the generality of the foregoing, all such environmental liability insurance shall specifically insure the performance by Tenant of the indemnity provisions set forth in this Lease.
10.3.7    Form of Policies. The minimum limits of policies of insurance required of Tenant under this Lease shall in no event limit the liability of Tenant under this Lease. Such insurance shall: (i) name Landlord, and any other party it so specifies, as an additional insured; (ii) specifically cover the liability assumed by Tenant under this Lease, including, but not limited to, Tenant's obligations under Section 10.1 above; (iii) be issued by an insurance company having a rating of not less than A-X in Best's Insurance Guide or which is otherwise acceptable to Landlord and licensed to do business in the state in which the Project is located; (iv) be primary insurance as to all claims thereunder and provide that any insurance carried by Landlord is excess and is non-contributing with any insurance requirement of Tenant; (v) provide that said insurance shall not be canceled or coverage changed unless thirty (30) days' prior written notice shall have been given to Landlord and any mortgagee or ground or underlying lessor of Landlord; (vi) contain a cross-liability endorsement or severability of interest clause acceptable to Landlord; and (vii) with respect to the insurance required in Sections 10.3.1, 10.3.2 and 10.3.4 above, have deductible amounts not

843078.08/SD 374622-00033/8-4-16/MLT/dek	-26-	GENESIS SSF - ONE TOWER PLACE [Achaogen, Inc.]

exceeding Five Thousand Dollars ($5,000.00). Tenant shall deliver such policies or certificates thereof to Landlord on or before the Lease Commencement Date and at least thirty (30) days before the expiration dates thereof. If Tenant shall fail to procure such insurance, or to deliver such policies or certificate, within such time periods, Landlord may, at its option, in addition to all of its other rights and remedies under this Lease, and without regard to any notice and cure periods set forth in Section 19.1, procure such policies for the account of Tenant, and the cost thereof shall be paid to Landlord as Additional Rent within ten (10) days after delivery of bills therefor.
10.4    Subrogation. Landlord and Tenant agree to have their respective insurance companies issuing property damage, workers' compensation, public/general liability, insurance waive any rights of subrogation that such companies may have against Landlord or Tenant, as the case may be. Landlord and Tenant hereby waive any right that either may have against the other on account of any loss or damage to their respective property to the extent such loss or damage is insurable under policies of insurance for fire and all risk coverage, theft, workers' compensation, public/general liability, or other similar insurance.
10.5    Landlord's Insurance. During the Lease Term, Landlord, as part of Operating Expenses, shall maintain property insurance covering the Project (excluding the property which Tenant is obligated to insure pursuant to the terms hereof) in the amount of full replacement cost thereof. Such policy shall provide protection against "all risk of physical loss". Such insurance shall be in such amounts and with such deductibles as Landlord reasonably deems appropriate but substantially consistent with the insurance maintained by other institutional owners of projects comparable to the Project in the general vicinity of the Project. Landlord may, but shall not be obligated to, obtain and carry any other form or forms of insurance as Landlord or Landlord's mortgagees or deed of trust beneficiaries may determine prudent. Notwithstanding any contribution by Tenant to the cost of insurance as provided in this Lease, Tenant acknowledges that it has no right to receive any proceeds from any insurance policies maintained by Landlord and will not be named as an additional insured thereunder
ARTICLE 11

DAMAGE AND DESTRUCTION
11.1    Repair of Damage to Premises by Landlord. Tenant shall promptly notify Landlord of any damage to the Premises resulting from fire or any other casualty. If the Premises or any common areas of the Building or Project serving or providing access to the Premises shall be damaged by fire or other casualty, within sixty (60) days of the damage Landlord shall notify Tenant of the estimated date of completion of the repair ("Estimated Repair Completion Date"). Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord's reasonable control, and subject to all other terms of this Article 11, restore the base, shell, and core of the Premises and such common areas. Such restoration shall be to substantially the same condition of the base, shell, and core of the Premises and common areas prior to the casualty, except for modifications required by zoning and building codes and other laws or by the holder of a mortgage on the Project and/or the Building, or the lessor of a ground or underlying lease with respect to the Building, or any other modifications to the common areas deemed desirable by Landlord, provided access to the Premises and any common restrooms serving the Premises shall not be materially impaired. Upon the occurrence of any damage to the Premises, Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Tenant's insurance required under Section 10.3 of this Lease, and Landlord shall repair any damage to the tenant improvements and alterations installed in the Premises and shall return such tenant improvements and alterations to their original condition; provided that if the costs of such repair of such tenant improvements and Alterations by Landlord exceeds the amount of insurance proceeds received by Landlord therefor from Tenant's insurance carrier, as assigned by Tenant, the excess costs of such repairs shall be paid by Tenant to Landlord prior to Landlord's repair of the damage, unless Tenant elects to terminate this Lease in accordance with the provisions of this Article. In connection with such repairs and replacements of any such tenant improvements and Alterations, Tenant shall, prior to Landlord's commencement of such improvement work, submit to Landlord, for Landlord's review and approval, all plans, specifications and working drawings relating thereto, and Landlord shall select the contractors to perform such improvement work. Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant's business resulting in any way from such damage or the repair thereof; provided however, that if such fire or other casualty shall have damaged the Premises or common areas necessary to Tenant's occupancy, and if such damage is not the result of the negligence or willful

843078.08/SD 374622-00033/8-4-16/MLT/dek	-27-	GENESIS SSF - ONE TOWER PLACE [Achaogen, Inc.]

misconduct of Tenant or Tenant's employees, contractors, licensees, or invitees, Landlord shall allow Tenant a proportionate abatement of Base Rent and Tenant's Share of Operating Expenses, Tax Expenses and Utilities Costs to the extent Landlord is reimbursed from the proceeds of rental interruption insurance purchased by Landlord as part of Operating Expenses, during the time and to the extent the Premises are unfit for occupancy for the purposes permitted under this Lease, and not occupied by Tenant as a result thereof..
11.2    Landlord's Option to Repair. Notwithstanding Section 11.1 above to the contrary, Landlord may elect not to rebuild and/or restore the Premises, the Building and/or any other portion of the Project and instead terminate this Lease by notifying Tenant in writing of such termination within sixty (60) days after the date Landlord becomes aware of such damage, such notice to include a termination date giving Tenant ninety (90) days to vacate the Premises, but Landlord may so elect only if the Building shall be damaged by fire or other casualty or cause, whether or not the Premises are affected, and one or more of the following conditions is present: (i) repairs cannot reasonably be substantially completed within one hundred eighty (180) days after the date of such damage (when such repairs are made without the payment of overtime or other premiums); (ii) the holder of any mortgage on the Project and/or the Building or ground or underlying lessor with respect to the Project and/or the Building shall require that the insurance proceeds or any portion thereof be used to retire the mortgage debt, or shall terminate the ground or underlying lease, as the case may be; or (iii) the damage is not fully covered, except for deductible amounts, by Landlord's insurance policies. In addition, if the Premises or the Building is destroyed or damaged to any substantial extent during the last year of the Lease Term, then notwithstanding anything contained in this Article 11, Landlord shall have the option to terminate this Lease by giving written notice to Tenant of the exercise of such option within thirty (30) days after such damage, in which event this Lease shall cease and terminate as of the date of such notice. Upon any such termination of this Lease pursuant to this Section 11.2, Tenant shall pay the Base Rent and Additional Rent, properly apportioned up to such date of termination, and both parties hereto shall thereafter be discharged of all further obligations under this Lease, except for those obligations which expressly survive the expiration or earlier termination of the Lease Term.
11.3    Waiver of Statutory Provisions. The provisions of this Lease, including this Article 11, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, the Building or any other portion of the Project, and any statute or regulation of the state in which the Project is located, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises, the Building or any other portion of the Project.
11.4    Tenant's Termination Rights Following Damage. Tenant, at any time after the damage until such rebuilding is completed, may terminate this Lease by delivering written notice to Landlord of such termination, in which event this Lease shall terminate as of the date of the giving of such notice, in any of the following circumstances: (i) Landlord fails to restore the Premises (including reasonable means of access thereto) within a period which is sixty (60) days longer than the Estimated Repair Completion Date stated in Landlord's notice to Tenant as the estimated rebuilding period (which sixty (60) day period shall be deemed extended due to Force Majeure delays and/or delays caused by Tenant); (ii) the Estimated Completion Repair Date is more than two hundred ten (210) days following the damage; or (iii) material damage occurs within the last year of the Term to the extent that in Tenant's judgment it cannot effectively operate its business in the Premises.
ARTICLE 12

CONDEMNATION
12.1    Permanent Taking. If the whole or any part of the Premises, Building or Project shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or if any adjacent property or street shall be so taken or condemned, or reconfigured or vacated by such authority in such manner as to require the use, reconstruction or remodeling of any part of the Premises, Building or Project, or if Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation, Landlord shall have the option to terminate this Lease upon ninety (90) days' notice, provided such notice is given no later than one hundred eighty (180) days after the date of such taking, condemnation, deed or other instrument. If more than twenty-five

843078.08/SD 374622-00033/8-4-16/MLT/dek	-28-	GENESIS SSF - ONE TOWER PLACE [Achaogen, Inc.]

percent (25%) of the rentable square feet of the Premises is taken, or if access to the Premises is substantially impaired, Tenant shall have the option to terminate this Lease upon ninety (90) days' notice, provided such notice is given no later than one hundred eighty (180) days after the date of such taking. Landlord shall be entitled to receive the entire award or payment in connection therewith, except that Tenant shall have the right to file any separate claim available to Tenant for any taking of Tenant's personal property and fixtures belonging to Tenant and removable by Tenant upon expiration of the Lease Term pursuant to the terms of this Lease, and for moving expenses, so long as such claim does not diminish the award available to Landlord, or its ground lessor or mortgagee with respect to the Project, and such claim is payable separately to Tenant. All Rent shall be apportioned as of the date of such termination, or the date of such taking, whichever shall first occur. If any part of the Premises shall be taken, and this Lease shall not be so terminated, the Base Rent and Tenant's Share of Operating Expenses, Tax Expenses and Utilities Costs shall be proportionately abated. Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of The California Code of Civil Procedure.
12.2    Temporary Taking. Notwithstanding anything to the contrary contained in this Article 12, in the event of a temporary taking of all or any portion of the Premises for a period of one hundred and eighty (180) days or less, then this Lease shall not terminate but the Base Rent and Tenant's Share of Operating Expenses, Tax Expenses and Utilities Costs shall be abated for the period of such taking in proportion to the ratio that the amount of rentable square feet of the Premises taken bears to the total rentable square feet of the Premises. Landlord shall be entitled to receive the entire award made in connection with any such temporary taking.
ARTICLE 13

COVENANT OF QUIET ENJOYMENT
Landlord covenants that Tenant, on paying the Rent, charges for services and other payments herein reserved and on keeping, observing and performing all the other terms, covenants, conditions, and agreements herein contained on the part of Tenant to be kept, observed and performed, shall, during the Lease Term, peaceably and quietly have, hold and enjoy the Premises subject to the terms, covenants, conditions, and agreements hereof without interference by any persons lawfully claiming by or through Landlord. The foregoing covenant is in lieu of any other covenant express or implied.
ARTICLE 14

ASSIGNMENT AND SUBLETTING
14.1    Transfers. Except as provided below, Tenant shall not, without the prior written consent of Landlord, assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder, permit any assignment or other such foregoing transfer of this Lease or any interest hereunder by operation of law, sublet the Premises or any part thereof, or permit the use of the Premises by any persons other than Tenant and its employees (all of the foregoing are hereinafter sometimes referred to collectively as "Transfers" and any person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a "Transferee"). If Tenant shall desire Landlord's consent to any Transfer, Tenant shall notify Landlord in writing, which notice (the "Transfer Notice") shall include (i) the proposed effective date of the Transfer, which shall not be less than twenty (20) days nor more than one hundred eighty (180) days after the date of delivery of the Transfer Notice, (ii) a description of the portion of the Premises to be transferred (the "Subject Space"), (iii) all of the terms of the proposed Transfer, the name and address of the proposed Transferee, and a copy of all existing and/or proposed documentation pertaining to the proposed Transfer, (iv) current financial statements of the proposed Transferee certified by an officer, partner or owner thereof, (v) a list of Hazardous Materials, certified by the proposed Transferee to be true and correct, that the proposed Transferee intends to use or store in the Premises, and (vi) such other information as Landlord may reasonably require. Any Transfer made without Landlord's prior written consent shall, at Landlord's option, be null, void and of no effect, and shall, at Landlord's option, constitute a default by Tenant under this Lease. Whether or not Landlord shall grant consent, within thirty (30) days after written request by Landlord, Tenant shall pay to Landlord Two Thousand Five Hundred Dollars ($2,500.00) to reimburse Landlord for its reasonable legal fees incurred by Landlord in connection with Tenant's proposed Transfer.

843078.08/SD 374622-00033/8-4-16/MLT/dek	-29-	GENESIS SSF - ONE TOWER PLACE [Achaogen, Inc.]

14.2    Landlord's Consent. Landlord shall not unreasonably withhold, condition or delay its consent (and Landlord's failure to respond within ten (10) business days to a request for consent shall, if such failure continues for an addition five (5) business days after Tenant's second request, be deemed consent) to any proposed Transfer on the terms specified in the Transfer Notice. In no event shall Landlord be deemed to be unreasonable for declining to consent to a Transfer to a transferee jeopardizing directly or indirectly the status of Landlord or any of Landlord's affiliates as a Real Estate Investment Trust under the Internal Revenue Code of 1986 (as the same may be amended from time to time, the "Revenue Code"). Notwithstanding anything contained in this Lease to the contrary, (w) no Transfer shall be consummated on any basis such that the rental or other amounts to be paid by the occupant, assignee, manager or other transferee thereunder would be based, in whole or in part, on the income or profits derived by the business activities of such occupant, assignee, manager or other transferee; (x) Tenant shall not furnish or render any services to an occupant, assignee, manager or other transferee with respect to whom transfer consideration is required to be paid, or manage or operate the Premises or any capital additions so transferred, with respect to which transfer consideration is being paid; (y) Tenant shall not consummate a Transfer with any person in which Landlord owns an interest, directly or indirectly (by applying constructive ownership rules set forth in Section 856(d)(5) of the Revenue Code); and (z) Tenant shall not consummate a Transfer with any person or in any manner that could cause any portion of the amounts received by Landlord pursuant to this Lease or any sublease, license or other arrangement for the right to use, occupy or possess any portion of the Premises to fail to qualify as "rents from real property" within the meaning of Section 856(d) of the Revenue Code, or any similar or successor provision thereto or which could cause any other income of Landlord to fail to qualify as income described in Section 856(c)(2) of the Revenue Code. The parties hereby agree that it shall be reasonable under this Lease and under any applicable law for Landlord to withhold consent to any proposed Transfer where one or more of the following apply, without limitation as to other reasonable grounds for withholding consent:
14.2.1    The Transferee is of a character or reputation or engaged in a business which is not consistent with the quality of the Building or Project;
14.2.2    The Transferee intends to use the Subject Space for purposes which are not permitted under this Lease;
14.2.3    The Transferee is either a governmental agency or instrumentality thereof;
14.2.4    The Transfer will result in more than the number of occupants per floor permitted by applicable law within the Subject Space;
14.2.5    The Transferee is not a party of reasonable financial worth and/or financial stability in light of the responsibilities to be undertaken, on the date consent is requested;
14.2.6    The proposed Transfer would cause Landlord to be in violation of another lease in the Project or agreement to which Landlord is a party relating to the Project, or would give an occupant of the Project a right to cancel its lease;
14.2.7    Either the proposed Transferee, or any person or entity which directly or indirectly, controls, is controlled by, or is under common control with, the proposed Transferee, (i) occupies space in the Project at the time of the request for consent, or (ii) is negotiating with Landlord to lease space in the Project at such time.
If Landlord consents to any Transfer pursuant to the terms of this Section 14.2 (and does not exercise any recapture rights Landlord may have under Section 14.4 below), Tenant may within six (6) months after Landlord's consent, enter into such Transfer of the Premises or portion thereof, upon substantially the same terms and conditions as are set forth in the Transfer Notice furnished by Tenant to Landlord pursuant to Section 14.1 above, provided that if there are any changes in the terms and conditions from those specified in the Transfer Notice (i) such that Landlord would initially have been entitled to refuse its consent to such Transfer under this Section 14.2, or (ii) which would cause the proposed Transfer to be more favorable to the Transferee than the terms set forth in Tenant's original Transfer Notice, Tenant shall again submit the Transfer to Landlord for its approval and other action under this Article 14 (including Landlord's right of recapture, if any, under Section 14.4 of this Lease).

843078.08/SD 374622-00033/8-4-16/MLT/dek	-30-	GENESIS SSF - ONE TOWER PLACE [Achaogen, Inc.]

14.3    Transfer Premium. If, after the last day of the thirty-sixth (36th) month anniversary of the Lease Commencement Date, Landlord consents to a Transfer, as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay to Landlord fifty percent (50%) of any Transfer Premium received by Tenant from such Transferee; no Tenant Transfer Premium shall be payable by Tenant for Transfers consented to by Landlord during the first thirty-six (36) months of the Lease Term in connection with the relevant assignment or sublease. "Transfer Premium" shall mean all rent, additional rent or other consideration payable by such Transferee in excess of the Rent and Additional Rent payable by Tenant under this Lease on a per rentable square foot basis if less than all of the Premises is transferred, after deducting the reasonable expenses incurred by Tenant for (i) any changes, alterations and improvements to the Premises in connection with the Transfer (but only to the extent approved by Landlord), (ii) any brokerage commissions in connection with the Transfer, (iii) any rent concessions made or improvement allowances provided by Tenant, (iv) an amount equal to the Rent paid by Tenant during its marketing period, (v) marketing costs, and (vi) unamortized costs of the Tenant Improvements or Alterations paid for by Tenant (collectively, the "Subleasing Costs"). Transfer Premium shall also include, but not be limited to, any payment in excess of fair market value for services rendered by Tenant to Transferee or for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to Transferee in connection with such Transfer.
14.4    Landlord's Option as to Subject Space. Notwithstanding anything to the contrary contained in this Article 14, except as provided below, Landlord shall have the option, by giving written notice to Tenant within twenty (20) days after receipt of any Transfer Notice, to recapture the Subject Space. Such recapture notice shall terminate this Lease with respect to the Subject Space as of the date stated in the Transfer Notice as the effective date of the proposed Transfer until the last day of the term of the Transfer as set forth in the Transfer Notice. If this Lease is terminated with respect to less than the entire Premises, the Rent reserved herein shall be prorated on the basis of the rentable square feet retained by Tenant in proportion to the rentable square feet contained in the Premises, and this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party, the parties shall execute written confirmation of the same. If Landlord declines, or fails to elect in a timely manner to recapture the Subject Space under this Section 14.4, then, provided Landlord has consented to the proposed Transfer, Tenant shall be entitled to proceed to transfer the Subject Space to the proposed Transferee, subject to provisions of the last paragraph of Section 14.2 above.
14.5    Effect of Transfer. If Landlord consents to a Transfer: (i) the terms and conditions of this Lease shall in no way be deemed to have been waived or modified; (ii) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee; (iii) Tenant shall deliver to Landlord, promptly after execution, an original executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord; and (iv) no Transfer relating to this Lease or agreement entered into with respect thereto, whether with or without Landlord's consent, shall relieve Tenant or any guarantor of the Lease from liability under this Lease. Landlord or its authorized representatives shall have the right at all reasonable times to audit the books, records and papers of Tenant relating to any Transfer, and shall have the right to make copies thereof. If the Transfer Premium respecting any Transfer shall be found understated, Tenant shall, within thirty (30) days after demand, pay the deficiency and, if the Transfer Premium has been understated by five percent (5%) or more, the Landlord's costs of such audit.
14.6    Additional Transfers. For purposes of this Lease, except as provided below, the term "Transfer" shall also include: (i) if Tenant is a partnership or limited liability company, the withdrawal or change, voluntary, involuntary or by operation of law, of more than fifty percent (50%) of the partners or members, or transfer of more than fifty percent (50%) of the partnership or membership interests, within a twelve (12)-month period, or the dissolution of the partnership without immediate reconstitution thereof; and (ii) if Tenant is a closely held corporation (i.e., whose stock is not publicly held and not traded through an exchange or over the counter), (A) the dissolution, merger, consolidation or other reorganization of Tenant, (B) the sale or other transfer of more than an aggregate of fifty percent (50%) of the voting shares of Tenant (other than to immediate family members by reason of gift or death), within a twelve (12)-month period, or (C) the sale, mortgage, hypothecation or pledge of more than an aggregate of fifty percent (50%) of the value of the unencumbered assets of Tenant within a twelve (12)-month period.
14.7    Affiliated Companies/Restructuring of Business Organization. Neither (A) the assignment or subletting by Tenant of all or any portion of this Lease or the Premises to (i) a parent or subsidiary of Tenant, or (ii) any person or entity which controls, is controlled by or under common control with Tenant, or (iii) any entity which purchases

843078.08/SD 374622-00033/8-4-16/MLT/dek	-31-	GENESIS SSF - ONE TOWER PLACE [Achaogen, Inc.]

all or substantially all of the assets of Tenant in one or a series of transactions, or (iv) any entity into which Tenant is merged or consolidated (all such persons or entities described in (i), (ii), (iii) and (iv) being sometimes hereinafter referred to as "Affiliates"), nor (B) any transfer of the stock of Tenant, shall be deemed a Transfer under this Article 14, provided that
14.7.1    Any such Affiliate was not formed, nor was such financing intended, as a subterfuge to avoid the obligations of this Article 14;
14.7.2    Tenant gives Landlord prior written notice of any such assignment, sublease, financing or public offering, unless precluded by non-disclosure obligations, in which case Tenant shall notify Landlord promptly thereafter;
14.7.3    Tenant or any such Affiliate has, following the effective date of any such assignment, sublease, financing or public offering, a tangible net worth, in the aggregate, computed in accordance with generally accepted accounting principles, which is equal to or greater than Tenant as of the effective date of any such assignment, sublease, financing or public offering;
14.7.4    Any such Affiliate shall assume, in a written document reasonably satisfactory to Landlord and delivered to Landlord upon or prior to the effective date of such assignment or sublease, all the obligations of Tenant under this Lease; and; and
14.7.5    Tenant shall remain fully liable for all obligations to be performed by Tenant under this Lease.
14.8    Special Transferees. Tenant shall be permitted, upon prior written notice to Landlord (without otherwise triggering the provisions of this Article 14 to enter into any license/use agreement for Tenant's customers in connection with Tenant's vivarium business, and such licensees shall not be deemed a Transfer under this Article 15; provided that (a) Tenant shall give Landlord prior written notice of any such license/use agreement and promptly supply Landlord with any documents or information reasonably requested by Landlord regarding such licensees/users (including, but not limited to, applicable certificates of insurance), and (b) Tenant shall not be permitted to separately demise any such space nor shall such licensees/users be permitted to maintain a separate reception area in the premises.
An Affiliate that is an assignee of Original Tenant's entire interest in this Lease may be referred to as an "Affiliate Assignee."
ARTICLE 15

SURRENDER; OWNERSHIP AND REMOVAL OF PERSONAL PROPERTY
15.1    Surrender of Premises. No act or thing done by Landlord or any agent or employee of Landlord during the Lease Term shall be deemed to constitute an acceptance by Landlord of a surrender of the Premises unless such intent is specifically acknowledged in a writing signed by Landlord. The delivery of keys to the Premises to Landlord or any agent or employee of Landlord shall not constitute a surrender of the Premises or effect a termination of this Lease, whether or not the keys are thereafter retained by Landlord, and notwithstanding such delivery Tenant shall be entitled to the return of such keys at any reasonable time upon request until this Lease shall have been properly terminated. The voluntary or other surrender of this Lease by Tenant, whether accepted by Landlord or not, or a mutual termination hereof, shall not work a merger, and at the option of Landlord shall operate as an assignment to Landlord of all subleases or subtenancies affecting the Premises.
15.2    Removal of Tenant Property by Tenant. Upon the expiration of the Lease Term, or upon any earlier termination of this Lease, Tenant shall, subject to the provisions of this Article 15, quit and surrender possession of the Premises to Landlord in as good order and condition as when Tenant took possession and as thereafter improved by Landlord and/or Tenant, reasonable wear and tear and repairs which are specifically made the responsibility of Landlord hereunder excepted. Tenant's restoration obligations shall include complying with applicable law with respect to the

843078.08/SD 374622-00033/8-4-16/MLT/dek	-32-	GENESIS SSF - ONE TOWER PLACE [Achaogen, Inc.]

cleaning of any lab systems and sealing any connection points of any such lab systems to the Premises, all at Tenant's sole cost and expense. At least thirty (30) days prior to Tenant's surrender of possession of any part of the Premises, Tenant shall provide Landlord with a facility decommissioning and Hazardous Materials closure plan for the Premises ("Exit Survey") prepared by an independent third party reasonably acceptable to Landlord, and no later than the Lease Expiration Date, or earlier termination date, written evidence of all appropriate governmental releases obtained by Tenant in accordance with applicable laws, including laws pertaining to closure of the laboratories within the Premises and their related permits. In addition, Tenant agrees to remain responsible after the surrender of the Premises for the remediation of any recognized environmental conditions set forth in the Exit Survey (other than those caused by Landlord or caused by the migration of Hazardous Materials through no fault of Tenant, through air, water or soil, into the Premises) and compliance with any recommendations set forth in the Exit Survey relating to Hazardous Materials for which Tenant is responsible under the terms of this Lease. Tenant shall, upon the expiration or earlier termination of this Lease, furnish to Landlord evidence that Tenant has closed all governmental permits and licenses, if any, issued in connection with Tenant's or Tenant's Parties' activities at the Premises. If any such governmental permits or licenses have been issued and Tenant fails to provide evidence of such closure on or before the expiration or earlier termination of this Lease, then until Tenant does so, the holdover provisions of Article 16 of this Lease shall apply. Upon such expiration or termination, Tenant shall, without expense to Landlord, remove or cause to be removed from the Premises all telephone, data, and other cabling and wiring (including any cabling and wiring associated with the Wi-Fi Network, if any) installed or caused to be installed by Tenant (including any cabling and wiring, installed above the ceiling of the Premises or below the floor of the Premises), all debris and rubbish, and such items of furniture, equipment, free-standing cabinet work, and other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises, and such similar articles of any other persons claiming under Tenant, as Landlord may, in its sole discretion, require to be removed, and Tenant shall repair at its own expense all damage to the Premises and Building resulting from such removal. Tenant's obligations under this Section 15.2 shall survive the expiration or earlier termination of this Lease
ARTICLE 16

HOLDING OVER
If Tenant holds over after the expiration of the Lease Term hereof, with or without the express or implied consent of Landlord, such tenancy shall be from month-to-month only, and shall not constitute a renewal hereof or an extension for any further term, and in such case Base Rent shall be payable at a monthly rate equal to one hundred fifty percent (150%) of the Base Rent applicable during the last rental period of the Lease Term under this Lease. Such month-to-month tenancy shall be subject to every other term, covenant and agreement contained herein. Landlord hereby expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or other termination of this Lease. The provisions of this Article 16 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. If Tenant fails to surrender the Premises within five (5) days following the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys' fees) and liability resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender, and any lost profits to Landlord resulting therefrom.
ARTICLE 17

ESTOPPEL CERTIFICATES
Within ten (10) business days following a request in writing by Landlord, Tenant shall execute and deliver to Landlord an estoppel certificate, which, as submitted by Landlord, shall be in a commercially reasonable form, as may be required by any prospective mortgagee or purchaser of the Project (or any portion thereof), indicating therein any exceptions thereto that may exist at that time, and shall also contain any other information reasonably requested by Landlord or Landlord's mortgagee or Landlord's prospective mortgagees. Tenant shall execute and deliver whatever other instruments may be reasonably required for such purposes. Failure of Tenant to timely execute and deliver such estoppel certificate or other instruments shall constitute an acceptance of the Premises and an acknowledgment by

843078.08/SD 374622-00033/8-4-16/MLT/dek	-33-	GENESIS SSF - ONE TOWER PLACE [Achaogen, Inc.]

Tenant that statements included in the estoppel certificate are true and correct, without exception. Failure by Tenant to so deliver such estoppel certificate shall be a material default of the provisions of this Lease if such failure continues for an additional three (3) business days after Landlord's second request for such estoppel certificate. In addition, Tenant shall be liable to Landlord, and shall indemnify Landlord from and against any loss, cost, damage or expense, incidental, consequential, or otherwise, including attorneys' fees, arising or accruing directly or indirectly, from any failure of Tenant to execute or deliver to Landlord any such estoppel certificate. At any time that Tenant is not a public company, upon request from time to time, Tenant agrees to provide to Landlord, within ten (10) business days after Landlord's delivery of written request therefor, current financial statements for Tenant, dated no earlier than one (1) year prior to such written request, certified as accurate by Tenant or, if available, audited financial statements prepared by an independent certified public accountant with copies of the auditor's statement.
ARTICLE 18

SUBORDINATION
Conditioned upon Tenant's receipt of a commercially reasonable non-disturbance agreement subject and subordinate to all present and future ground leases of the Project and to the lien of any mortgages or trust deeds, now or hereafter in force against the Project, if any, and to all renewals, extensions, modifications, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security of such mortgages or trust deeds, unless the holders of such mortgages or trust deeds, or the lessors under such ground lease, require in writing that this Lease be superior thereto; provided, however, that a condition precedent to the subordination of this Lease to any future ground or underlying lease or to the lien of any future mortgage or deed of trust is that Landlord shall obtain for the benefit of Tenant a commercially reasonable subordination, non-disturbance and attornment agreement from the landlord or lender of such future instrument. Tenant covenants and agrees in the event any proceedings are brought for the foreclosure of any such mortgage, or if any ground lease is terminated, to attorn, without any deductions or set-offs whatsoever, to the purchaser upon any such foreclosure sale, or to the lessor of such ground lease, as the case may be, if so requested to do so by such purchaser or lessor, and to recognize such purchaser or lessor as the lessor under this Lease. Tenant shall, within five (5) days of request by Landlord, execute such further instruments or assurances as Landlord may reasonably deem necessary to evidence or confirm the subordination or superiority of this Lease to any such mortgages, trust deeds, or ground leases, conditioned upon Tenant's receipt of a commercially reasonable non-disturbance agreement. Tenant hereby irrevocably authorizes Landlord to execute and deliver in the name of Tenant any such instrument or instruments if Tenant fails to do so, provided that such authorization shall in no way relieve Tenant from the obligation of executing such instruments of subordination or superiority. Tenant waives the provisions of any current or future statute, rule or law which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of the Tenant hereunder in the event of any foreclosure proceeding or sale. Concurrently with Tenant's execution of this Lease, Tenant shall execute the non-disturbance agreement ("SNDA") in the form attached hereto as Exhibit H. and Landlord shall provide Tenant with an original counterpart of such SNDA signed by Landlord's lender.
ARTICLE 19

TENANT'S DEFAULTS; LANDLORD'S REMEDIES
19.1    Events of Default by Tenant. All covenants and agreements to be kept or performed by Tenant under this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any reduction of Rent (except as expressly set forth in this Lease). The occurrence of any of the following shall constitute an "Event of Default" by Tenant under this Lease:
19.1.1    Any failure by Tenant to pay any Rent, Additional Rent or any other charge required to be paid under this Lease, or any part thereof, when due (or within the applicable cure period if a particular one is specified); or
19.1.2    Any failure by Tenant to observe or perform any other provision, covenant or condition of this Lease to be observed or performed by Tenant (other than the payment of Rent or Additional Rent) where such

843078.08/SD 374622-00033/8-4-16/MLT/dek	-34-	GENESIS SSF - ONE TOWER PLACE [Achaogen, Inc.]

failure continues for fifteen (15) days after written notice thereof from Landlord to Tenant; provided however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161 or any similar or successor law; and provided further that if the nature of such default is such that the same cannot reasonably be cured within a fifteen (15)-day period, no Event of Default by Tenant shall be deemed to have occurred if Tenant diligently commences such cure within such period and thereafter diligently proceeds to rectify and cure said default as soon as reasonably possible; or
19.1.3    Abandonment of the Premises by Tenant. Abandonment is herein defined to include, but is not limited to, any absence by Tenant from the Premises for ten (10) business days or longer while an Event of Default by Tenant exists under any other provision of this Lease.
19.1.4    Tenant makes an assignment for the benefit of creditors.
19.1.5    A receiver, trustee or custodian is appointed to or does take title, possession or control of all or substantially all of Tenant's assets.
19.1.6    Tenant files a voluntary petition under the United States Bankruptcy Code or any successor statute (as the same may be amended from time to time, (the "Bankruptcy Code") or an order for relief is entered against Tenant pursuant to a voluntary or involuntary proceeding commenced under any chapter of the Bankruptcy Code.
19.1.7    Any involuntary petition is filed against Tenant under any chapter of the Bankruptcy Code and is not dismissed within one hundred twenty (120) days.
19.1.8    A default exists under any other lease by and between Landlord or an affiliate of Landlord and Tenant, after the expiration of any applicable notice and cure periods.
19.1.9    Tenant fails to deliver an estoppel certificate in accordance with Article 17.
19.1.10    Tenant's interest in this Lease is attached, executed upon or otherwise judicially seized and such action is not released within one hundred twenty (120) days of the action.
19.2    Landlord's Remedies Upon Default. Upon the occurrence of any such Event of Default by Tenant, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity, the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever.
19.2.1    Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim for damages therefor; and Landlord may recover from Tenant the following:
(i)    the worth at the time of award of any unpaid rent which has been earned at the time of such termination; plus
(ii)    the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus
(iii)    the worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

843078.08/SD 374622-00033/8-4-16/MLT/dek	-35-	GENESIS SSF - ONE TOWER PLACE [Achaogen, Inc.]

(iv)    any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including but not limited to, brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions made to obtain a new tenant; plus
(v)    at Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.
The term "rent" as used in this Section 19.2 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others. As used in Sections 19.2.1(i) and (ii), above, the "worth at the time of award" shall be computed by allowing interest at the Interest Rate set forth in Section 4.5 above. As used in Section 19.2.1(iii) above, the "worth at the time of award" shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).
19.2.2    Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee's breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any Event of Default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.
19.2.3    Landlord may, but shall not be obligated to, make any such payment or perform or otherwise cure any such obligation, provision, covenant or condition on Tenant's part to be observed or performed (and may enter the Premises for such purposes). In the event of Tenant's failure to perform any of its obligations or covenants under this Lease, and such failure to perform poses a material risk of injury or harm to persons or damage to or loss of property, then Landlord shall have the right to cure or otherwise perform such covenant or obligation at any time after such failure to perform by Tenant, whether or not any such notice or cure period set forth in Section 19.1 above has expired. Any such actions undertaken by Landlord pursuant to the foregoing provisions of this Section 19.2.3 shall not be deemed a waiver of Landlord's rights and remedies as a result of Tenant's failure to perform and shall not release Tenant from any of its obligations under this Lease.
19.3    Payment by Tenant. Tenant shall pay to Landlord, within ten (10) business days after delivery by Landlord to Tenant of statements therefor: (i) sums equal to expenditures reasonably made and obligations incurred by Landlord in connection with Landlord's performance or cure of any of Tenant's obligations pursuant to the provisions of Section 19.2.3 above; and (ii) sums equal to all expenditures reasonably made and obligations reasonably incurred by Landlord in collecting or attempting to collect the Rent or in enforcing or attempting to enforce any rights of Landlord under this Lease or pursuant to law, including, without limitation, all reasonable legal fees and other amounts so expended. Tenant's obligations under this Section 19.3 shall survive the expiration or sooner termination of the Lease Term.
19.4    Sublessees of Tenant. Whether or not Landlord elects to terminate this Lease on account of any Event of Default by Tenant, as set forth in this Article 19, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord's sole discretion, succeed to Tenant's interest in such subleases, licenses, concessions or arrangements. If Landlord elects to succeed to Tenant's interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.
19.5    Waiver of Default. No waiver by Landlord of any violation or breach by Tenant of any of the terms, provisions and covenants herein contained shall be deemed or construed to constitute a waiver of any other or later violation or breach by Tenant of the same or any other of the terms, provisions, and covenants herein contained. Forbearance by Landlord in enforcement of one or more of the remedies herein provided upon an Event of Default by Tenant shall not be deemed or construed to constitute a waiver of such Event of Default. The acceptance of any Rent

843078.08/SD 374622-00033/8-4-16/MLT/dek	-36-	GENESIS SSF - ONE TOWER PLACE [Achaogen, Inc.]

hereunder by Landlord following the occurrence of any Event of Default, whether or not known to Landlord, shall not be deemed a waiver of any such Event of Default, except only an Event of Default in the payment of the Rent so accepted.
19.6    Efforts to Relet. For the purposes of this Article 19, Tenant's right to possession shall not be deemed to have been terminated by efforts of Landlord to relet the Premises, by its acts of maintenance or preservation with respect to the Premises, or by appointment of a receiver to protect Landlord's interests hereunder. The foregoing enumeration is not exhaustive, but merely illustrative of acts which may be performed by Landlord without terminating Tenant's right to possession.
19.7    Bankruptcy. In the event a debtor, trustee or debtor in possession under the Bankruptcy Code, or another person with similar rights, duties and powers under any other applicable laws, proposes to cure any Event of Default under this Lease or to assume or assign this Lease and is obliged to provide adequate assurance to Landlord that (a) an Event of Default shall be cured, (b) Landlord shall be compensated for its damages arising from any breach of this Lease and (c) future performance of Tenant's obligations under this Lease shall occur, then such adequate assurances shall include any or all of the following, as designated by Landlord in its sole and absolute discretion:
(i)    Those acts specified in the Bankruptcy Code or other applicable laws as included within the meaning of "adequate assurance," even if this Lease does not concern a shopping center or other facility described in such applicable laws;
(ii)    A prompt cash payment to compensate Landlord for any monetary defaults or actual damages arising directly from a breach of this Lease;
(iii)    A cash deposit in an amount at least equal to the then-current amount of the Security Deposit; or
(iv)    The assumption or assignment of all of Tenant's interest and obligations under this Lease.
ARTICLE 20

LETTER OF CREDIT/SECURITY DEPOSIT
20.1    Delivery of Letter of Credit. Subject to Section 20.9 below, Tenant shall deliver to Landlord, concurrently with Tenant's execution of this Lease, an unconditional, clean, irrevocable letter of credit (the "L C") in the amount set forth in Section 20.3 below (the "L C Amount"), which L C shall be issued by Silicon Valley Bank (which is hereby approved by Landlord) or other money-center, solvent and nationally recognized bank (a bank which accepts deposits, maintains accounts, has a California office which will negotiate a letter of credit, and whose deposits are insured by the FDIC) reasonably acceptable to Landlord (such approved, issuing bank being referred to herein as the "Bank"), which Bank must have a short term Fitch Rating which is not less than "F1", and a long term Fitch Rating which is not less than "A"(or in the event such Fitch Ratings are no longer available, a comparable rating from Standard and Poor's Professional Rating Service or Moody's Professional Rating Service) (collectively, the "Bank's Credit Rating Threshold"), and which L C shall be in the form of Exhibit E, attached hereto. Tenant shall pay all expenses, points and/or fees incurred by Tenant in obtaining the L C. The L C shall (i) be "callable" at sight, irrevocable and unconditional, (ii) be maintained in effect, whether through renewal or extension, for the period commencing on the date of this Lease and continuing until the date (the "L C Expiration Date") that is no less than one hundred twenty (120) days after the expiration of the Lease Term as the same may be extended, and Tenant shall deliver a new L C or certificate of renewal or extension to Landlord at least thirty (30) days prior to the expiration of the L C then held by Landlord, without any action whatsoever on the part of Landlord, (iii) be fully assignable by Landlord, its successors and assigns, (iv) permit partial draws and multiple presentations and drawings, and (v) be otherwise subject to the International Standby Practices-ISP 98, International Chamber of Commerce Publication #590. Landlord, or its then managing agent, shall have the right to draw down an amount up to the face amount of the L C if any of the following shall have occurred or be applicable: (A) such amount is due to Landlord and unpaid within any applicable cure period under the terms and conditions of this Lease, or (B) Tenant has filed a voluntary petition under the U. S. Bankruptcy

843078.08/SD 374622-00033/8-4-16/MLT/dek	-37-	GENESIS SSF - ONE TOWER PLACE [Achaogen, Inc.]

Code or any state bankruptcy code (collectively, "Bankruptcy Code"), or (C) an involuntary petition has been filed against Tenant under the Bankruptcy Code, or (D) the Lease has been rejected, or is deemed rejected, under Section 365 of the U.S. Bankruptcy Code, following the filing of a voluntary petition by Tenant under the Bankruptcy Code, or the filing of an involuntary petition against Tenant under the Bankruptcy Code, or (E) the Bank has notified Landlord that the L C will not be renewed or extended through the L C Expiration Date, or (F) Tenant is placed into receivership or conservatorship, or becomes subject to similar proceedings under Federal or State law, or (G) Tenant executes an assignment for the benefit of creditors, or (H) if (1) any of the Bank's Fitch Ratings (or other comparable ratings to the extent the Fitch Ratings are no longer available) have been reduced below the Bank's Credit Rating Threshold, or (2) there is otherwise a material adverse change in the financial condition of the Bank, and Tenant has failed to provide Landlord with a replacement letter of credit, conforming in all respects to the requirements of this Article 20 (including, but not limited to, the requirements placed on the issuing Bank more particularly set forth in this Section 20.1 above), in the amount of the applicable L C Amount, within ten (10) business days following Landlord's written demand therefor (with no other notice or cure or grace period being applicable thereto, notwithstanding anything in this Lease to the contrary) (each of the foregoing being an "L C Draw Event"). The L C shall be honored by the Bank regardless of whether Tenant disputes Landlord's right to draw upon the L C. In addition, in the event the Bank is placed into receivership or conservatorship by the Federal Deposit Insurance Corporation or any successor or similar entity, then, effective as of the date such receivership or conservatorship occurs, said L C shall be deemed to fail to meet the requirements of this Article 21, and, within ten (10) business days following Landlord's notice to Tenant of such receivership or conservatorship (the "L C FDIC Replacement Notice"), Tenant shall replace such L C with a substitute letter of credit from a different issuer (which issuer shall meet or exceed the Bank's Credit Rating Threshold and shall otherwise be acceptable to Landlord in its reasonable discretion) and that complies in all respects with the requirements of this Article 20. If Tenant fails to replace such L C with such conforming, substitute letter of credit pursuant to the terms and conditions of this Section 20.1, or fails to provide to Landlord a cash security deposit in like amount, then, notwithstanding anything in this Lease to the contrary, Landlord shall have the right to declare an Event of Default by Tenant under this Lease for which there shall be no notice or grace or cure periods being applicable thereto (other than the aforesaid ten (10) business day period). Tenant shall be responsible for the payment of any and all costs incurred with the review of any replacement L C (including without limitation Landlord's reasonable attorneys' fees), which replacement is required pursuant to this Section or is otherwise requested by Tenant. In the event of an assignment by Tenant of its interest in the Lease (and irrespective of whether Landlord's consent is required for such assignment), Landlord shall accept a replacement or substitute letter of credit if it meets the standards of this Article 20.
20.2    Application of L C. Tenant hereby acknowledges and agrees that Landlord is entering into this Lease in material reliance upon the ability of Landlord to draw upon the L C upon the occurrence of any L C Draw Event. In the event of any L C Draw Event, Landlord may, but without obligation to do so, and without notice to Tenant (except in connection with an L C Draw Event under Section 20.1(H) above), draw upon the L C, in part or in whole, to cure any such L C Draw Event and/or to compensate Landlord for any and all damages of any kind or nature sustained or which Landlord reasonably estimates that it will sustain resulting from Tenant's breach or Event of Default of the Lease or other L C Draw Event and/or to compensate Landlord for any and all damages arising out of, or incurred in connection with, the termination of this Lease, including, without limitation, those specifically identified in Section 1951.2 of the California Civil Code. The use, application or retention of the L C, or any portion thereof, by Landlord shall not prevent Landlord from exercising any other right or remedy provided by this Lease or by any applicable law, it being intended that Landlord shall not first be required to proceed against the L C, and such L C shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled. Tenant agrees not to interfere in any way with payment to Landlord of the proceeds of the L C, either prior to or following a "draw" by Landlord of any portion of the L C, regardless of whether any dispute exists between Tenant and Landlord as to Landlord's right to draw upon the L C. No condition or term of this Lease shall be deemed to render the L C conditional to justify the issuer of the L C in failing to honor a drawing upon such L C in a timely manner. Tenant agrees and acknowledges that (i) the L C constitutes a separate and independent contract between Landlord and the Bank, (ii) Tenant is not a third party beneficiary of such contract, (iii) Tenant has no property interest whatsoever in the L C or the proceeds thereof, and (iv) in the event Tenant becomes a debtor under any chapter of the Bankruptcy Code, Tenant is placed into receivership or conservatorship, and/or there is an event of a receivership, conservatorship or a bankruptcy filing by, or on behalf of, Tenant, neither Tenant, any trustee, nor Tenant's bankruptcy estate shall have any right to restrict or limit Landlord's claim and/or rights to the L C and/or the proceeds thereof by application of Section 502(b)(6) of the U. S. Bankruptcy Code or otherwise.

843078.08/SD 374622-00033/8-4-16/MLT/dek	-38-	GENESIS SSF - ONE TOWER PLACE [Achaogen, Inc.]

20.3    L C Amount; Maintenance of L C by Tenant; Liquidated Damages.
20.3.1    L C Amount. The L C Amount shall be equal to the amount set forth in Section 10 of the Summary. The L C Amount shall, at any and all times during the Lease Term (including any Option Term), be equal to Two Hundred Fifty Thousand Dollars ($250,000.00).
20.3.2    In General. If, as a result of any drawing by Landlord of all or any portion of the L C, the amount of the L C shall be less than the L C Amount, Tenant shall, within five (5) days thereafter, provide Landlord with additional letter(s) of credit in an amount equal to the deficiency, and any such additional letter(s) of credit shall comply with all of the provisions of this Article 20, and if Tenant fails to comply with the foregoing, the same shall be subject to the terms of Section 20.3.3 below. Tenant further covenants and warrants that it will neither assign nor encumber the L C or any part thereof and that neither Landlord nor its successors or assigns will be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. Without limiting the generality of the foregoing, if the L C expires earlier than the L C Expiration Date, Landlord will accept a renewal thereof (such renewal letter of credit to be in effect and delivered to Landlord, as applicable, not later than thirty (30) days prior to the expiration of the L C), which shall be irrevocable and automatically renewable as above provided through the L C Expiration Date upon the same terms as the expiring L C or such other terms as may be acceptable to Landlord in its reasonable discretion. However, if the L C is not timely renewed, or if Tenant fails to maintain the L C in the amount and in accordance with the terms set forth in this Article 20, Landlord shall have the right to either (x) present the L C to the Bank in accordance with the terms of this Article 20, and the proceeds of the L C may be applied by Landlord against any Rent payable by Tenant under this Lease that is not paid when due and/or to pay for all losses and damages that Landlord has suffered or that Landlord reasonably estimates that it will suffer as a result of any breach or default by Tenant under this Lease, or (y) pursue its remedy under Section 20.3.3 below. In the event Landlord elects to exercise its rights under the foregoing item (x), (I) any unused proceeds shall constitute the property of Landlord (and not Tenant's property or, in the event of a receivership, conservatorship, or a bankruptcy filing by, or on behalf of, Tenant, property of such receivership, conservatorship or Tenant's bankruptcy estate) and need not be segregated from Landlord's other assets, and (II) Landlord agrees to pay to Tenant within thirty (30) days after the L C Expiration Date the amount of any proceeds of the L C received by Landlord and not applied against any Rent payable by Tenant under this Lease that was not paid when due or used to pay for any losses and/or damages suffered by Landlord (or reasonably estimated by Landlord that it will suffer) as a result of any breach or default by Tenant under this Lease; provided, however, that if prior to the L C Expiration Date a voluntary petition is filed by Tenant, or an involuntary petition is filed against Tenant by any of Tenant's creditors, under the Bankruptcy Code, then Landlord shall not be obligated to make such payment in the amount of the unused L C proceeds until either all preference issues relating to payments under this Lease have been resolved in such bankruptcy or reorganization case or such bankruptcy or reorganization case has been dismissed.
20.3.3    Intentionally Omitted.
20.4    Transfer and Encumbrance. The L C shall also provide that Landlord may, at any time and without notice to Tenant and without first obtaining Tenant's consent thereto, transfer (one or more times) all or any portion of its interest in and to the L C to another party, person or entity, in connection with the assignment by Landlord of its rights and interests in and to this Lease. In the event of a transfer of Landlord's interest in under this Lease (other than in connection with a financing) and the transferee's assumption of Landlord's obligations under this Lease, Landlord shall transfer the L C, in whole or in part, to the transferee and thereupon Landlord shall, without any further agreement between the parties, be released by Tenant from all liability therefor, and it is agreed that the provisions hereof shall apply to every transfer or assignment of the whole of said L C to a new landlord. In connection with any such transfer of the L C by Landlord, Tenant shall, at Tenant's sole cost and expense, execute and submit to the Bank such applications, documents and instruments as may be necessary to effectuate such transfer and, Tenant shall be responsible for paying the Bank's transfer and processing fees in connection therewith; provided that, Landlord shall have the right (in its sole discretion), but not the obligation, to pay such fees on behalf of Tenant, in which case Tenant shall reimburse Landlord within ten (10) business days after Tenant's receipt of an invoice from Landlord therefor.
20.5    L C Not a Security Deposit. Landlord and Tenant (1) acknowledge and agree that in no event or circumstance shall the L C or any renewal thereof or substitute therefor or any proceeds thereof be deemed to be or treated as a "security deposit" under any law applicable to security deposits in the commercial context, including, but

843078.08/SD 374622-00033/8-4-16/MLT/dek	-39-	GENESIS SSF - ONE TOWER PLACE [Achaogen, Inc.]

not limited to, Section 1950.7 of the California Civil Code, as such Section now exists or as it may be hereafter amended or succeeded (the "Security Deposit Laws"), (2) acknowledge and agree that the L C (including any renewal thereof or substitute therefor or any proceeds thereof) is not intended to serve as a security deposit, and the Security Deposit Laws shall have no applicability or relevancy thereto, and (3) waive any and all rights, duties and obligations that any such party may now, or in the future will, have relating to or arising from the Security Deposit Laws. Tenant hereby irrevocably waives and relinquishes the provisions of Section 1950.7 of the California Civil Code and any successor statute, and all other provisions of law, now or hereafter in effect, which (x) establish the time frame by which a landlord must refund a security deposit under a lease, and/or (y) provide that a landlord may claim from a security deposit only those sums reasonably necessary to remedy Event of Defaults in the payment of rent, to repair damage caused by a tenant or to clean the premises, it being agreed that Landlord may, in addition, claim those sums specified in this Article 20 and/or those sums reasonably necessary to (a) compensate Landlord for any loss or damage caused by Tenant's breach of this Lease, including any damages Landlord suffers following termination of this Lease, and/or (b) compensate Landlord for any and all damages arising out of, or incurred in connection with, the termination of this Lease, including, without limitation, those specifically identified in Section 1951.2 of the California Civil Code.
20.6    Non-Interference By Tenant. Tenant agrees not to interfere in any way with any payment to Landlord of the proceeds of the L C, either prior to or following a "draw" by Landlord of all or any portion of the L C, regardless of whether any dispute exists between Tenant and Landlord as to Landlord's right to draw down all or any portion of the L C. No condition or term of this Lease shall be deemed to render the L C conditional and thereby afford the Bank a justification for failing to honor a drawing upon such L C in a timely manner. Tenant shall not request or instruct the Bank of any L C to refrain from paying sight draft(s) drawn under such L C.
20.7    Waiver of Certain Relief. Tenant unconditionally and irrevocably waives (and as an independent covenant hereunder, covenants not to assert) any right to claim or obtain any of the following relief in connection with the L C:
20.7.1    A temporary restraining order, temporary injunction, permanent injunction, or other order that would prevent, restrain or restrict the presentment of sight drafts drawn under any L C or the Bank's honoring or payment of sight draft(s); or
20.7.2    Any attachment, garnishment, or levy in any manner upon either the proceeds of any L C or the obligations of the Bank (either before or after the presentment to the Bank of sight drafts drawn under such L C) based on any theory whatever.
20.8    Remedy for Improper Drafts. Tenant's sole remedy in connection with the improper presentment or payment of sight drafts drawn under any L C shall be the right to obtain from Landlord a refund of the amount of any sight draft(s) that were improperly presented or the proceeds of which were misapplied, together with interest at the Interest Rate and reasonable actual attorneys' fees and costs, provided that at the time of such refund, Tenant increases the amount of such L C to the amount (if any) then required under the applicable provisions of this Lease. Tenant acknowledges that the presentment of sight drafts drawn under any L C, or the Bank's payment of sight drafts drawn under such L C, could not under any circumstances cause Tenant injury that could not be remedied by an award of money damages, and that the recovery of money damages would be an adequate remedy therefor. In the event Tenant shall be entitled to a refund as aforesaid and Landlord shall fail to make such payment within ten (10) business days after demand, Tenant shall have the right to deduct the amount thereof together with interest thereon at the Interest Rate from the next installment(s) of Base Rent.
20.9    Security Deposit. In lieu of the L C, Tenant shall have the option to provide Landlord with a security deposit. In such event, concurrent with Tenant's execution of this Lease, Tenant shall deposit with Landlord a security deposit (the "Security Deposit") in the amount set forth in Section 10 of the Summary. The Security Deposit shall be held by Landlord as security for the faithful performance by Tenant of all the terms, covenants, and conditions of this Lease to be kept and performed by Tenant during the Lease Term. If Tenant commits an Event of Default, including, but not limited to, the provisions relating to the payment of Rent, Landlord may, but shall not be required to, use, apply or retain all or any part of the Security Deposit for the payment of any Rent or any other sum in default, or for the payment of any amount that Landlord may spend or become obligated to spend by reason of such Event of Default, or

843078.08/SD 374622-00033/8-4-16/MLT/dek	-40-	GENESIS SSF - ONE TOWER PLACE [Achaogen, Inc.]

to compensate Landlord for any other loss or damage that Landlord may suffer by reason of Tenant's default. If any portion of the Security Deposit is so used or applied, Tenant shall, within five (5) business days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount, and Tenant's failure to do so shall be an Event of Default under this Lease. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the Security Deposit, or any balance thereof, shall be returned to Tenant, or, at Landlord's option, to the last assignee of Tenant's interest hereunder, within sixty (60) days following the expiration of the Lease Term. Tenant shall not be entitled to any interest on the Security Deposit. Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code, and all other provisions of law, now or hereafter in force, which provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums reasonably necessary to compensate Landlord for any other loss or damage, foreseeable or unforeseeable, caused by the act or omission of Tenant or any officer, employee, agent or invitee of Tenant.
ARTICLE 21

COMPLIANCE WITH LAW
Tenant shall not do anything or suffer anything to be done in or about the Premises which will in any way conflict with any law, statute, ordinance or other governmental rule, regulation or requirement now in force or which may hereafter be enacted or promulgated. At its sole cost and expense, Tenant shall promptly comply with all such governmental measures, other than (i) correcting violations existing as of the Lease Commencement Date, (ii) making structural changes or changes to the Building's systems (collectively the "Excluded Changes"); provided, however, to the extent such Excluded Changes are required due to or triggered by Tenant's improvements or alterations to (other than the Tenant Improvements) and/or manner of use of the Premises following Substantial Completion of the Landlord's Work and Tenant Improvements, Tenant shall perform such work, at Tenant's cost and expense. In addition, Tenant shall fully comply with all present or future programs intended to manage parking, transportation or traffic in and around the Project, and in connection therewith, Tenant shall take responsible action for the transportation planning and management of all employees located at the Premises by working directly with Landlord, any governmental transportation management organization or any other transportation-related committees or entities. The judgment of any court of competent jurisdiction or the admission of Tenant in any judicial action, regardless of whether Landlord is a party thereto, that Tenant has violated any of said governmental measures, shall be conclusive of that fact as between Landlord and Tenant.
ARTICLE 22

ENTRY BY LANDLORD
Landlord reserves the right at all reasonable times and upon reasonable prior notice (of not less than 48 hours) to Tenant to enter the Premises to: (i) inspect them; (ii) show the Premises to prospective purchasers, mortgagees or tenants, or to the ground lessors; (iii) to post notices of nonresponsibility; or (iv) alter, improve or repair the Premises or the Building if necessary to comply with current building codes or other applicable laws, or for structural alterations, repairs or improvements to the Building, or as Landlord may otherwise reasonably desire or deem necessary. Notwithstanding anything to the contrary contained in this Article 22, Landlord may enter the Premises at any time, without notice to Tenant, in emergency situations (provided that notice of such entry shall be given after the fact as soon as reasonably practical) and/or to perform janitorial or other services required of Landlord pursuant to this Lease. In an emergency, Landlord shall have the right, by any means that Landlord may deem proper, to open the doors in and to the Premises. Any such entries shall be without the abatement of Rent and shall include the right to take such reasonable steps as required to accomplish the stated purposes, provided that Landlord shall use commercially reasonable efforts to minimize interference with Tenant's use. Tenant hereby waives any claims for damages or for any injuries or inconvenience to or interference with Tenant's business, lost profits, any loss of occupancy or quiet enjoyment of the Premises. For each of the above purposes, Landlord shall at all times have a key with which to unlock all the doors in the Premises, excluding Tenant's vaults, safes and special security areas designated in advance by Tenant. In an emergency, Landlord shall have the right to enter without notice and use any means that Landlord may deem proper to open the doors in and to the Premises. Any entry into the Premises in the manner hereinbefore described shall not

843078.08/SD 374622-00033/8-4-16/MLT/dek	-41-	GENESIS SSF - ONE TOWER PLACE [Achaogen, Inc.]

be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an actual or constructive eviction of Tenant from any portion of the Premises.
ARTICLE 23A

PARKING
Throughout the Lease Term, Tenant shall have the right to use, on a "first-come, first-serve" basis, in common with other tenants of the Building and free of parking charges, the number of unreserved parking spaces set forth in Section 12 of the Summary, which unreserved parking spaces are located in the Parking Facility servicing the Building as shall be designated by Landlord from time to time for unreserved parking for the tenants of the Building. Tenant's continued right to use the parking spaces is conditioned upon (i) Tenant abiding by (A) the Parking Rules and Regulations which are in effect on the date hereof, as set forth in the attached Exhibit D and all reasonable modifications and additions thereto which are prescribed from time to time for the orderly operation and use of the Parking Facility by Landlord, and/or Landlord's Parking Operator (as defined below), and (B) all recorded covenants, conditions and restrictions affecting the Building, copies of which Landlord has provided to Tenant, and (ii) upon Tenant's cooperation in seeing that Tenant's employees and visitors also comply with the Parking Rules and Regulations (and all such modifications and additions thereto, as the case may be), any such other rules and regulations and covenants, conditions and restrictions. Provided that the Tenant's right to use parking spaces shall not be permanently reduced below a ratio of 3.2 spaces per 1,000 rentable square feet in the Premises, Landlord (and/or any other owners of the Project) specifically reserve the right to change the size, configuration, design, layout, location and all other aspects of the Parking Facility (including without limitation, implementing paid visitor parking), and Tenant acknowledges and agrees that Landlord may, without incurring any liability to Tenant and without any abatement of Rent under this Lease, from time to time, temporarily close-off or restrict access to the Parking Facility for repair work or alterations and improvements. Landlord may delegate its responsibilities hereunder to a parking operator (the "Parking Operator") in which case the Parking Operator shall have all the rights of control attributed hereby to Landlord. Any parking tax or other charges imposed by governmental authorities in connection with the use of such parking shall, unless already included in Tax Expenses, be paid directly by Tenant or the parking users, or, if directly imposed against Landlord, then Landlord shall include the same as part of Tax Expenses'. As of the date hereof, there are no parking taxes imposed by any governmental authorities. The parking rights provided to Tenant pursuant to this Article 23 are provided solely for use by Tenant's own personnel and visitors and such rights may not be transferred, assigned, subleased or otherwise alienated by Tenant without Landlord's prior approval, except in connection with an assignment of this Lease or sublease of the Premises made in accordance with Article 14 above. All visitor parking by Tenant's visitors shall be subject to availability, as reasonably determined by Landlord (and/or the Parking Operator, as the case may be), and parking in such visitor parking areas as may be designated by Landlord (and/or the Parking Operator from time to time.
ARTICLE 24

MISCELLANEOUS PROVISIONS
24.1    Terms; Captions. The necessary grammatical changes required to make the provisions hereof apply either to corporations or partnerships or individuals, men or women, as the case may require, shall in all cases be assumed as though in each case fully expressed. The captions of Articles and Sections are for convenience only and shall not be deemed to limit, construe, affect or alter the meaning of such Articles and Sections.
24.2    Binding Effect. Each of the provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit not only of Landlord and of Tenant, but also of their respective successors or assigns, provided this clause shall not permit any assignment by Tenant contrary to the provisions of Article 14 above.
24.3    No Waiver. No waiver of any provision of this Lease shall be implied by any failure of a party to enforce any remedy on account of the violation of such provision, even if such violation shall continue or be repeated subsequently, any waiver by a party of any provision of this Lease may only be in writing, and no express waiver shall affect any provision other than the one specified in such waiver and that one only for the time and in the manner specifically stated. No receipt of monies by Landlord from Tenant after the termination of this Lease shall in any way

843078.08/SD 374622-00033/8-4-16/MLT/dek	-42-	GENESIS SSF - ONE TOWER PLACE [Achaogen, Inc.]

alter the length of the Lease Term or of Tenant's right of possession hereunder or after the giving of any notice shall reinstate, continue or extend the Lease Term or affect any notice given Tenant prior to the receipt of such monies, it being agreed that after the service of notice or the commencement of a suit or after final judgment for possession of the Premises, Landlord may receive and collect any Rent due, and the payment of said Rent shall not waive or affect said notice, suit or judgment.
24.4    Modification of Lease. If any current or prospective mortgagee or ground lessor for the Project requires modifications to this Lease, which modifications will not cause an increased cost or expense to Tenant or in any other way materially and adversely change the rights and obligations of Tenant hereunder, then and in such event, Tenant agrees that this Lease may be so modified and agrees to execute whatever documents are required therefor and deliver the same to Landlord within ten (10) business days following the request therefor. If Landlord or any such current or prospective mortgagee or ground lessor require execution of a short form of Lease for recording, containing, among other customary provisions, the names of the parties, a description of the Premises and the Lease Term, Tenant shall execute such short form of Lease and to deliver the same to Landlord within ten (10) business days following the request therefor.
24.5    Transfer of Landlord's Interest. Landlord has the right to transfer all or any portion of its interest in the Project, the Building and/or in this Lease, and upon any transfer of its entire interest in the Project, Landlord shall automatically be released from all liability accruing under this Lease after the date of such transfer and Tenant shall look solely to such transferee for the performance of Landlord's obligations hereunder after the date of transfer. The liability of any transferee of Landlord shall be limited to the interest of such transferee in the Project and such transferee shall be without personal liability under this Lease, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant. Landlord may also assign its interest in this Lease to a mortgage lender as additional security but such assignment shall not release Landlord from its obligations hereunder and Tenant shall continue to look to Landlord for the performance of its obligations hereunder. Neither Landlord nor any of its affiliates, nor any of their respective partners, shareholders, directors, officers, employees, members or agents shall be personally liable for Landlord's obligations or any deficiency under this Lease, and service of process shall not be made against any shareholder, member, director, officer, employee or agent of Landlord or any of Landlord's affiliates. No partner, shareholder, director, officer, employee, member or agent of Landlord or any of its affiliates shall be sued or named as a party in any suit or action, and service of process shall not be made against any partner or member of Landlord except as may be necessary to secure jurisdiction of the partnership, joint venture or limited liability company, as applicable. No partner, shareholder, director, officer, employee, member or agent of Landlord or any of its affiliates shall be required to answer or otherwise plead to any service of process, and no judgment shall be taken or writ of execution levied against any partner, shareholder, director, officer, employee, member or agent of Landlord or any of its affiliates.
24.6    Prohibition Against Recording. Except as provided in Section 24.4 of this Lease, neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant, and the recording thereof in violation of this provision shall make this Lease null and void at Landlord's election.
24.7    Landlord's Title; Air Rights. Landlord's title is and always shall be paramount to the title of Tenant. Nothing herein contained shall empower Tenant to do any act which can, shall or may encumber the title of Landlord. No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease.
24.8    Tenant's Signs. Tenant shall be entitled, at its sole cost and expense, to one (1) identification sign on or near the entry doors of the Premises and for multi-tenant floors (if any) on which the Premises are located Tenant shall be entitled, at its sole cost and expense, one (1) identification or directional sign, as designated by Landlord, in the elevator lobby on the floor on which the Premises are located. Such signs shall be installed by a signage contractor designated by Landlord. The location, quality, design, style, lighting and size of such signs shall be consistent with the Landlord's Building standard signage program and shall be subject to Landlord's prior written approval, in its reasonable discretion. Upon the expiration or earlier termination of this Lease, Tenant shall be responsible, at its sole cost and expense, for the removal of such signage and the repair of all damage to the Building caused by such removal.

843078.08/SD 374622-00033/8-4-16/MLT/dek	-43-	GENESIS SSF - ONE TOWER PLACE [Achaogen, Inc.]

Except for such identification signs, Tenant may not install any signs on the exterior or roof of the Building, the Other Future Building or the common areas of the Building or the Project. Any signs, window coverings, or blinds (even if the same are located behind the Landlord approved window coverings for the Building), or other items visible from the exterior of the Premises or Building are subject to the prior approval of Landlord, in its reasonable discretion.
24.9    Relationship of Parties. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant, it being expressly understood and agreed that neither the method of computation of Rent nor any act of the parties hereto shall be deemed to create any relationship between Landlord and Tenant other than the relationship of landlord and tenant.
24.10    Application of Payments. Landlord shall have the right to apply payments received from Tenant pursuant to this Lease, regardless of Tenant's designation of such payments, to satisfy any obligations of Tenant hereunder, in such order and amounts as Landlord, in its sole discretion, may elect.
24.11    Time of Essence. Time is of the essence of this Lease and each of its provisions.
24.12    Partial Invalidity. If any term, provision or condition contained in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Lease shall be valid and enforceable to the fullest extent possible permitted by law.
24.13    No Warranty. In executing and delivering this Lease, Tenant has not relied on any representation, including, but not limited to, any representation whatsoever as to the amount of any item comprising Additional Rent or the amount of the Additional Rent in the aggregate or that Landlord is furnishing the same services to other tenants, at all, on the same level or on the same basis, or any warranty or any statement of Landlord which is not expressly set forth in this Lease or in one or more of the Exhibits attached hereto.
24.14    Landlord Exculpation. Notwithstanding anything in this Lease to the contrary, and notwithstanding any applicable law to the contrary, the liability of Landlord and the Landlord Parties under this Lease (including any successor landlord) and any recourse by Tenant against Landlord or the Landlord Parties shall be limited solely and exclusively to an amount which is equal to the value of the ownership interest of Landlord in the Project, and neither Landlord, nor any of the Landlord Parties shall have any personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant.
24.15    Entire Agreement. There are no oral agreements between the parties hereto affecting this Lease and this Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease. This Lease and any side letter or separate agreement executed by Landlord and Tenant in connection with this Lease and dated of even date herewith contain all of the terms, covenants, conditions, warranties and agreements of the parties relating in any manner to the rental, use and occupancy of the Premises, shall be considered to be the only agreement between the parties hereto and their representatives and agents, and none of the terms, covenants, conditions or provisions of this Lease can be modified, deleted or added to except in writing signed by the parties hereto. All negotiations and oral agreements acceptable to both parties have been merged into and are included herein. There are no other representations or warranties between the parties, and all reliance with respect to representations is based totally upon the representations and agreements contained in this Lease.
24.16    Right to Lease. Landlord reserves the absolute right to effect such other tenancies in the Building, the Other Future Building and/or in any other building and/or any other portion of the Project as Landlord in the exercise of its sole business judgment shall determine to best promote the interests of the Project. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or type or number of tenants shall, during the Lease Term, occupy any space in the Building, the Other Future Building or Project.

843078.08/SD 374622-00033/8-4-16/MLT/dek	-44-	GENESIS SSF - ONE TOWER PLACE [Achaogen, Inc.]

24.17    Force Majeure. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions, civil commotions, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Lease and except with respect to Tenant's obligations under the Tenant Work Letter (collectively, the "Force Majeure"), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party's performance caused by a Force Majeure.
24.18    Waiver of Redemption by Tenant. Tenant hereby waives for Tenant and for all those claiming under Tenant all right now or hereafter existing to redeem by order or judgment of any court or by any legal process or writ, Tenant's right of occupancy of the Premises after any termination of this Lease.
24.19    Notices. All notices, demands, statements or communications (collectively, "Notices") given or required to be given by either party to the other hereunder shall be in writing, shall be sent by United States certified or registered mail, postage prepaid, return receipt requested, or delivered personally or by nationally recognized overnight courier (i) to Tenant at the appropriate address set forth in Section 5 of the Summary, or to such other place as Tenant may from time to time designate in a Notice to Landlord; or (ii) to Landlord at the addresses set forth in Section 3 of the Summary, or to such other firm or to such other place as Landlord may from time to time designate in a Notice to Tenant. Any Notice will be deemed given on the date it is mailed as provided in this Section 24.19 or upon the date personal delivery or delivery by overnight courier is made or rejected. If Tenant is notified of the identity and address of Landlord's mortgagee or ground lessor, Tenant shall give to such mortgagee or ground lessor written notice of any default by Landlord under the terms of this Lease by registered or certified mail, and such mortgagee or ground lessor shall be given a reasonable opportunity to cure such default prior to Tenant's exercising any remedy available to Tenant.
24.20    Joint and Several. If there is more than one person or entity executing this Lease as Tenant, the obligations imposed upon such persons and entities under this Lease are and shall be joint and several.
24.21    Representations. Tenant guarantees, warrants and represents that (a) Tenant is duly incorporated or otherwise established or formed and validly existing under the laws of its state of incorporation, establishment or formation, (b) Tenant has and is duly qualified to do business in the state in which the Project is located, (c) Tenant has full corporate, partnership, trust, association or other appropriate power and authority to enter into this Lease and to perform all Tenant's obligations hereunder, (d) each person (and all of the persons if more than one signs) signing this Lease on behalf of Tenant is duly and validly authorized to do so and (e) neither (i) the execution, delivery or performance of this Lease nor (ii) the consummation of the transactions contemplated hereby will violate or conflict with any provision of documents or instruments under which Tenant is constituted or to which Tenant is a party. In addition, Tenant guarantees, warrants and represents that none of (x) it, (y) its affiliates or partners nor (z) to its actual knowledge, its members, shareholders or other equity owners or any of their respective employees, officers, directors, representatives or agents is a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control ("OFAC") of the Department of the Treasury (including those named on OFAC's Specially Designated and Blocked Persons List) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism) or other similar governmental action. Landlord guarantees, warrants and represents to Tenant that (a) Landlord is duly incorporated or otherwise established or formed and validly existing under the laws of its state of incorporation, establishment or formation, (b) Landlord has and is duly qualified to do business in the state in which the Project is located, (c) Landlord has full corporate, partnership, trust, association or other appropriate power and authority to enter into this Lease and to perform all Landlord's obligations hereunder, (d) each person (and all of the persons if more than one signs) signing this Lease on behalf of Landlord is duly and validly authorized to do so and (e) neither (i) the execution, delivery or performance of this Lease nor (ii) the consummation of the transactions contemplated hereby will violate or conflict with any provision of documents or instruments under which Landlord is constituted or to which Landlord is a party.

843078.08/SD 374622-00033/8-4-16/MLT/dek	-45-	GENESIS SSF - ONE TOWER PLACE [Achaogen, Inc.]

24.22    Jury Trial; Attorneys' Fees. IF EITHER PARTY COMMENCES LITIGATION AGAINST THE OTHER FOR THE SPECIFIC PERFORMANCE OF THIS LEASE, FOR DAMAGES FOR THE BREACH HEREOF OR OTHERWISE FOR ENFORCEMENT OF ANY REMEDY HEREUNDER, THE PARTIES HERETO AGREE TO AND HEREBY DO WAIVE ANY RIGHT TO A TRIAL BY JURY. In the event of any such commencement of litigation, the prevailing party shall be entitled to recover from the other party such costs and reasonable attorneys' fees as may have been incurred, including any and all costs incurred in enforcing, perfecting and executing such judgment.
24.23    Governing Law. This Lease shall be construed and enforced in accordance with the laws of the state in which the Project is located.
24.24    Submission of Lease. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or an option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.
24.25    Brokers. Landlord and Tenant each hereby represents and warrants to the other party that it (i) has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the real estate brokers or agents specified in Section 11 of the Summary (collectively, the "Brokers"), and (ii) knows of no other real estate broker or agent who is entitled to a commission in connection with this Lease. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including without limitation reasonable attorneys' fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of the indemnifying party's dealings with any real estate broker or agent in connection with this Lease other than the Brokers. Landlord shall pay the commission due the Brokers in connection with this Lease pursuant to a separate agreement.
24.26    Independent Covenants. This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent and Tenant hereby expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations set forth herein, except as expressly set forth in this Lease, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord's expense or to any setoff of the Rent or other amounts owing hereunder against Landlord; provided, however, that the foregoing shall in no way impair the right of Tenant to commence a separate action against Landlord for any violation by Landlord of the provisions hereof so long as notice is first given to Landlord and any holder of a mortgage or deed of trust covering the Building, Project or any portion thereof, of whose address Tenant has theretofore been notified, and an opportunity is granted to Landlord and such holder to correct such violations as provided above.
24.27    Building Name and Signage. Landlord shall have the right at any time to change the name(s) of the Building, the Other Future Building and Project and to install, affix and maintain any and all signs on the exterior and on the interior of the Building, the Other Future Building and any portion of the Project as Landlord may, in Landlord's sole discretion, desire. Tenant shall not use the names of the Building, the Other Future Building or Project or use pictures or illustrations of the Building, the Other Future Building or Project in advertising or other publicity (other than in connection with marketing the space for assignment or sublease), without the prior written consent of Landlord.
24.28    Building Directory. Landlord shall include Tenant's name and location in the Building on one (1) line on the Building directory. The initial cost of such directory signage shall be paid for by Landlord, but any subsequent charges thereto shall be at Tenant's cost.
24.29    Intentionally Omitted.
24.30    Landlord's Construction. Except as specifically set forth in this Lease or in the Tenant Work Letter: (i) Landlord has no obligation to alter, remodel, improve, renovate, repair or decorate the Premises, the Building, the Other Future Building, the Project, or any part thereof; and (ii) no representations or warranties respecting the condition of the Premises, the Building, the Other Future Building or the Project have been made by Landlord to Tenant. Tenant acknowledges that prior to and during the Lease Term, Landlord (and/or any common area association) will be completing construction and/or demolition work pertaining to various portions of the Building, the Other Future Building, the Premises, and/or the Project, including without limitation, landscaping and tenant improvements for

843078.08/SD 374622-00033/8-4-16/MLT/dek	-46-	GENESIS SSF - ONE TOWER PLACE [Achaogen, Inc.]

premises for other tenants and, at Landlord's sole election, such other buildings, improvements, landscaping and other facilities within or as part of the Project as Landlord (and/or such common area association) shall from time to time desire (collectively, the "Construction"). In connection with such Construction, Landlord may, among other things, erect scaffolding or other necessary structures in the Building and/or the Other Future Building, limit or eliminate access to portions of the Project, including portions of the common areas, or perform work in the Building, the Other Future Building and/or the Project, which work may create noise, dust or leave debris in the Building, the Other Future Building and/or the Project. Tenant hereby agrees that such Construction and Landlord's actions in connection with such Construction shall in no way constitute a constructive eviction of Tenant nor, subject to Section 6.9 above, entitle Tenant to any abatement of Rent. Subject to Section 6.9 above, Landlord shall have no responsibility or for any reason be liable to Tenant for any direct or indirect injury to or interference with Tenant's business arising from such Construction, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises or of Tenant's personal property or improvements resulting from such Construction or Landlord's actions in connection with such Construction, or for any inconvenience or annoyance occasioned by such Construction or Landlord's actions in connection with such Construction. Landlord reserves full control over the Project to the extent not inconsistent with Tenant's enjoyment the same as provided in this Lease. This reservation includes Landlord's right to subdivide the Project and convert portions of the Project to condominium units, change the size of the Project by selling all or a portion of the Project or adding real property and any improvements thereon to the Project; grant easements and licenses to third parties and maintain or establish ownership of the Buildings separate from the fee title to the Project. Notwithstanding anything above to the contrary, and subject to the provisions of Section 6.9, Landlord will (i) use commercially reasonable efforts to minimize unreasonable interference with Tenant's Permitted Use in connection with Landlord's exercise of Landlord's rights under this Section 24.30, and (ii) use commercially reasonable efforts to provide Tenant not less than ten (10) business days prior written notice of any planned utility or other Building system interruption or systems testing which would require evacuation of the Premises or Building.
24.31    Existing Furniture. Tenant shall have the right to use certain furniture existing in the third (3rd) floor of the Building as of the date hereof (the "Existing Furniture"), which Existing Furniture is more particularly described on Exhibit G attached hereto. Tenant's use of such Existing Furniture is on an as-is basis and Landlord makes no representation or warranty regarding the same.
24.32    Net Lease. This Lease shall be deemed and construed to be an "absolute net lease" and, except as herein expressly provided, Landlord shall receive all payments required to be made by Tenant free from all charges, assessments, impositions, expenses and deductions of any and every kind or nature whatsoever. Landlord shall not be required to furnish any services or facilities or to make any repairs, replacements or alterations of any kind in or on the Premises except as specifically provided in this Lease and its Exhibits.
24.33    Access Control; Security. Landlord shall provide certain access control services for the Building on a 24 hours a day, 7 days a week and 365 days a year basis. Landlord shall not be liable to Tenant, and Tenant hereby waives any claim against Landlord, for, and expressly assumes the risk of (i) any unauthorized or criminal entry of third parties into the Premises or the Building, (ii) any damage to persons in or about the Premises or the Project, or (iii) any loss of property in and about the Premises or the Building, by or from any unauthorized or criminal acts of third parties. Landlord shall provide security services for the Project in a manner substantially consistent with other comparable projects in South San Francisco.
24.34    Performing Arts Center. The Building includes an approximately 235‑seat performing arts center (the "PAC"). Booking of the PAC shall be subject to availability on a shared basis with all other tenants in the Project. Tenant shall follow those procedures promulgated by Landlord from time to time to schedule use of the PAC. Tenant shall have the right to use the PAC so long as Tenant has scheduled such use of the PAC in advance in accordance with Landlord procedures.
24.35    Fitness Center. There is a fitness center in the Building located on the second floor (the "Fitness Center") for the non-exclusive use by Landlord, Tenant and other tenants of the Building, subject to the reasonable rules adopted from time to time by Landlord for such usage. The costs of operating and maintaining the Fitness Center shall be included in Operating Expenses. Use of the Fitness Center by Tenant shall be at the sole risk of Tenant and Landlord assumes no liability or risk associated with Tenant's use of the Fitness Center. Tenant acknowledges that use

843078.08/SD 374622-00033/8-4-16/MLT/dek	-47-	GENESIS SSF - ONE TOWER PLACE [Achaogen, Inc.]

of the Fitness Center is unsupervised and unattended. Tenant acknowledges that each officer or employee of Tenant who desires to use the Fitness Center will be required to sign and deliver to Landlord, a commercially reasonable release of liability agreement in such form as is customary in the industry and as may be reasonably revised by Landlord from time to time. Landlord shall be permitted to charge any individual user of the Fitness Center an annual administrative fee for the cost of such user's access card and expenses relating to recording keeping for the individual user. Tenant shall be responsible for payment of such access card for each of Tenant's employees who requests access to the Fitness Center in a Lease Year. The current annual administrative fee for such access is $30.00 per user. Landlord shall have the right to hereafter increase such fee to the extent necessary to reimburse Landlord for increases in the reasonable cost to Landlord to supply and administer the access cards. The administrative fee payable by Tenant to Landlord for each of Tenant's officers and employees shall be deemed Additional Rent hereunder. Landlord shall have the right to relocate the Fitness Center in the Project, provided that Tenant retains its rights under this Section with regard to the relocated Fitness Center.
24.36    Sustainability.
24.36.1    Sustainable Building Operations.
(a)    The Building is or may become in the future certified under the Green Building Initiative's Green Globes™ for Continual Improvement of Existing Buildings (Green Globes™-CIEB), the U.S. Green Building Council's Leadership in Energy and Environmental Design (LEED) rating system, or operated pursuant to Landlord's sustainable building practices. Landlord's sustainability practices address whole-building operations and maintenance issues including chemical use; indoor air quality; energy efficiency; water efficiency; recycling programs; exterior maintenance programs; and systems upgrades to meet green building energy, water, Indoor Air Quality, and lighting performance standards. Notwithstanding the foregoing, Tenant shall not be required to comply with any Green Building Initiatives or other rating systems as set forth above until the Building is certified as such, and Tenant shall only be required to comply with such Green Building Initiatives with respect to any upgrades, alterations or improvements made by Tenant after the Building is certified as set forth above. In no event shall Tenant be required to make changes, improvements and/or other repairs or replacements to the Premises in order to make the Premises compliant with the above stated initiatives and rating systems.
(b)    Tenant shall use proven energy and carbon reduction measures, including energy efficient bulbs in task lighting; use of lighting controls; daylighting measures to avoid over-lighting interior spaces; closing shades on the south side of the Building to avoid over heating the space; turning off lights and equipment at the end of the work day (if doing so does not interfere with Tenant's Permitted Use); and purchasing, with respect to any new equipment that Tenant purchases for the Premises, ENERGY STAR® qualified equipment (if available) including but not limited to lighting, office equipment, commercial and residential quality kitchen equipment, vending and ice machines; purchasing products certified by the U.S. EPA's Water Sense® program.
24.36.2    Recycling and Waste Management. Tenant covenants and agrees, at its sole cost and expense: (a) to comply with all present and future laws, orders and regulations of the Federal, State, county, municipal or other governing authorities, departments, commissions, agencies and boards regarding the collection, sorting, separation, and recycling of garbage, trash, rubbish and other refuse (collectively, "trash"); (b) to comply with Landlord's commercially reasonable recycling policy as part of Landlord's sustainability practices where it may be more stringent than applicable law; (c) to sort and separate its trash and recycling into such categories as are provided by law or Landlord's reasonable sustainability practices; (d) that each separately sorted category of trash and recycling shall be placed in separate receptacles as directed by Landlord; (e) that Landlord reserves the right to refuse to collect or accept from Tenant any waste that is not separated and sorted as required by law, and to require Tenant to arrange for such collection of Tenant's sole cost and expense, utilizing a contractor satisfactory to Landlord in its commercially reasonable discretion; and (f) that Tenant shall pay all costs, expenses, fines, penalties or damages that may be imposed on Landlord or Tenant by reason of Tenant's failure to comply with the provisions of this Section.

843078.08/SD 374622-00033/8-4-16/MLT/dek	-48-	GENESIS SSF - ONE TOWER PLACE [Achaogen, Inc.]

24.37    Transportation Management.
24.37.1    Tenant shall use commercially reasonable efforts to comply with all present or future programs intended to manage parking, transportation or traffic in and around the Building, and in connection therewith, Tenant shall take responsible action for the transportation planning and management of all employees located at the Premises by working directly with Landlord, any governmental transportation management organization or any other transportation-related committees or entities. Such programs may include, without limitation: (i) restrictions on the number of peak-hour vehicle trips generated by Tenant; (ii) increased vehicle occupancy; (iii) implementation of an in-house ridesharing program and an employee transportation coordinator; (iv) working with employees and any Building or area-wide ridesharing program manager; (v) instituting employer-sponsored incentives (financial or in-kind) to encourage employees to rideshare; and (vi) utilizing flexible work shifts for employees.
24.37.2    Pursuant to the Conditions of Approval for this project a draft Transportation Demand Management Plan was adopted by the South San Francisco City Council in October 2006. A final Transportation Demand Management Plan is under development that satisfies the requirement of the City of South San Francisco's transportation demand management goals and also the San Mateo County Transportation Demand Management guidelines. The plan is to be provided to tenants of the Building to participate in a program designed to coordinate commute alternatives. During the term of the Tenant's tenancy, Landlord agrees to provide transportation brokerage and commute assistance services, as part of Operating Expenses to assist the Tenant in meeting the transportation needs of its employees. Tenant agrees to cooperate with and assist the Landlord's transportation management coordinator (the "Coordinator"), through designation of a responsible employee, to distribute to Tenant's employees written materials promoting and encouraging the use of public transit and/or ridesharing, and distribute and return to the Coordinator transportation survey questionnaire forms. Tenant may agree, at its option, to participate in other activities required of Landlord and/or ridesharing by employees in the Building.
24.38    Hazardous Materials Storage Space. Subject to applicable laws, commencing as of the Lease Commencement Date, and continuing throughout the Lease Term, Tenant shall, at no additional cost, lease from Landlord and Landlord shall lease to Tenant one (1) storage area containing two (2) rooms ("Hazmat Storage Space") on the second (2nd) floor of the Building in the locations depicted on Exhibit F attached hereto. Tenant's, at Tenant's sole cost, shall be responsible for any hook up and piping costs with respect to such Hazmat Storage Space. Tenant also acknowledges that Landlord has made no representation or warranty regarding the condition of the Hazmat Storage Space. Landlord shall have the right to relocate the Hazmat Storage Space to other reasonably comparable space in the Project, at Landlord's sole cost and expense.
24.38.1    Indemnification. Tenant hereby absolves Landlord from any and all loss, cost, damage, expense and liability, whether foreseeable or not, from any cause whatsoever, that Tenant may suffer to its personal property located anywhere in the Hazmat Storage Space or that it or its agents, employees, principals, invitees, or licensees may suffer as a direct or indirect consequence of Tenant's lease of or use of the Hazmat Storage Space or access areas to the Hazmat Storage Space except to the extent caused by Landlord's gross negligence or willful misconduct. In addition, Tenant hereby agrees to indemnify, defend, protect and hold Landlord harmless from and against any loss, cost, damage, liability, expense, claim, action or cause of action of any third party, whether foreseeable or not, resulting as a direct or indirect consequence of Tenant's lease or use of the Hazmat Storage Space or access areas to the Hazmat Storage Space except to the extent caused by Landlord's gross negligence or willful misconduct.
24.38.2    Use of Hazmat Storage Space. Tenant agrees not to store Hazardous Material or waste in the Hazmat Storage Space except in strict accordance with Article 5 of this Lease. Tenant agrees to use the Hazmat Storage Space solely for storage purposes and not as office space. Tenant agrees that Landlord and its agents may enter and inspect the Hazmat Storage Space and any goods stored therein at any time during regular business hours upon giving forty-eight (48) hours prior notice to Tenant and so long as Tenant is provided with an opportunity to have a representative of Tenant present. Tenant shall, at its sole cost and expense, deliver to Landlord a key for any locks installed by Tenant for Landlord's emergency entrance purposes. Tenant shall maintain and repair the Hazmat Storage Space at its sole cost and expense.

843078.08/SD 374622-00033/8-4-16/MLT/dek	-49-	GENESIS SSF - ONE TOWER PLACE [Achaogen, Inc.]

24.38.3    Assignment and Sublease. The Hazmat Storage Space may not be assigned or subleased by Tenant or otherwise transferred by Tenant, except that Tenant may assign its rights and obligations under this Section 24.38 in connection with an assignment permissible pursuant to the terms of Article 14 of this Lease.
24.38.4    Incorporation of Lease Provisions. The provisions of this Lease with regard to the Premises, to the extent applicable and not inconsistent with the provisions of this Section 24.38, shall be deemed to apply to the Hazmat Storage Space as though the Hazmat Storage Space is part of the Premises, provided that the rentable square footage contained in the Hazmat Storage Space shall not be included in the measurement of the Premises or the calculation of Tenant's Share of Operating Expenses.
IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed the day and date first above written.
"Landlord":
AP3-SF2 CT SOUTH, LLC,
a Delaware limited liability company

By:	/s/ Michael Gerrity
Name:	Michael Gerrity
Its:	President
"Tenant":
ACHAOGEN, INC.,
a Delaware corporation

By:	/s/ Blake Wise
Name:	Blake Wise
Its:	Chief Operating Officer

By:	/s/ Kenneth Hillan
Name:	Kenneth Hillan
Its:	Chief Executive Officer
*** If Tenant is a CORPORATION, the authorized officers must sign on behalf of the corporation and indicate the capacity in which they are signing. The Lease must be executed by the president or vice president and the secretary or assistant secretary, unless the bylaws or a resolution of the board of directors shall otherwise provide, in which event, the bylaws or a certified copy of the resolution, as the case may be, must be attached to this Lease.

843078.08/SD 374622-00033/8-4-16/MLT/dek	-50-	GENESIS SSF - ONE TOWER PLACE [Achaogen, Inc.]

EXHIBIT A
OUTLINE OF FLOOR PLANS OF PREMISES

843078.08/SD 374622-00033/8-4-16/MLT/dek	Exhibit A -1-	GENESIS SSF - ONE TOWER PLACE [Achaogen, Inc.]

843078.08/SD 374622-00033/8-4-16/MLT/dek	Exhibit A -2-	GENESIS SSF - ONE TOWER PLACE [Achaogen, Inc.]

EXHIBIT A-1
SITE PLAN OF PROJECT

843078.08/SD 374622-00033/8-4-16/MLT/dek	Exhibit A-1 -1-	GENESIS SSF - ONE TOWER PLACE [Achaogen, Inc.]

EXHIBIT B
TENANT WORK LETTER
This Tenant Work Letter ("Tenant Work Letter") sets forth the terms and conditions relating to the construction of the Tenant Improvements and Landlord's Work (both as defined below) by Landlord. All references in this Tenant Work Letter to the "Lease" shall mean the relevant portions of the Lease to which this Tenant Work Letter is attached as Exhibit B.
SECTION 1

BASE, SHELL AND CORE
Landlord has previously constructed the base, shell and core (i) of the Premises and (ii) of the floor(s) of the Building on which the Premises are located (collectively, the "Base, Shell and Core"), and, except as otherwise expressly provided in the Lease and this Tenant Work Letter, Tenant shall accept the Base, Shell and Core in its current "As-Is" condition existing as of the date of the Lease and the Lease Commencement Date. Except for the Tenant Improvements and the Landlord's Work (as defined in Exhibit B-1) that shall be constructed by Landlord as set forth in Exhibit B-1 attached hereto, Landlord shall not be obligated to make or pay for any alterations or improvements to the Premises, the Building or the Project. Subject to the provisions of this Tenant Work Letter Agreement, Landlord's financial contribution to the cost of the Tenant Improvement is capped at the amount of the Tenant Improvement Allowance. Without limiting the generality of the foregoing, Tenant acknowledges and agrees that Landlord shall not be obligated to install nor repair any window shades in the Premises and that in the event Tenant desires to have Landlord install window shades or desires that Landlord repair any window shades, then any costs incurred by Landlord in the installation or repair of any such window shades shall be deducted from the Allowances (or shall otherwise be at Tenant' sole cost and expense). Landlord and Tenant acknowledge and agree that the ILabs system serving the Premises shall be part of the Tenant Improvements and that such system shall be owned by Landlord and shall remain a fixture in the Premises.
SECTION 2

TENANT IMPROVEMENTS
2.1    Tenant Improvement Allowance. Landlord shall contribute to the cost of the Tenant Improvements a one-time tenant improvement allowance (the "Tenant Improvement Allowance") in the amount of up to, but not exceeding Five Million Six Hundred Fifty-Four Thousand One Hundred Sixty Dollars ($5,654,160.00 (i.e., One Hundred Twenty Dollars ($120.00) per rentable square foot of the Premises based on 47,118 rentable square feet in the Premises), to help pay for the costs of the design, permitting and construction of Tenant's improvements which are permanently affixed to the Premises and depicted in the approved Final Working Drawings, as such term is defined below (collectively, the "Tenant Improvements"). Except as otherwise expressly agreed to by Tenant, in no event shall costs incurred by Landlord prior to the date hereof for the design of the Tenant Improvements be deducted from the Tenant Improvement Allowance. In no event shall Landlord be obligated to make disbursements pursuant to this Tenant Work Letter in a total amount which exceeds the Tenant Improvement Allowance and in no event shall Landlord be obligated to disburse any portion of the Allowances (as defined below) beyond that date which is eighteen (18) months after the Lease Commencement Date (the "TIA Cutoff Date"). Tenant shall not be entitled to receive any cash payment or credit against Rent or otherwise for any portion of the Tenant Improvement Allowance or the Additional Allowance which is not used to pay for the Tenant Improvement Allowance Items (as defined below). Notwithstanding anything above to the contrary, in the event there exists an Over-Allowance Amount (as defined in Section 4.3.1 below), Tenant shall have the option, exercisable upon written notice to Landlord prior to the date Tenant is obligated to pay such Over-Allowance Amount, to require Landlord to provide a one-time additional improvement allowance (the "Additional Allowance") in the amount not to exceed Twenty Dollars ($20.00) per rentable square foot of the Premises, (i.e., up to Nine Hundred Forty-Two Thousand Three Hundred Sixty Dollars ($942,360.00) based on 47,118 rentable square feet in the Premises). In the event Tenant exercises such option and as consideration for Landlord providing such Additional Allowance to Tenant, the Base Rent payable by Tenant throughout the entire one hundred twenty-six (126) month initial

843078.08/SD 374622-00033/8-4-16/MLT/dek	Exhibit B -1-	GENESIS SSF - ONE TOWER PLACE [Achaogen, Inc.]

Lease Term ("Amortization Period") shall be increased by an amount sufficient to fully amortize such Additional Allowance throughout said one hundred twenty-six (126) month period based upon equal monthly payments of principal and interest, with interest imputed on the outstanding principal balance at the rate of nine percent (9%) per annum (the "Amortization Rent"), subject to the following provisions regarding Tenant's right to pay off the Additional Allowance early. By way of illustration, if Tenant utilizes the entire Additional Allowance then the initial Base Rent payable by Tenant under this Lease shall be increased by $0.25 per rentable square feet (with an initial start rate of $5.05 per rentable square foot and the Base Rent schedule set forth in Section 8 of the Summary shall be revised to reflect such increased Base Rent for all time periods under this Lease. Such revised Base Rent schedule shall be memorialized in an amendment to this Lease to be executed by Landlord and Tenant. In the event the Lease shall terminate for any reason, including, without limitation, as a result of an Event of Default by Tenant under the terms of the Lease or this Tenant Work Letter, Tenant acknowledges and agrees that the unamortized balance of the Additional Allowance which has not been paid by Tenant to Landlord as of the termination date pursuant to the foregoing provisions of this Section 2.1, shall become immediately due and payable as unpaid rent which has been earned as of such termination date. In addition, in no event shall the Amortization Rent be abated for any reason whatsoever. The Tenant Improvement Allowance and the Additional Allowance may collectively be referred to herein as the "Allowances". Notwithstanding anything above to the contrary, Tenant shall have the right, to be exercised by written notice to Landlord at any time during the first thirty-six (36) months of the Lease Term, to pay to Landlord the entirety of the Additional Allowance utilized by Tenant. In the event that Tenant makes such election, then Landlord shall provide Tenant with a calculation of the Additional Allowance amount that is owed (less any reduction of the same based on the Amortization Rent component of Base Rent previously paid by Tenant (if any) ("Landlord's Cost Calculation"). Tenant shall pay the amount set forth in Landlord's Cost Calculation (provided it is not in error) within ten (10) days after Tenant's receipt thereof and Landlord and Tenant shall promptly execute an amendment which will reflect such payment of the Additional Allowance, shall include a revised Base Rent schedule to reflect that Tenant is no longer obligated to pay Amortization Rent, and shall confirm that no interest shall accrue on the Additional Allowance after the date of payment.
2.2    Disbursement of the Tenant Improvement Allowance. Except as otherwise set forth in this Tenant Work Letter, the Tenant Improvement Allowance shall be disbursed by Landlord (each of which disbursement shall be made pursuant to Landlord's standard disbursement process), only for the following items and costs (collectively, the "Tenant Improvement Allowance Items"):
2.2.1    Payment of the fees of the Architect and the Engineers (as such terms are defined below), and the reasonable and actual fees incurred by, and the reasonable and actual cost of documents and materials supplied by, Landlord and Landlord's consultants in connection with the preparation and review of the Construction Drawings (as defined below);
2.2.2    The payment of plan check, permit and license fees relating to construction of the Tenant Improvements;
2.2.3    The cost of construction of the Tenant Improvements, including, without limitation, contractors' fees and general conditions, testing and inspection costs, costs of utilities, trash removal, parking and hoists, and the costs of after-hours freight elevator usage;
2.2.4    The cost of any changes in the Base, Shell and Core when such changes are required by the Construction Drawings (including if such changes are due to the fact that such work is prepared on an unoccupied basis), such cost to include all direct architectural and/or engineering fees and expenses incurred in connection therewith, but expressly excluding the cost and expenses of any Landlord's Work;
2.2.5    The cost of any changes to the Construction Drawings or Tenant Improvements required by Code or any other applicable laws;
2.2.6    Sales and use taxes and Title 24 fees;
2.2.7    The cost of the Landlord Supervision Fee (as defined below); and

843078.08/SD 374622-00033/8-4-16/MLT/dek	Exhibit B -2-	GENESIS SSF - ONE TOWER PLACE [Achaogen, Inc.]

2.2.8    all other reasonable and actual costs to be expended by Landlord in connection with the design and construction of the Tenant Improvements.
2.3    Specifications for Building Standard Components. Landlord has established specifications (the "Specifications") for the Building standard components to be used in the construction of the Tenant Improvements in the Premises, which Specifications are attached hereto as Schedule 2. Unless otherwise agreed to by Landlord, the Tenant Improvements shall comply with the Specifications. Landlord's approval with respect to any commercially reasonable changes to the Specifications requested by Tenant shall not be unreasonably withheld. Landlord may make changes to the Specifications from time to time, provided such changes are not applied retroactively.
SECTION 3

CONSTRUCTION DRAWINGS
3.1    Selection of Architect/Construction Drawings. Landlord shall retain McFarlane Architects as its architect/space planner (the "Architect") to prepare the "Construction Drawings," as that term is defined in this Section 3.1. Landlord shall retain Landlord's engineering consultants (the "Engineers") to prepare all plans and engineering working drawings relating to the structural, mechanical, electrical, plumbing, HVAC, lifesafety, and sprinkler work in the Premises; provided, however, that Landlord, utilizing the Final Space Plan, will competitively bid, using a commercially reasonable bid process reasonably approved by Tenant, the mechanical, electrical, plumbing, and fire safety work (the "MEP Subs"). Landlord and Tenant shall then review such bids and mutually select the MEP Subs. The plans and drawings to be prepared by Architect and the Engineers hereunder shall be known collectively as the "Construction Drawings".
3.2    Final Space Plan. Attached hereto as Schedule 1 is a final space plan for the Tenant Improvements which has been approved by Landlord and Tenant ( "Final Space Plan").
3.3    Final Working Drawings. Based on the Final Space Plan, Landlord shall cause the Architect and the Engineers to complete the architectural and engineering drawings for the Premises, and cause the Architect to compile a fully coordinated set of architectural, structural, mechanical, electrical and plumbing working drawings in a form which is complete to allow subcontractors to bid on the work and to obtain all applicable permits (collectively, the "Final Working Drawings") and shall submit the Final Working Drawings to Tenant for Tenant's approval. The Final Working Drawings shall incorporate modifications to the Final Space Plan as necessary to comply with the floor load and other structural and system requirements of the Building. To the extent that the finishes and specifications are not completely set forth in the Final Space Plan for any portion of the Tenant Improvements depicted thereon, the actual specifications and finish work shall be in accordance with the Specifications. Tenant shall approve or reasonably disapprove the Final Working Drawings or any revisions thereto within five (5) business days after Landlord delivers the Final Working Drawings or any revisions thereto to Tenant. Tenant's failure to reasonably disapprove the Final Working Drawings or any revisions thereto by written notice to Landlord (which notice shall specify in detail the reasonable reasons for Tenant's disapproval) within said five (5) business day period shall be deemed to constitute Tenant's approval of the Final Working Drawings or such revisions.
3.4    Approved Working Drawings. The Final Working Drawings shall be approved or deemed approved by Tenant (the "Approved Working Drawings") prior to the commencement of the construction of the Tenant Improvements. Promptly following Tenant's approval of the Cost Proposal, Landlord shall cause the Architect to submit the Approved Working Drawing to the applicable local governmental agency for all applicable building permits necessary to allow the Contractor (as defined below), to commence and fully complete the construction of the Tenant Improvements (the "Permits"). No material changes, modifications or alterations in the Approved Working Drawings may be made without the prior written consent of Landlord, provided that Landlord may withhold its consent, in its sole discretion, to any change in the Approved Working Drawings, if such change would have a material adverse effect upon the Building's structure or systems.
3.5    Time Deadlines. Landlord and Tenant shall each use best efforts to cooperate with Architect, the Engineers, and Landlord to complete all phases of the Construction Drawings and the permitting process and to receive

843078.08/SD 374622-00033/8-4-16/MLT/dek	Exhibit B -3-	GENESIS SSF - ONE TOWER PLACE [Achaogen, Inc.]

the Permits, and with the Contractor, for approval of a Cost Proposal (as defined below) and completion of the Tenant Improvements and Landlord's Work as soon as possible after the execution of the Lease and, the parties agree to meet with each other, and such other parties (such as the Architect, the Engineers and Contractor) as either may feel it appropriate to include, on a weekly basis (or more frequently at the request of either Tenant or Landlord) to discuss progress in connection with the same.
SECTION 4

CONSTRUCTION OF THE TENANT IMPROVEMENTS
4.1    Contractor. A contractor, under the supervision of and selected by Landlord, shall construct the Tenant Improvements (the "Contractor)." pursuant to a guaranteed maximum price contract on form AIA 102 and 201 cost plus a fee GMax format ("GMP Contract"), and shall cause the Contractor to construct the Tenant Improvements in good and workmanlike manner, in compliance with all applicable laws and in conformance with the Approved Working Drawings.
4.2    Cost Proposal. After the Approved Working Drawings are signed by Landlord and Tenant, Landlord shall provide Tenant review and approval a cost proposal in accordance with the Approved Working Drawings, which cost proposal shall include, as nearly as possible, a breakdown of the costs of construction of all Tenant Improvement Allowance Items to be incurred by Tenant in connection with the construction of the Tenant Improvements (the "Cost Proposal"). Tenant shall approve or disapprove and deliver the Cost Proposal to Landlord within five (5) business days after Tenant's receipt thereof unless Tenant requests Changes to the Cost Proposal as provided in Section 5 below. The date by which Tenant must approve or disapprove and deliver the Cost Proposal shall be known hereafter as the "Cost Proposal Delivery Date".
4.3    Construction of Tenant Improvements by Landlord's Contractor under the Supervision of Landlord.
4.3.1    Over-Allowance Amount. The term "Over-Allowance Amount" shall mean the amount equal to the difference between (i) the amount of the approved Cost Proposal and (ii) the amount of the Tenant Improvement Allowance, or Allowances if Tenant has elected to cause Landlord to provide the Additional Allowance, (less any portion thereof already disbursed by Landlord, or in the process of being disbursed by Landlord). The Over-Allowance Amount shall be deposited with Landlord by Tenant within five (5) business days following Landlord's notice that the Allowances have been fully disbursed, and thereafter the Over-Allowance Amount shall be disbursed by Landlord pursuant to the same procedure as the Tenant Improvement Allowance. If, after the Allowances have been fully disbursed, any revisions, changes, or substitutions shall be made to the Approved Working Drawings or the Tenant Improvements at the request of Tenant, any additional costs which arise in connection with such revisions, changes or substitutions shall be added to the Cost Proposal and shall be paid by Tenant to Landlord within five (5) business days after Landlord's request therefor to the extent such additional costs increase any existing Over-Allowance Amount or result in an Over-Allowance Amount. Upon Tenant's request from time to time, Landlord shall promptly provide Tenant with copies of all cost statements and back-up materials provided by Contractor. Following completion of the Tenant Improvements, Landlord shall deliver to Tenant a final cost statement which shall indicate the final costs of the Tenant Improvement Allowance Items, with all appropriate back-up information requested by Tenant, and if such cost statement indicates that Tenant has underpaid or overpaid the Over-Allowance Amount, then within ten (10) business days after Tenant's receipt of such statement, Tenant shall deliver to Landlord the amount of such underpayment or Landlord shall return to Tenant the amount of such overpayment, as the case may be.
4.3.2    Landlord Supervision. After Tenant approves the Cost Proposal and Landlord selects the Contractor, Landlord shall independently retain the Contractor to construct the Tenant Improvements in accordance with the Approved Working Drawings and Landlord shall supervise the construction by the Contractor, and Tenant shall pay a construction supervision and management fee (the "Landlord Supervision Fee") to Landlord in an amount equal to the product of (i) three percent (3%) and (ii) an amount equal to the Tenant Improvement Allowance plus the Over-Allowance Amount (as such Over-Allowance Amount may increase pursuant to the terms of this Tenant Work Letter). In no event shall the Landlord Supervision Fee apply to Landlord's Work.

843078.08/SD 374622-00033/8-4-16/MLT/dek	Exhibit B -4-	GENESIS SSF - ONE TOWER PLACE [Achaogen, Inc.]

4.3.3    Contractor's Warranties and Guarantees. Landlord hereby assigns to Tenant all warranties and guarantees by Contractor relating to the Tenant Improvements, which assignment shall be on a non- exclusive basis such that the warranties and guarantees may be enforced by Landlord and/or Tenant. Landlord covenants to use commercially reasonable efforts to cause the Contractor to promptly resolve any Punchlist Items (defined below).
SECTION 5

CHANGE ORDERS
5.1    Change Orders. Any changes requested by Tenant to the Approved Working Drawings after the delivery and approval by Landlord and Tenant shall be requested and instituted in accordance with the provisions of this Section and shall be subject to the written approval of Landlord, such approval not to be unreasonably withheld, conditioned or delayed.
5.2    Tenant's Request For Changes. If Tenant shall request changes to the Approved Working Drawings or the Cost Proposal ("Changes"), Tenant shall request such Changes by notifying Landlord in writing (a "Change Order"), which Change Order shall detail the nature and extent of any such Change. Such Change Order must be signed by Tenant's Representative. Landlord shall, before proceeding with any Change, use commercially reasonable efforts to respond to Tenant as soon as is reasonably possible with an estimate of: (i) the time it will take, and (ii) the architectural and engineering fees and costs that will be incurred or saved, to analyze such Change Order. Landlord shall thereafter submit to Tenant in writing, within three (3) business days of receipt of the Change Order (or such longer period of time as is reasonably required depending on the extent of the Change Order), an analysis of the additional cost or savings involved, including, without limitation, architectural and engineering costs and the period of time, if any, that the Change will extend or shorten the date on which the Tenant Improvements will be Substantially Complete. Any such delay in the Substantial Completion caused by a Change requested by Tenant shall be Tenant Delay.
5.3    Implementation of Changes. If Tenant: (i) approves in writing the cost or savings and the estimated extension in the time for Substantial Completion, if any, and (ii) agrees to pay any increase (if any) in the Over-Allowance Amount caused by such Change, Landlord shall cause the approved Change to be instituted.
5.4    Change Order Tenant Delays. Notwithstanding anything in this Exhibit B to the contrary, any delays associated with the Change Order process (even if such Change Orders are not implemented) shall be deemed a Tenant Delay.
5.5    Change Orders by Landlord. Unless a Change Order is required in order to comply with applicable law, Landlord shall have no authority to issue any Change Order without Tenant's consent, which consent may be withheld in Tenant's sole discretion if the Change Order would increase the costs required to be paid by Tenant or extend the time of Substantial Completion or impact Tenant's use of the Premises.
SECTION 6

SUBSTANTIAL COMPLETION; LEASE COMMENCEMENT DATE
6.1     Substantial Completion. For purposes of the Lease, including for purposes of determining the Lease Commencement Date (as set forth in Section 7.2 of the Summary), the Premises shall be "Ready for Occupancy" upon Substantial Completion of the Tenant Improvements and Landlord's Work. For purposes of this Lease, "Substantial Completion" shall occur upon the completion, in good and workmanlike manner and in compliance with all applicable laws, of (i) the Landlord's Work, and (ii) the Tenant Improvements pursuant to the Approved Working Drawings, with the exception of any minor items in need of repair or correction which do not impair Tenant's ability to use the Premises for its intended use ("Punchlist Items") and with the exception of any tenant trade fixtures, work-stations, built-in furniture, or equipment to be installed by Tenant; provided, however, as noted in the Tenant Improvement Schedule letter dated July 28, 2016 (attached hereto as Exhibit B-2), the Substantial Completion date is a move in date and is not an affirmation of all scopes of work being complete. Prior to substantial completion, the wall, ceilings, floors, and

843078.08/SD 374622-00033/8-4-16/MLT/dek	Exhibit B -5-	GENESIS SSF - ONE TOWER PLACE [Achaogen, Inc.]

lab casework will all be installed and mechanical, plumbing, and electrical connection will be made in the casework. The mechanical and plumbing/process systems will be started up and air will be moving in the space and through the fume hoods. The City Fire and Building officials will have walked the space and granted a Temporary Certificate of Occupancy, allowing lab and office equipment to be moved into the Premises. Tenant acknowledges and agrees that the following scopes will not be completed at the time of Substantial Completion and XL-JB will require access to the space to complete them: (i) test and balance report; (ii) punchlist generation or completion of associated tasks; (iii) fume hood certification; (iv) pre-functional testing of HVAC and plumbing/process systems; (v) smoke control testing; and (vi) final building and fire department sign off.
6.2     Tenant Delays. If there shall be a delay or there are delays in the Substantial Completion beyond March 3, 2017 caused by any of the following (collectively, "Tenant Delays"):
6.2.1    Tenant's failure to approve any matter requiring Tenant's approval within the stipulated required time, and/or Tenant's failure to perform any other obligation or act required of Tenant hereunder (including the Design Milestones, Commitments and Funding Release dates set forth in the Tenant Improvement Schedule attached hereto as Exhibit B-2) within the stipulated required time;
6.2.2    a breach by Tenant of the terms of this Tenant Work Letter or the Lease which is not cured within the applicable cure period;
6.2.3    Tenant's request for Changes in the Approved Working Drawings after the first date on which both Landlord and Tenant have approved the Final Working Drawings;
6.2.4    Tenant's requirement for materials, components, finishes or improvements which are not available in a reasonable time (based upon the anticipated date of the Lease Commencement Date) or which are different from, or not included in, the Specifications, provided that within three (3) business days following Tenant's selection, Landlord notifies Tenant that such selection may delay Substantial Completion beyond March 3, 2017 and result in a Tenant Delay;
6.2.5    changes to the Base, Shell and Core required by the Approved Working Drawings (excluding any Landlord's Work);
6.2.6    any changes in the Approved Working Drawings and/or the Tenant Improvements as depicted thereon required by applicable laws if such changes are directly attributable to Tenant's use of the Premises or Tenant's specialized tenant improvement(s) by Landlord); or
6.2.7    any other acts or omissions of Tenant, or its agents, or employees if such acts or omissions are not cured within five (5) business days following Landlord's notice to Tenant;
then, notwithstanding anything to the contrary set forth in the Lease and regardless of the actual date of the Substantial Completion of the Premises, the Lease Commencement Date (as set forth in Section 7.2 of the Summary) shall be deemed to be the date the Lease Commencement Date would have occurred if no Tenant Delay or Delays, as set forth above, had occurred.
SECTION 7

MISCELLANEOUS
7.1    Intentionally Omitted..
7.2    Tenant's Representative. Tenant has designated Jeff Logan as its sole representative with respect to the matters set forth in this Tenant Work Letter, who shall have full authority and responsibility to act on behalf of the Tenant as required in this Tenant Work Letter. Tenant may change Tenant's Representative by five (5) business days' notice to Landlord.

843078.08/SD 374622-00033/8-4-16/MLT/dek	Exhibit B -6-	GENESIS SSF - ONE TOWER PLACE [Achaogen, Inc.]

7.3    Landlord's Representative. Landlord has designated Evan Gutenberg as its sole representative with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Tenant Work Letter. Landlord may change Landlord's Representative following five (5) business days' notice to Tenant, provided that the newly appointed representative shall have at least ten (10) years' experience in managing construction projects in comparable projects.
7.4    Time of the Essence in This Tenant Work Letter. Unless otherwise indicated, all references herein to a "number of days" shall mean and refer to calendar days. In all instances where Tenant is required to approve or deliver an item, if no written notice of approval is given or the item is not delivered within the stated time period, at Landlord's sole option, at the end of said period the item shall automatically be deemed approved or delivered by Tenant and the next succeeding time period shall commence.
7.5    Tenant's Lease Default. Notwithstanding any provision to the contrary contained in the Lease, if an Event of Default by Tenant as described in Section 19.1 of the Lease or any default by Tenant under this Tenant Work Letter which remains uncured under the applicable cure period has occurred at any time on or before the Substantial Completion of the Premises, then (i) in addition to all other rights and remedies granted to Landlord pursuant to the Lease, at law and/or in equity, Landlord shall have the right to withhold payment of all or any portion of the Tenant Improvement Allowance and/or Landlord may cause Contractor to cease the construction of the Tenant Improvements (in which case, Tenant shall be responsible for any delay in Substantial Completion caused by such work stoppage as a Tenant Delay as set forth in Section 6.2 above), and (ii) all other obligations of Landlord under the terms of this Tenant Work Letter shall be forgiven until such time as such default is cured pursuant to the terms of the Lease (in which case, Tenant shall be responsible for any delay in Substantial Completion caused by such inaction by Landlord). In addition, if the Lease is terminated prior to the Lease Commencement Date, for any reason due to an Event of Default by Tenant as described in Section 19.1 of the Lease or under this Tenant Work Letter, in addition to any other remedies available to Landlord under the Lease, at law and/or in equity, Tenant shall pay to Landlord, as Additional Rent under the Lease, within five (5) days after Tenant's receipt of a statement therefor, any and all costs incurred by Landlord (including any portion of the Tenant Improvement Allowance disbursed by Landlord) and not reimbursed or otherwise paid by Tenant through the date of such termination in connection with the Tenant Improvements to the extent planned, installed and/or constructed as of such date of termination.

843078.08/SD 374622-00033/8-4-16/MLT/dek	Exhibit B -7-	GENESIS SSF - ONE TOWER PLACE [Achaogen, Inc.]

SCHEDULE 1
FINAL SPACE PLAN

NOTES:

1. SMR STANDARD IS 120V DUPLEX OUTLET @ 24" O.C. W/ (1) OUTLET EVERY 96" O.C. ON "E" POWER WITH DATA PUNCH OUT @ 72" O.C.
2. BENCHES IN SCREENING ASSAY DEVELOPMENT, PROTEIN & BIOLOGY HAVE BEEN SHORTENED TO ACCOMMODATE EQUIPMENT AT EXTERIOR CURTAIN WALL.
3. TYPICAL DOOR SIZE IS 3'-0" X 8'-0". TYPICAL PAIR OF DOORS IS 6'-0" X 8'-0". TYPICAL LAB SUPPORT ROOM DOOR IS 3'-6" X 8'-0".
4. SEE PLAN FOR EMERGENCY SHOWER & EYEWASH STATIONS NOTED WITH
5. COMPRESSED AIR & VACUUM TURRETS ARE SHOWN IN MICROBIOLOGY.
6. "RODI" INDICATES REVERSE OSMOSIS DEIONIZED WATER SYSTEM UNDER SINK, WITH DI FAUCET AT LAB SINK. LAB SINKS WITHOUT DESIGNATION SHALL HAVE COUNTERTOPS DRILLED AND PLUGGED FOR FUTURE DI FAUCET.
7. FUME EXTRACTOR ARM CEILING MOUNTED: -

VALIDATIONS OF CONCEPTUAL DESIGN:

1. XL TO CONFIRM/EVALUATE E-POWER CAPACITY FOR FLOOR.
2. JENSEN HUGHES CONFIRMED SMOKE EXHAUST SYSTEM REQUIREMENTS AND THAT MECHANICAL MODIFICATIONS WILL BE REQUIRED.
3. XL TO CONFIRM MECHANICAL SYSTEM CAPACITIES WITH ADDITIONAL FUME HOODS.
4. AKAO TO CONFIRM UPS SPECS - NEW ROOM ADDED ON 4TH FLOOR AS CURRENTLY SHOWN.
5. PARADIGM TO CONFIRM LOADING OF SECURE DOCUMENT ROOM AT 4TH FLOOR. NO HIGH DENSITY FILE SYSTEM IS ASSUMED AT THIS TIME.

GENESIS SOUTH - ONE TOWER PLACE - THIRD LEVEL ACHAOGEN CONCEPT PLAN

1" = 20'

7/29/2016

McFARLANE ARCHITECTS

ACHAOGEN

PHASE3

843078.08/SD 374622-00033/8-4-16/MLT/dek	SCHEDULE 1 -1-	GENESIS SSF - ONE TOWER PLACE [Achaogen, Inc.]

IDEA PAINT, LEVEL 5 FINISH, TYP.
T.F.T.I. LCD SCREEN, TYP.
NOT A PART

GENESIS SOUTH - ONE TOWER PLACE - FOURTH LEVEL ACHAOGEN CONCEPT PLAN

1" = 20'

7/29/2016

McFARLANE ARCHITECTS

ACHAOGEN

PHASE3

843078.08/SD 374622-00033/8-4-16/MLT/dek	SCHEDULE 1 -2-	GENESIS SSF - ONE TOWER PLACE [Achaogen, Inc.]

SCHEDULE 2
SPECIFICATIONS

1.0	PARTITIONS

1.1	DEMISING WALL - ONE HOUR FIRE RESISTIVE CONSTRUCTION

One Hour Fire Resistive Wall will be constructed to demise tenant spaces with 3 5/8" x 20 gauge metal studs at 16" O.C. Wall is to extend full height from floor to underside of structure above with 5/8" Type "X" gypsum wallboard on each side of studs. Gypsum wallboard shall be taped and finished with joint compound to a Level 4 finish, with the stud cavity filled with sound attenuation insulation to achieve a minimum STC of 49.

1.2	INTERIOR PARTITIONS

Interior partitions will be constructed with 3 5/8" x 20 gauge metal studs at 16" O.C. Walls are to extend 6" above adjacent ceilings with 5/8" gypsum wallboard placed on each side of studs. Gypsum wallboard shall be taped and finished with joint compound to a Level 4 finish, with the stud cavity being filled with sound attenuation insulation in partitions between offices and conference rooms. Where no ceilings occur, partitions to extend full height to underside of structure above.

2.0	WOOD DOORS AND FRAMES

2.1	SUITE ENTRY DOORS

2.1.1	Main suite entry doors (if main entry is from elev. lobby) are to be 60 minute rated, 1 ¾" x 3'-0" x 8'-0" Solid core, plain sliced walnut, finish: Marshfield Doors clear 0-95 or equivalent.

2.1.2	Other suite entry doors are to be 60 minute rated, 1 ¾" x 3'-0" x 8'-0" Solid core, plain sliced walnut, finish: Marshfield Doors clear 0-95 or equivalent.

2.2	INTERIOR DOORS

2.2.1	Office and Conference Room Doors are to be 1 ¾" x 3'-0" x 8'-0" solid core, plain sliced walnut, finish: Marshfield Doors clear 0-95 or equivalent.

2.2.2	Common Area and Support Room Doors are to be 1 ¾" x 3'-0" x 8'-0" solid core, plain sliced walnut, finish: Marshfield Doors clear 0-95 or equivalent.

2.2.3
Laboratory Doors are to be 60 minute rated where required, non-rated elsewhere, 1 ¾" x 3'-0" x 8'-0". Solid core, plain sliced walnut, finish: Marshfield Doors clear 0-95 or equivalent. Each lab will have a pair of doors for large equipment access. Doors are to be a half-lite vision panel consisting of ¼" thick tempered safety glass. Armor plates and kick plates will be provided on Lab doors at appropriate locations.

2.2.4	Lab Support Doors, where provided, are to be 60 minute rated as required, non-rated elsewhere, 1 ¾" x 3'-6" x 8'-0". Solid core, plain sliced walnut, finish:

843078.08/SD 374622-00033/8-4-16/MLT/dek	SCHEDULE 2 -1-	GENESIS SSF - ONE TOWER PLACE [Achaogen, Inc.]

Marshfield Doors clear 0-95 or equivalent. Doors are to be a half-lite vision panel consisting of ¼" thick tempered safety glass. Armor plates and kick plates will be provided on Lab Support Doors at appropriate locations.

2.3	DOOR/WINDOW FRAMES

2.3.1
Door frames will be extruded aluminum alloy as manufactured by Western Integrated Materials Inc. Frames will be pre-punched for factory installed 14-gauge butt reinforcement, door strike, and closer hardware. Prefinished frame color to be: Clear anodized aluminum.

2.3.2
Rated doors and frames shall be as required by code, with label ratings for smoke and fire resistance meeting the requirements established by the Underwriters Laboratory (UL). Doors will include smoke seals. Door frames will be extruded aluminum alloy as manufactured by Western Integrated Materials Inc. Frames will be pre-punched for factory installed 14-gauge butt reinforcement, door strike, and closer hardware. Prefinished frame color to be: Clear anodized aluminum.

2.4	FINISH HARDWARE

2.4.1	SUITE ENTRY

For solid core wood doors:
Hinges: 4-1/2" X 4-1/2" Hager AB700 Full Mortise Hinge, Finish: ANSI A8112 steel with steel pin.
Office entry lock set: Mortise Lever Schlage L Series, L9453 03A, Finish: 625
Closers: Yale
One wall bumper: Hager 236W, Finish: US26D Chromium plated, dull.

2.4.2	INTERIOR DOORS

For solid core wood doors:
Hinges: 4-1/2" X 4-1/2" Hagar AB700 Full Mortise Hinge, Finish: ANSI A8112 Steel with steel pin
Passage Set: Schlage L Series Mortise L9010 03A Finish: 625
One wall bumper: Hager 236W, Finish: US26D Chromium plated dull

3.0	CEILINGS

3.1	ACOUSTICAL CEILINGS
Ceilings will be 2" x 2" x ¾" Armstrong, Ultima Tegular Fine Texture, Color: White. Glass-fiber based panels to be Type IV mineral based with membrane-faced overlay; form 2, water felted with vinyl overlay on face and back of panel. Performance characteristics to meet the following:

a.	LR: Not less than 0.90.

b.	NRC: Not less than 0.70.

Acoustical panels are treated with manufacturer's standard antimicrobial formulation that inhibits fungus, mold, mildew, and gram-positive and gram-negative bacteria.

Suspension system: Armstrong Silhouette Narrow 9/16" with ¼" reveal; Color: White.

3.2	VINYL-FACED CEILINGS

843078.08/SD 374622-00033/8-4-16/MLT/dek	SCHEDULE 2 -2-	GENESIS SSF - ONE TOWER PLACE [Achaogen, Inc.]

Ceilings will be 2" x 4" x ½" Certainteed Saint-Gobain, Vinylrock (#1140 CRF-1), Color: White. Vinyl-faced panels shall be Type XX; high density, ceramic and mineral base panels with scrubbable finish, resistant to heat, moisture, and corrosive fumes.

Suspension system: Certainteed Saint-Gobain 15/16" trim edge (square); Color: White

3.3	GYPSUM WALLBOARD SOFFITS-SUITE LOBBY AND BREAK AREA
Gypsum wallboard soffits will be constructed with 3 5/8" x 20 gauge metal studs at 16" O.C., with 5/8" gypsum wallboard placed on exterior side of studs. Gypsum wallboard shall be taped and finished with joint compound to a Level 4 finish. Soffits

4.0	LIGHTING FIXTURES

4.1	Office and Lab area light fixtures shall be min. 6" wide recessed linear LED type by Finelite or equivalent.

4.2	Lab Support rooms shall have recessed 2'x4' LED troffers.

4.3	All lighting shall have Title 24 compliant lighting controls and sensors.

5.0	ELECTRICAL SWITCHES AND OUTLET COVER PLATES

5.1	Electrical cover plates shall be Decora Leviton #5325, Color: white.

5.2	Motion sensor Light switch and cover plates shall be Advanced Central Technologies Color: White.

5.3	Light Switch Decora Leviton #5601

6.0	FINISHES

6.1	CARPET

a.	Manufacturers: Tandus-Centiva or architect's approved equivalent

b.	Product Size: 6' Roll Power-bond or 24" x 24" carpet tile

c.	Backing: Per manufacturer's recommendation

d.	Face Weight: 20 oz./sq. yd.

e.	Pile Height Average: 0.187 inch

f.	Fiber System: Dynex SD Nylon (Permanent Stain Resistance)

g.	Soil/Stain Protection: Ensure

6.2	CERAMIC TILE

a.	Manufacturers:

1.	Fiandre

2.	Ergon

3.	Emil Ceramica

4.	American Olean

5.	Or architect approved equivalent

b.	Composition: Vitreous or impervious natural clay or porcelain

c.	Face Size: Per Drawings

d.	Face Size Variation: Calibrated or rectified

e.	Thickness: Manufacturers standard

f.	Dynamic Coefficient of Friction: Not less than 0.42.

843078.08/SD 374622-00033/8-4-16/MLT/dek	SCHEDULE 2 -3-	GENESIS SSF - ONE TOWER PLACE [Achaogen, Inc.]

g.	Trim Units: Coordinated with sizes and coursing of adjoining flat tile where applicable and matching characteristics of adjoining flat tile. Architect to select from manufacturer's full range.

6.3	VINYL COMPOSITION TILE

a.	Manufacturers:

1.	Armstrong World Industries, Inc.

2.	Johnsonite (Tarkett Group)

3.	Mannington Commercial

b.	Tile Standard: ASTM F 1066, Class 1, solid-color

c.	Thickness: 0.125 inches

d.	Size: 12 by 12 inches

6.4	LUXURY VINYL TILE

a.	Manufacturers:

1.	Tandus-Centiva

2.	Johnsonite (Tarkett Group)

3.	Mannington Commercial

b.	Tile Standard: ASTM F 1700, Class 3, Type B

c.	Thickness: 0.100 to 0.120 inches

d.	Size: As indicated on drawings

6.5	BASE

a.	Manufacturers:

1.	Armstrong World Industries, Inc.

2.	Johnsonite (Tarkett Group)

3.	VPI Corporation

b.	Product Standard: ASTM F 1861, Type TP (rubber, thermoplastic).

1.	Group: I (solid, homogeneous).

2.	Style and Location: As indicated.

c.	Thickness: 0.125 inch

d.	Height: 4" high

e.	Lengths: Coils in manufacturer's standard length. Pre-cut lengths are not acceptable.

f.	Outside Corners: Job formed or preformed.

g.	Inside Corners: Job formed or preformed.

6.6	PAINT

All walls will receive (2) coats of Sherwin Williams, Eggshell Finish; Color: As indicated on drawings. Designated walls shall receive accent paints, choice of Sherwin Williams, Eggshell Finish, Color: As indicated on drawings.

All ceilings and open to structure areas to receive (2) coats of Sherwin Williams, Flat Finish; Color: As indicated on drawings.

7.0	WINDOW TREATMENT

7.1	Exterior Window Shades, where provided, will be manual-type roller shades by Mechoshade in recessed factory housing. Shade Material shall be Thermoveil 1500, Color: 1504 Black/Brown; Density: 3% Open.

843078.08/SD 374622-00033/8-4-16/MLT/dek	SCHEDULE 2 -4-	GENESIS SSF - ONE TOWER PLACE [Achaogen, Inc.]

8.0	MISCELLANEOUS

8.1	SIGNAGE

One building standard suite number and name plaque per entry door. Restroom signage.

8.2	ILLUMINATED EXIT SIGNS

Lithonia (or Isolite equal) ceiling mounted illuminated Edge Lit Series with single face universal mount, with universal arrows & green letters.

9.0	ELECTRICAL

9.1
Tenant shall receive building standard 120V 20 amp electrical distribution to office areas of the suite from the building's main electrical room. Each office will have (2) duplex electrical outlets and (2) mud box with ring and string for tenants own tel/data installation. Labs will receive standards 120V power and specialty voltage power as required for lab equipment.

10.0	HVAC

10.1	Heating and Cooling will be provided by a heating hot water boiler and a cooling tower, all placed on the roof.

10.2	Air Handling to the labs will be provided by new packaged units supplying 100% outside air with new VAV supply and exhaust boxes with minimum of 8 air changes per hour.

10.3	Air handling to the office areas will be provided by existing packaged units with new VAV supply boxes.

11.0	BREAKROOM CABINETRY WITH PLUMBING

11.1
Tenant allowance is 6 lineal feet of plastic laminate base cabinet with 6" drawers and doors, with 6 lineal feet of 12" deep by 36" high upper cabinets with doors. Sink is to be single bowl stainless steel, top mount, 6 ½ "max deep, 20 gauge, with a single lever faucet Moen Chateau 7425. Plastic laminated base and uppers: Wilsonart, Designer white #D354-01 (gloss finish). Provide PVC edge banding (0.018 to match plastic laminate) Solid surface counter tops and splash: Livingstone L104 Brisk.

12.0	LABORATORY CASEWORK AND FUME HOODS

12.1
Casework: Labs will be furnished with modular, mobile metal laboratory casework manufactured by iLab, Inc. Countertops will be chemical resistant epoxy/phenolic resin. Island benches shall be pre-piped for Compressed Air and Lab Vacuum with quick disconnect connections located above the ceiling. Benches with sinks will have a single basin epoxy sink (21" x 15" x 10" deep). Sink cabinets shall have a hot and cold water mixing faucet with a counter mounted eyewash. Sinks at island benches will have a stainless steel glassware pegboard with drip tray and drain hose. Benches will be pre-wired with factory installed single channel raceways for power. Receptacles will be GFI and color coded for normal (grey) and emergency (red) power uses.

843078.08/SD 374622-00033/8-4-16/MLT/dek	SCHEDULE 2 -5-	GENESIS SSF - ONE TOWER PLACE [Achaogen, Inc.]

12.2
Fume Hoods: Fume Hoods will be 6' wide, bench top hoods with a combination sash. Hoods will be factory pre-piped and pre-wired for Vacuum, Compressed Air and normal power with all services on each fume hood post. Hoods shall be UL 1805 listed and provide a minimum of 100 FPM exhaust with the sash in any position. Hoods will also be provided with self-closing acid and flammable storage cabinet bases.

NOTES:

1.
Each prospective build-out, including but not limited to electrical, mechanical and plumbing design shall be reviewed and verified prior to commencement of Construction Documents and is subject to Landlord's review and approval.

2.	Upgraded items beyond Building Standards include, but are not limited to, the following:

1.	Cabinetry beyond 6 lineal feet standard

2.	Upgraded Carpet.

3.	Interior Windows (beyond approved side light window)

4.	Gypsum Board Ceilings

5.	Plumbing, beyond single bowl standard

6.	Architectural Features (i.e. Light Soffit, Curved Walls, etc., not shown on spec plan)

7.	Wallcoverings

8.	Dedicated or Higher Voltage Electrical Outlets

9.	24 Hour Cooling

10.	Interior design and drawings for above noted upgrades

11.	Customized lab design

3.	The following items are responsibility of the Tenant and are excluded from the Owner's scope of work to be provided:

1.	Security/Access Control within the Tenant Suite.

2.	Signage beyond Code required egress signage.

3.	Audio/Visual systems

4.	Data distribution within the Tenant Suite

5.	Server Room HVAC / Dedicated system

6.	UPS systems for Tenant Equipment.

843078.08/SD 374622-00033/8-4-16/MLT/dek	SCHEDULE 2 -6-	GENESIS SSF - ONE TOWER PLACE [Achaogen, Inc.]

EXHIBIT B-1
LANDLORD'S WORK
In addition to the Tenant Improvements described in the Tenant Work Letter attached to the Lease as Exhibit B, Landlord, at Landlord's sole cost and expense, and not payable out of the Allowances, shall construct the improvements, described below, in the Building (collectively "Landlord's Work"), which shall be constructed in good and workmanlike manner and in compliance with all applicable laws, utilizing Building-standard materials and finishes consistent with the balance of the Project, as determined by Landlord in its commercially reasonable discretion.

•
Installation of one (1) service elevator with access up to floor 7, of not less than a 3500 pound capacity, with proximity reader to accommodate individual access cards restricting access to designated floors

•	Installation of new 1,250 KW generator and main standby power distribution to floors 3-8 , stubbed into the core of each floor

•	Installation of new air handling units ("AHUs") reasonably sufficient to support Tenant's Permitted Uses of the Tenant Improvements and all rentable spaces on floors 3-8

•	Installation of new heating hot water boiler and pumps reasonably sufficient to support Tenant's Permitted Uses of the Tenant Improvements and all rentable spaces on floors 3-8

•	Installation of new exhaust fans on floors 3-8 to reasonably support standard office and lab improvements on floors 3-8 and Tenant's Permitted Uses of the Tenant Improvements

•	Installation of plumbing infrastructure to include vacuum system and compressed air with risers to floors 3-8

•	Upgrade existing cooling tower to reasonably support Tenant's Permitted Uses of the Tenant Improvements and standard office and lab improvements throughout the Building

•	Connect the Premises to the Building's energy management system

•	Ensure reasonably sufficient riser capacity to reasonably support Tenant's use of the Tenant Improvements for Tenant's Permitted Uses.

843078.08/SD 374622-00033/8-4-16/MLT/dek	EXHIBIT B-1 -1-	GENESIS SSF - ONE TOWER PLACE [Achaogen, Inc.]

EXHIBIT B-2
TENANT IMPROVEMENT SCHEDULE
(SEE ATTACHED)

XL CONSTRUCTION JB PACIFIC
A Joint Venture

July 28, 2016

GENESIS

SOUTH TOWER - ACHAOGEN
BASIS OF SCHEDULE LETTER

General Summary

XL-JB, A Joint Venture, has incorporated to the best of its knowledge, the intended Achaogen scope of work into the attached schedule. While the schedule is somewhat aggressive, we think that it is achievable with dedication from all parties.

The anticipated date for submission of permit sets to the City of SSF is October 27, 2016. It is critical to the success of the schedule that Achaogen release XL-JB to proceed with field activities prior to the receipt of plan check comments from the City of South San Francisco.

Attaining the March 3, 2016, tenant move date is contingent on the release of funds to XL-JB in three phases. The first will fund the engagement of our Design-Build Subcontract partners, the second is for the procurement of long lead items, and the third is for the final GMP.

The GMP budget will be based on bidding the DD Set of Drawings. Waiting to have a more complete set of design documents will delay the substantial completion of the project. We have successfully bid many projects at this stage of design and have been engaged with McFarlane Architects and the City of South San Francisco on multiple TIs over the past year, giving us a firm understanding of the final design product. We will need Achaogen's help in selecting products with lead times that align with assumptions in the attached schedule.

The schedule's critical path flows through MEP design buyout, completion of a permit set, receipt of building permit, and into wall inspections. From there, a traditional path of wall finishes, ceiling construction, flooring installation, casework installation, and TCO inspections complete the path to TCO. To maintain this schedule it is anticipated that some allotment of overtime will be required. Final overtime budgets will be discussed and included in the GMP.

In order to meet the mutual goal of Achaogen Substantial Completion on March 3, 2017, the following critical dates must be met.

Design Milestones

- 8/24/16 – AKAO Approve MEP BODs
- 8/26/16 – AKAO Finalize Equipment Matrix (See clarification below)
- 10/7/16 – AKAO Finalize Hazardous Materials Business Plan
- 10/27/16 – AKAO Agrees to Final Lab Casework Layout
- 11/1/16 – AKAO Sign-Off on coordinated model (overhead and in-wall layouts)

843078.08/SD 374622-00033/8-4-16/MLT/dek	EXHIBIT B-2 -1-	GENESIS SSF - ONE TOWER PLACE [Achaogen, Inc.]

XL CONSTRUCTION JB PACIFIC A Joint Venture

July 28, 2016

Commitments

- 9/8/16 – AKAO Approves SD Budget
- 10/26/16 – AKAO Release XL-JB to Proceed with Construction (without Permit)

Funding Releases by AKAO/P3 to XL-JB

- 8/15/16 – AKAO Approve MEP Subs and Releases Design / Precon Funding
  - Design-Build Partner Precon and Design Budgets
  - XL-JB Preconstruction Budget
  - Lab Casework Design Budget
- 10/7/16 – XL-JB Funded to Procure Long Lead Items (See clarification below)
  - Lighting Budget
  - Casework Fabrication
  - Millwork
  - D/F/H (depends on design)
  - MEPF Overhead fabricate and Install Budgets
- 11/1/16 – XL-JB Submits GMP
- 11/11/16 – AKAO Approves GMP / Releases Remaining Construction Funding

Clarifications to Equipment List Completion

It is understood that minor modifications to equipment makes/models and layouts occur through the duration of a project. Certain types of these changes can impact the schedule and productivity of a project and some are of no consequence. Modifications to items on the Equipment Matrix or Equipment Layout Plan which have process utility connections (CDA, VAC, CO2, N2, etc.), mechanical connections (snorkels, hard duct connections, etc.), or power requirements (other than 120VAC normal power) will directly delay the project or have the potential to add cost due to decreased productivity or out of sequence work.

Clarifications to Substantial Completion

- Test and Balance Report
- Punchlist generation or completion of associated tasks
- Fume hood certification,
- Pre-functional testing of HVAC and Plumbing/Process Systems,
- Smoke control testing
- Final Building and Fire Department Sign Off

843078.08/SD 374622-00033/8-4-16/MLT/dek	EXHIBIT B-2 -2-	GENESIS SSF - ONE TOWER PLACE [Achaogen, Inc.]

GENESIS SOUTH TOWER CONSTRUCTION | 3rd and 4th Floor Achaogen Schedule | 28-Jul-16 13:42

Activity ID	Activity Name	Original Duration	Remaining Duration	Start	Finish
GENESIS SOUTH TOWER CONSTRUCTION SCHEDULE		171	165	19-Jul-16 A	22-Mar-17
3RD & 4TH FLOOR TENANT BUILDOUT (ACHAOGEN)		171	165	19-Jul-16 A	22-Mar-17
PRE-CONSTURCTION		106	100	19-Jul-16 A	16-Dec-16
LEASING AND CONTRACTS - TENANT TI		9	0	19-Jul-16 A	29-Jul-16
A15637	XL Released to bid out MEP	0	0		19-Jul-16 A
A15731	XL/McFarlane Relased to Develop Design Coordination LOA	0	0		20-Jul-16 A
A15685	McFarlane Released to Begin Discussions	0	0	26-Jul-16 A	
A15729	Design/Coordination LOA Approved	0	0		29-Jul-16
A15730	McFarlane Released to Being Design	0	0		29-Jul-16
ARCHITECTURAL AND MEP DESIGN		65	65	27-Jul-16	26-Oct-16
SCHEMATIC DESIGN		21	21	27-Jul-16	24-Aug-16
A15651	SD Drawings Issued for Review & Pricing	0	0		15-Aug-16
A15645	MA to distribute first pass of CAD Base files to MEP team	0	0		16-Aug-16
A15650	MA to review iLab information and benching layouts with AKAO	0	0		16-Aug-16
A15652	MA to send out CAD floor plans to SRA for iLab Furnishing Drawing development	0	0		16-Aug-16
PROGRAMMING USER MEETINGS/SURVEYS/DATA COMPILATION		0	0	27-Jul-16	27-Jul-16
A15646	MA to deliver Eq. List File and instructions to AKAO	0	0	27-Jul-16	
MEP BOD DEVELOPMENT		2	2	22-Aug-16	24-Aug-16
A15699	Issued MEP BOD for AKAO Revelw	0	0		22-Aug-16
A15701	AKAO BOD Approved	0	0		24-Aug-16
DESIGN DEVELOPMENT		33	33	11-Aug-16	28-Sep-16
A15713	AKAO to Award HAZMAT Consultant	0	0		11-Aug-16
A15691	AKAO Final Eq. List Info - NO CHANGES after (8/26)	0	0		26-Aug-16*
A15714	AKAO to Send Prelim Confirmation of Control Areas and Inventory	0	0		01-Sep-16
A15664	AKAO to send out Floor Plans to awarded IT Vendor for design commencement	0	0		06-Sep-16
A15667	AKAO to send out Floor Plans to awarded Security Vendor	0	0		06-Sep-16
A15660	DD Drawings, Plumbing & Light Fixture Packages Issued for Review & Pricing	0	0		20-Sep-16
A15663	AKAO to send out DD Floor Plans for Awarded Furniture Vendor for design commencement	0	0		20-Sep-16
A15662	P3RE/AKAO & MA/XL Page Turn Meeting to DD's	0	0		28-Sep-16
CONSTRUCTION DOCUMENTS		31	31	13-Sep-16	26-Oct-16
A15674	AKAO to confirm Card Reader Locations with Security Vendor	0	0		13-Sep-16
A15673	AKAO to send cut sheets of SERVER Eq. with heat loads & confirm final layout	0	0		20-Sep-16
A15672	AKAO to send final Furniture layout in CAD	0	0		04-Oct-16
A15715	AKAO to Send HAZMAT Report and Inventory List for City Submittal	0	0		07-Oct-16
A15671	90% CD Drawings Issued for City Submittal	0	0		26-Oct-16
BUILDING PERMIT (EXPRESS) - TENANT TI		30	30	26-Oct-16	08-Dec-16
A14574	Submit to City - 3F TI's	0	0	26-Oct-16	
A15682	P3RE/AKAO Release to XL-JB Begin Construction	0	0		26-Oct-16
A14576	City Publish Plan Check Comments - 3F TI's	0	0		08-Nov-16
A14578	City Issue - 3F TI's	0	0		08-Dec-16
DEFFERRED PREMITS - TENANT TI		15	15	26-Oct-16	15-Nov-16
FIRE ALARM DRAWINGS AND PERMIT - TENANT TI		15	15	26-Oct-16	15-Nov-16
A14591	Submit FA Drawings for Permit - 3F TI's	0	0		26-Oct-16
A14593	Fire Alarm Permit Issued - 3F TI's	0	0		15-Nov-16
FIRE SPRINKLER DRAWINGS AND PERMIT - TENANT TI		15	15	26-Oct-16	15-Nov-16
A14595	Submit FS Drawings for Permit - 3F TI's	0	0		26-Oct-16
A14597	Fire Sprinkler Permit Issued - 3F TI's	0	0		15-Nov-16
MEP COORDINATION - TENANT TI		0	0	01-Nov-16	01-Nov-16
A14698	MEP/AKOA Sign-off/Release for Fab - 3F TI's	0	0		01-Nov-16
BUDGET/BIDDING/FUNDING - TENANT TI		71	71	03-Aug-16	11-Nov-16
MEP BUYOUT - TENANT TI		8	8	03-Aug-16	15-Aug-16
A15631	MEP Bids Due	0	0		03-Aug-16
A15633	Present MEP Recommendation to P3/Achaogen	0	0		10-Aug-16
A15635	MEP Contractors Approved by AKAO	0	0		15-Aug-16
ESTIMATE AND BUDGET - TENANT TI		21	21	02-Sep-16	04-Oct-16
A14750	Submit SD Estimate - 3F TI's	0	0		02-Sep-16
A15719	AKAO Approval of Construction Budget	0	0		08-Sep-16
A14752	Submit DD Budget Update - 3F TI's	0	0		04-Oct-16
SUBCONTRACTOR BIDDING - TENANT TI		15	15	28-Sep-16	18-Oct-16
A14754	Issued Construction Documents for Bidding - 3F TI's	0	0	28-Sep-16	
A14756	Subcontractor Bid Due - 3F TI's	0	0		11-Oct-16
A14758	Bidding Complete - 3F TI's	0	0		18-Oct-16

Page 1 of 2

TASK filters: (Milestone), AKAO Filter.

© Oracle Corporation

843078.08/SD 374622-00033/8-4-16/MLT/dek	EXHIBIT B-2 -3-	GENESIS SSF - ONE TOWER PLACE [Achaogen, Inc.]

GENESIS SOUTH TOWER CONSTRUCTION | 3rd and 4th Floor Achaogen Schedule | 28-Jul-16 13:42

Activity ID	Activity Name	Original Duration	Remaining Duration	Start	Finish
FUNDING REQUESTS AND GMP - TENANT TI		63	63	15-Aug-16	11-Nov-16
MEP DESIGN / COORDINATION / PERMITTING / CASEWORK (FR #1) - TENANT TI		0	0	15-Aug-16	15-Aug-16
A15694	XL Authorized to Proceed with MEP Design	0	0		15-Aug-16
MEP LONG LEAD FUNDING / CASEWORK FAB / MOBILIZATION (FR #2) - 3F TI's		0	0	07-Oct-16	07-Oct-16
A15696	XL Authorized to Proceed with Relase of Long Lead Procurement	0	0		07-Oct-16
TI GMP / FINISHES - TENANT TI		8	8	01-Nov-16	11-Nov-16
A14760	Submit TI GMP - 3F TI's	0	0		01-Nov-16
A14763	GMP Approved (Released for Procurement and Construction) - 3F TI's	0	0		11-Nov-16
MATERIAL PROCUREMENT - TENANT TI		46	46	11-Oct-16	16-Dec-16
LAB CASEWORK - 3F TI'S		0	0	27-Oct-16	27-Oct-16
A14701	Approve Lab Casework Drawings - Lab Casework 3F	0	0		27-Oct-16
EARLY RELEASE MEP - 3F TI's		36	36	11-Oct-16	02-Dec-16
HVAC (VAV'S, DIFFUSERS, MISC) - 3F TI'S		36	36	11-Oct-16	02-Dec-16
A14775	Release HVAC Materials 3F	0	0		11-Oct-16
A14741	Approve Shop Drawings / Submittals - HVAC 3F	0	0		02-Dec-16
LIGHT FIXTURES - 3F TI'S		0	0	11-Oct-16	11-Oct-16
A14725	Approve Shop Drawings / Submittals - Light Fixtures 3F	0	0		11-Oct-16
A14780	Release Long Lead Lights 3F	0	0		11-Oct-16
DOORS, FRAMES AND HARDWARE - 3F TI'S		0	0	08-Nov-16	08-Nov-16
A14729	Approve Shop Drawings / Submittals - DFH 3F	0	0		08-Nov-16
MILLWORK - 3F TI'S		0	0	15-Nov-16	15-Nov-16
A14721	Approve Shop Drawings / Submittals - Millwork 3F	0	0		15-Nov-16
T-BAR - 3F TI'S		0	0	02-Dec-16	02-Dec-16
A14704	Approve Shop Drawings / Submittals - T-bar 3F	0	0		02-Dec-16
EPOXY FLOOR SYSTEM - 3F TI'S		0	0	09-Dec-16	09-Dec-16
A14708	Approve Shop Drawings / Submittals - Epoxy Floor 3F	0	0		09-Dec-16
FLOOR COVERINGS - 3F TI'S		0	0	02-Dec-16	02-Dec-16
A14712	Approve Shop Drawings / Submittals - Flooring 3F	0	0		02-Dec-16
WINDOW COVERINGS - 3F TI'S		0	0	09-Dec-16	09-Dec-16
A14716	Approve Shop Drawings / Submittals - Window Coverings 3F	0	0		09-Dec-16
LOW VOLTAGE / AV - 3F TI'S		0	0	16-Dec-16	16-Dec-16
A14733	Approve Shop Drawings / Submittals - Low Voltage 3F	0	0		16-Dec-16
FURNITURE (BT TENANT) - 3F TI'S		0	0	16-Dec-16	16-Dec-16
A14737	Approve Shop Drawings / Submittals - Furniture 3F	0	0		16-Dec-16
GLASS AND GLAZING - 3F TI'S		0	0	09-Dec-16	09-Dec-16
A14745	Approve Shop Drawings / Submittals - Glass and Glazing 3F	0	0		09-Dec-16
MILESTONES - TENANT TI		30	30	26-Oct-16	08-Dec-16
A14652	Funding Released for Construction - 3F TI's	0	0		26-Oct-16
A14654	TI Coordination Complete - 3F TI's	0	0		01-Nov-16
A14695	TI Building Permit Received - 3F TI's	0	0		08-Dec-16
CONSTRUCTION - TENANT TI		73	73	06-Dec-16	22-Mar-17
CONSTRUCTION - TENANT TI		69	69	06-Dec-16	16-Mar-17
OVERHEAD MEP MODIFICATIONS - 3F		0	0	06-Dec-16	06-Dec-16
LAB OVERHEAD MODIFICATIONS - 3F		0	0	06-Dec-16	06-Dec-16
A14677	Lab Overhead Complete - 3F	0	0		06-Dec-16
OFFICE OVERHEAD MODIFICATIONS - 3F		0	0	06-Dec-16	06-Dec-16
A14678	Office Overhead Complete - 3F	0	0		06-Dec-16
ELECTRICAL & DATA ROOMS - 3F		0	0	03-Jan-17	03-Jan-17
A14601	Ready For Power - 3F	0	0		03-Jan-17
OFFICE FINISHES - 3F		0	0	14-Feb-17	14-Feb-17
A14643	Office Construction Complete - 3F	0	0		14-Feb-17
LAB FINISHES - 3F		0	0	27-Feb-17	27-Feb-17
A14632	Lab Construction Complete - 3F	0	0		27-Feb-17
START-UP AND BALANCING - 3F		0	0	16-Mar-17	16-Mar-17
A14694	Start-up and Balancing Complete - 3F	0	0		16-Mar-17
TCO INSPECTIONS - TENANT TI		0	0	03-Mar-17	03-Mar-17
A15698	TCO Issued (Clear to Begin "Fit-Up"/Substantial Completion) - 3F	0	0		03-Mar-17*
FINAL INSPECTIONS - TENANT TI		0	0	22-Mar-17	22-Mar-17
A15619	Achaogen Move-In	0	0		22-Mar-17*

Page 2 of 2

TASK filters: (Milestone), AKAO Filter.

© Oracle Corporation

843078.08/SD 374622-00033/8-4-16/MLT/dek	EXHIBIT B-2 -4-	GENESIS SSF - ONE TOWER PLACE [Achaogen, Inc.]

EXHIBIT C
CONFIRMATION OF LEASE TERMS/AMENDMENT TO LEASE
This CONFIRMATION OF LEASE TERMS/AMENDMENT TO LEASE ("Confirmation/Amendment") is made and entered into effective as of _________________, 20__, by and between AP3-SF2 CT SOUTH, LLC, a Delaware limited liability company ("Landlord") and _______________, a ____________ ("Tenant").
R E C I T A L S:
A.    Landlord and Tenant entered into that certain Lease dated as of _____________________ (the "Lease") pursuant to which Landlord leased to Tenant and Tenant leased from Landlord certain "Premises", as described in the Lease, in that certain building located at ________________, ____________, California ______.
B.    Except as otherwise set forth herein, all capitalized terms used in this Amendment shall have the same meaning as such terms have in the Lease.
C.    Landlord and Tenant desire to amend the Lease to confirm the commencement and expiration dates of the term, as hereinafter provided.
NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.    Confirmation of Dates. The parties hereby confirm that (a) the Premises are Ready for Occupancy, and (b) the term of the Lease commenced as of ____________________ for a term of ____________________ ending on _______________________ (unless sooner terminated as provided in the Lease. Tenant shall commence to pay rent on _______________, 20__ ("Rent Commencement Date").
2.    No Further Modification. Except as set forth in this Amendment, all of the terms and provisions of the Lease shall remain unmodified and in full force and effect.

843078.08/SD 374622-00033/8-4-16/MLT/dek	EXHIBIT C -1-	GENESIS SSF - ONE TOWER PLACE [Achaogen, Inc.]

IN WITNESS WHEREOF, this Amendment has been executed as of the day and year first above written.
"Landlord":
AP3-SF2 CT SOUTH, LLC,
a Delaware limited liability company
By:
Name:
Its:
"Tenant":
,
a

By:	Name: Its:

By:	Name: Its:

843078.08/SD 374622-00033/8-4-16/MLT/dek	EXHIBIT C -2-	GENESIS SSF - ONE TOWER PLACE [Achaogen, Inc.]

EXHIBIT D
RULES AND REGULATIONS
Tenant shall faithfully observe and comply with the following Rules and Regulations and the Parking Rules and Regulations. Landlord shall not be responsible to Tenant for the nonperformance of any of said Rules and Regulations and/or the Parking Rules and Regulations by or otherwise with respect to the acts or omissions of any other tenants or occupants of the Building and/or the Project.
1.    Tenant shall not place any lock(s) on any door, or install any security system (including, without limitation, card key systems, alarms or security cameras), in the Premises without Landlord's prior written consent, which consent shall not be unreasonably withheld, and Landlord shall have the right to retain at all times and to use keys or other access codes or devices to all locks and/or security systems within and to the Premises. A reasonable number of new unique keys to the locks on the entry doors of the Premises shall be furnished by Landlord to Tenant at Tenant's cost, and may request additional keys as needed for its employees, and shall not make any duplicate keys. All keys shall be returned to Landlord at the expiration or earlier termination of the Lease. Further, if and to the extent Tenant re-keys, re-programs or otherwise changes any locks in or for the Premises, all such locks and key systems must be consistent with the master lock and key system at the Building, all at Tenant's sole cost and expense.
2.    All doors opening to public corridors shall be kept closed at all times except for normal ingress and egress to the Premises, unless electrical hold backs have been installed. Sidewalks, doorways, passages, entrances, vestibules, halls, stairways and other Common Areas shall not be obstructed by Tenant or used by Tenant for any purpose other than ingress and egress to and from the Premises, and Tenant, its employees and agents shall not loiter in the entrances or corridors.
3.    Landlord reserves the right to close and keep locked all entrance and exit doors of the Building during such hours as are customary for comparable buildings in the vicinity of the Building. Tenant and its employees and agents shall ensure that the doors to the Building are securely closed and locked when leaving the Premises if it is after the normal hours of business for the Building. Any tenant, its employees, agents or any other persons entering or leaving the Building at any time when it is so locked, or any time when it is considered to be after normal business hours for the Building, may be required to sign the Building register when so doing. After-hours access by Tenant's authorized employees may be provided by hard-key, card-key access or other procedures adopted by Landlord from time to time; Tenant shall pay for the costs of all access cards provided to Tenant's employees and all replacements thereof for lost, stolen and/or damaged cards. Access to the Building and/or the Project may be refused unless the person seeking access has proper identification or has a previously arranged pass for such access. Landlord and its agents shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building and/or the Project of any person. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Building and/or the Project during the continuance of same by any means it deems appropriate for the safety and protection of life and property.
4.    Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy property brought into the Building. Safes and other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property in any case. All damage done to any part of the Building, its contents, occupants and/or visitors by Tenant's moving or maintaining any such safe or other property shall be the sole responsibility of Tenant and any expense of said damage or injury shall be borne by Tenant.
5.    No furniture, freight, packages, supplies, equipment or merchandise will be brought into or removed from the Building or carried up or down in the elevators, except in such manner, in such specific elevator, and between such hours as shall be designated by Landlord. Tenant shall provide Landlord with not less than 24 hours' prior notice of the need to utilize an elevator for any such purpose, so as to provide Landlord with a reasonable period to schedule such use and to install such padding or take such other actions or prescribe such procedures as are appropriate to protect against damage to the elevators or other parts of the Building. Tenant shall assume all risk for damage to articles moved and injury to any persons resulting from such activity described herein. If equipment, property, or personnel of Landlord

843078.08/SD 374622-00033/8-4-16/MLT/dek	EXHIBIT D -1-	GENESIS SSF - ONE TOWER PLACE [Achaogen, Inc.]

or of any other party is damaged or injured as a result of or in connection with such activity described herein, Tenant shall be solely liable for any resulting damage or loss.
6.    Landlord shall have the right to control and operate the public portions of the Building and Project, the public facilities, the heating and air conditioning, and any other facilities furnished for the common use of tenants, in such manner as is customary for comparable buildings in the vicinity of the Building.
7.    No signs, advertisements or notices shall be painted or affixed to windows, doors or other parts of the Building, except those of such color, size, style and in such places as are first approved in writing by Landlord. Landlord shall have the right to remove any signs, advertisements, and notices not approved in writing by Landlord without notice to and at the expense of Tenant. Landlord may provide and maintain in the first floor (main lobby) of the Building an alphabetical directory board or other directory device listing tenants, and no other directory shall be permitted unless previously consented to by Landlord in writing.
8.    The requirements of Tenant will be attended to only upon application at the management office of the Project or at such office location designated by Landlord. Employees of Landlord shall not perform any work or do anything outside their regular duties unless under special instruction from Landlord.
9.    Tenant shall not disturb (by use of any television, radio or musical instrument, making loud or disruptive noises, creating offensive odors or otherwise), solicit, or canvass any occupant of the Building and/or the Project and shall cooperate with Landlord or Landlord's agents to prevent same.
10.    The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind other than those for which it is designed shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or invitees, shall have caused it.
11.    Tenant shall not overload the floor of the Premises. Tenant shall not mark, drive nails or screws, or drill into the partitions, woodwork or plaster or in any way deface the Premises or any part thereof without Landlord's consent first had and obtained; provided, however, Landlord's prior consent shall not be required with respect to Tenant's placement of pictures and other normal office wall hangings on the interior walls of the Premises (but at the end of the Lease Term, Tenant shall repair any holes and other damage to the Premises resulting therefrom).
12.    Except for equipment which is intended for any Permitted Use and except for vending machines intended for the sole use of Tenant's employees and invitees, no vending machine or machines of any description other than fractional horsepower office machines shall be installed, maintained or operated upon the Premises without the written consent of Landlord. Tenant shall not install, operate or maintain in the Premises or in any other area of the Building, electrical equipment that would overload the electrical system beyond its capacity for proper, efficient and safe operation as determined solely by Landlord.
13.    Tenant shall not use any method of heating or air conditioning other than that which may be supplied by Landlord, without the prior written consent of Landlord. Tenant shall not furnish cooling or heating to the Premises, including, without limitation, the use of electronic or gas heating devices, portable coolers (such as "move n cools") or space heaters, without Landlord's prior written consent, and any such approval will be for devices that meet federal, state and local code.
14.    No inflammable, explosive or dangerous fluids or substances shall be used or kept by Tenant in the Premises, Building and/or about the Project, except for those substances as are typically found in similar premises used for general office and/or biotechnology laboratory purposes and are being used by Tenant in a safe manner and in accordance with all applicable Laws, rules and regulations. Tenant shall not, without Landlord's prior written consent, use, store, install, spill, remove, release or dispose of, within or about the Premises or any other portion of the Project, any asbestos-containing materials or any solid, liquid or gaseous material now or subsequently considered toxic or hazardous under the provisions of 42 U.S.C. Section 9601 et seq. or any other applicable environmental Laws which

843078.08/SD 374622-00033/8-4-16/MLT/dek	EXHIBIT D -2-	GENESIS SSF - ONE TOWER PLACE [Achaogen, Inc.]

may now or later be in effect. Tenant shall comply with all Laws pertaining to and governing the use of these materials by Tenant, and shall remain solely liable for the costs of abatement and removal.
15.    Tenant shall not use permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building (in their commercially reasonable discretion) and/or the Project by reason of noise, odors, or vibrations, or interfere in any way with other tenants or those having business therewith, provided that Tenant's Permitted Use shall not be deemed objectionable.
16.    Tenant shall not bring into or keep within the Project, the Building or the Premises any animals except those assisting handicapped persons and those involved in the conduct of Tenant's Permitted Uses.
17.    Tenant shall not use or occupy the Premises in any manner or for any purpose which might injure the reputation or impair the present or future value of the Premises, the Building and/or the Project. Tenant shall not use, or permit any part of the Premises to be used, for lodging, sleeping or for any illegal purpose.
18.    No cooking shall be done or permitted by Tenant on the Premises, nor shall the Premises be used for the storage of merchandise or for any improper, objectionable or immoral purposes. Notwithstanding the foregoing, Underwriters' laboratory-approved equipment and microwave ovens may be used in the Premises for heating food and brewing coffee, tea, hot chocolate and similar beverages, provided that such use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations, and does not cause odors which are objectionable to Landlord and other tenants. Whenever possible, Tenant shall utilize and purchase Energy Star products in their suites. Tenant understands the importance of energy conservation and sustainability to both the Landlord and the Project, and will assist in conserving energy in their suite with regards to practices and equipment.
19.    Landlord will approve where and how telephone and telegraph wires and other cabling are to be introduced to the Premises, which approval shall not be unreasonably withheld. No boring or cutting for wires shall be allowed without the consent of Landlord. The location of telephone, call boxes and other office equipment and/or systems affixed to the Premises shall be subject to the approval of Landlord. Tenant shall not use more than its proportionate share of telephone lines and other telecommunication facilities available to service the Building.
20.    Landlord reserves the right to exclude or expel from the Building and/or the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules and Regulations or cause harm to Building occupants and/or property.
21.    All contractors, contractor's representatives and installation technicians performing work in the Building or at the Project shall be subject to Landlord's prior approval, which approval shall not be unreasonably withheld, and shall be required to comply with Landlord's standard rules, regulations, policies and procedures, which may be revised from time to time.
22.    Tenant shall not employ any person to perform janitorial services without prior written consent of Landlord, which consent shall not be unreasonably withheld. Tenant shall not cause any unnecessary labor by reason of Tenant's carelessness or indifference in the preservation of good order and cleanliness.
23.    Tenant shall only employ persons reasonably approved by Landlord for the removal of hazardous waste materials from the Building and the Project.
24.    Tenant at all times shall maintain the entire Premises in a neat and clean, first class condition, free of debris. Tenant shall not place items, including, without limitation, any boxes, files, trash receptacles or loose cabling or wiring, in or near any window to the Premises which would be visible anywhere from the exterior of the Premises.
25.    Tenant shall not waste electricity, water or air conditioning and agrees to cooperate fully with Landlord to ensure the most effective operation of the Building's heating and air conditioning system, including, without limitation, the use of window blinds to block solar heat load, and shall refrain from attempting to adjust any controls. Tenant shall comply with and participate in any program for metering or otherwise measuring the use of utilities and services,

843078.08/SD 374622-00033/8-4-16/MLT/dek	EXHIBIT D -3-	GENESIS SSF - ONE TOWER PLACE [Achaogen, Inc.]

including, without limitation, programs requiring the disclosure or reporting of the use of any utilities or services. Tenant shall also cooperate and comply with, participate in, and assist in the implementation of (and take no action that is inconsistent with, or which would result in Landlord, the Building and/or the Project failing to comply with the requirements of) any conservation, sustainability, recycling, energy efficiency, and waste reduction programs, environmental protection efforts and/or other programs that are in place and/or implemented from time to time at the Building and/or the Project, including, without limitation, any required reporting, disclosure, rating or compliance system or program (including, but not limited to, any LEED [Leadership in Energy and Environmental Design] rating or compliance system, including those currently coordinated through the U.S. Green Building Council).
26.    Tenant shall store all its recyclables, trash and garbage within the interior of the Premises or in receptacles outside the Premises designated by Landlord for the purpose. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of recyclables, trash and garbage in the city in which the Project is located without violation of any law or ordinance governing such disposal. All trash, garbage and refuse disposal shall be made only through entry-ways and elevators provided for such purposes at such times as Landlord shall designate.
27.    Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.
28.    Tenant shall assume any and all responsibility for protecting the Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed, when the Premises are not occupied, or when the entry to the Premises is not manned by Tenant on a regular basis.
29.    No awnings or other projection shall be attached to the outside walls of the Building without the prior written consent of Landlord. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises without the prior written consent of Landlord. The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by Tenant, nor shall any bottles, parcels or other articles be placed on the windowsills. All electrical ceiling fixtures hung in offices or spaces along the perimeter of the Building must be fluorescent, LED, and/or of a quality, type, design and bulb color approved by Landlord.
30.    The washing and/or detailing of or, the installation of windshields, radios, telephones in or general work on, automobiles shall not be allowed on the Project, except under specific arrangement with Landlord.
31.    Food vendors shall be allowed in the Building upon receipt of a written request from Tenant delivered to Landlord. The food vendor shall service only the tenants that have a written request on file in the management office of the Project. Under no circumstance shall the food vendor display their products in a public or Common Area including corridors and elevator lobbies. Any failure to comply with this rule shall result in immediate permanent withdrawal of the vendor from the Building. Tenant shall obtain ice, drinking water, linen, barbering, shoe polishing, floor polishing, cleaning, janitorial, plant care or other similar services only from vendors who have registered in the management office of the Project and who have been approved by Landlord for provision of such services in the Premises.
32.    Tenant must comply with reasonable requests by the Landlord concerning the informing of their employees of items of importance to the Landlord.
33.    Tenant shall comply with any non-smoking ordinance adopted by any applicable governmental authority. Neither Tenant nor its agents, employees, contractors, guests or invitees shall smoke or permit smoking in the Premises and/or the Common Areas, unless the Common Areas have been declared a designated smoking area by Landlord, nor shall the above parties allow smoke from the Premises to emanate into the Common Areas or any other part of the Building. Landlord shall have the right to designate the Building (including the Premises) as a non-smoking building.
34.    Tenant shall not take any action which would violate Landlord's labor contracts or which would cause a work stoppage, picketing, labor disruption or dispute, or interfere with Landlord's or any other tenant's or occupant's

843078.08/SD 374622-00033/8-4-16/MLT/dek	EXHIBIT D -4-	GENESIS SSF - ONE TOWER PLACE [Achaogen, Inc.]

business or with the rights and privileges of any person lawfully in the Building ("Labor Disruption"). Tenant shall take the actions necessary to resolve the Labor Disruption, and shall have pickets removed and, at the request of Landlord, immediately terminate any work in the Premises that gave rise to the Labor Disruption, until Landlord gives its written consent for the work to resume, and Tenant shall have no claim for damages against Landlord or any of its trustees, members, principals, beneficiaries, partners, officers, directors, employees, mortgagees, or agents in connection therewith.
35.    No tents, shacks, temporary or permanent structures of any kind shall be allowed on the Project. No personal belongings may be left unattended in any Common Areas.
36.    Landlord shall have the right to prohibit the use of the name of the Building or Project or any other publicity by Tenant that in Landlord's sole opinion may impair the reputation of the Building or Project or the desirability thereof. Upon written notice from Landlord, Tenant shall refrain from and discontinue such publicity immediately.
37.    Landlord shall have the right to designate and approve standard window coverings for the Premises and to establish rules to assure that the Building presents a uniform exterior appearance. Tenant shall ensure, to the extent reasonably practicable, that window coverings are closed on windows in the Premises while they are exposed to the direct rays of the sun.
38.    The work of cleaning personnel shall not be hindered by Tenant after 5:30 P.M., and cleaning work may be done at any time when the offices are vacant. Windows, doors and fixtures may be cleaned at any time. Tenant shall provide adequate waste and rubbish receptacles to prevent unreasonable hardship to the cleaning service.
39.    Tenant shall comply with all Building security procedures as Landlord may reasonably establish.
40.    Tenant shall at all times cooperate with Landlord in preserving a first-class image for the Building.
PARKING RULES AND REGULATIONS
1.    Except for emergency repairs, Tenant and its employees shall not perform any work on any automobiles while located in the Parking Facility or on the Project. The Parking Facility may not be used by Tenant or its agents for overnight parking of vehicles unless the owner of the vehicle is working during such time in the Building. If it is necessary for Tenant or its employees to leave an automobile in the Parking Facility overnight, Tenant shall provide Landlord (or the Parking Operator as the case may be) with prior notice thereof designating the license plate number and model of such automobile; except for temporary storage (not to exceed three (3) consecutive nights) in the event an employee of Tenant (but not to exceed a total of five (5) of Tenant's employees at any one time) is on a business trip or other temporary duration for business purposes.
2.    Tenant (including Tenant's employees and agents) will use the parking spaces solely for the purpose of parking passenger model cars, small vans and small trucks and will comply in all respects with any rules and regulations that may be promulgated by Landlord and/or the Parking Operator from time to time with respect to the Parking Facility.
3.    Vehicles must be parked entirely within the stall lines painted on the floor, and only small cars may be parked in areas reserved for small cars.
4.    All directional signs and arrows must be observed.
5.    The speed limit shall be 5 miles per hour.
6.    Parking spaces reserved for handicapped persons must be used only by vehicles properly designated.
7.    Parking is prohibited in all areas not expressly designated for parking, including without limitation:
(a)    areas not striped for parking;
(b)    aisles;

843078.08/SD 374622-00033/8-4-16/MLT/dek	EXHIBIT D -5-	GENESIS SSF - ONE TOWER PLACE [Achaogen, Inc.]

(c)    where "no parking" signs are posted;
(d)    ramps; and
(e)    loading zones.
8.    Parking stickers, key cards and any other devices or forms of identification or entry supplied by Landlord or the Parking Operator shall remain the property of Landlord (or the Parking Operator as the case may be). Such device must be displayed as requested and may not be mutilated in any manner. The serial number of the parking identification device may not be obliterated. Parking passes and devices are not transferable and any pass or device in the possession of an unauthorized holder will be void.
9.    Parking managers or attendants are not authorized to make or allow any exceptions to these Parking Rules and Regulations.
10.    Every parker is required to park and lock his/her own car.
11.    Loss or theft of parking passes, identification, key cards or other such devices must be reported to Landlord (and/or to the Parking Operator as the case may be) immediately. Any parking devices reported lost or stolen found on any authorized car will be confiscated and the illegal holder will be subject to prosecution. Lost or stolen passes and devices found by Tenant or its employees must be reported to Landlord (and to the Parking Operator, as the case may be) immediately.
12.    Washing, waxing, cleaning or servicing of any vehicle by the customer and/or its agents is prohibited.
13.    Tenant agrees to acquaint all persons to whom Tenant assigns a parking space with these Parking Rules and Regulations.
14.    Neither Landlord nor the Parking Operator (as the case may be), from time to time will be liable for loss of or damage to any vehicle or any contents of such vehicle or accessories to any such vehicle, or any property left in any of the Parking Facility, resulting from fire, theft, vandalism, accident, conduct of other users of the Parking Facility and other persons, or any other casualty or cause. Further, Tenant understands and agrees that: (i) Landlord will not be obligated to provide any traffic control, security protection or Parking Operator for the Parking Facility; (ii) Tenant uses the Parking Facility at its own risk; and (iii) Landlord will not be liable for personal injury or death, or theft, loss of or damage to property. Tenant indemnifies and agrees to hold Landlord, any Parking Operator and their respective agents and employees harmless from and against any and all claims, demands, and actions arising out of the use of the Parking Facility by Tenant and its employees and agents, whether brought by any of such persons or any other person, except to the extent caused by the gross negligence or willful misconduct of the Landlord, Parking Operator or their respective employees, contractors and/or agents and not covered by Tenant insurance or such employee's or agent's insurance.
15.    Tenant will ensure that any vehicle parked in any of the parking spaces will be kept in proper repair and will not leak excessive amounts of oil or grease or any amount of gasoline.
16.    Tenant's right to use the Parking Facility will be in common with other tenants of the Building and with other parties permitted by Landlord to use the Parking Facility. Landlord reserves the right to assign and reassign, from time to time, particular parking spaces for use by persons selected by Landlord, provided that Tenant's rights under the Lease are preserved. Landlord will not be liable to Tenant for any unavailability of Tenant's designated spaces, if any, nor will any unavailability entitle Tenant to any refund, deduction, or allowance. Tenant will not park in any numbered space or any space designated as: RESERVED, HANDICAPPED, VISITORS ONLY, or LIMITED TIME PARKING (or similar designation).
17.    If the Parking Facility is damaged or destroyed, or if the use of the Parking Facility is limited or prohibited by any governmental authority, or the use or operation of the Parking Facility is limited or prevented by strikes or other labor difficulties or other causes beyond Landlord's reasonable control, Tenant's inability to use the parking spaces will not subject Landlord (and/or the Parking Operator, as the case may be) to any liability to Tenant

843078.08/SD 374622-00033/8-4-16/MLT/dek	EXHIBIT D -6-	GENESIS SSF - ONE TOWER PLACE [Achaogen, Inc.]

and will not relieve Tenant of any of its obligations under the Lease and the Lease will remain in full force and effect. Tenant will pay to Landlord upon demand, and Tenant indemnifies Landlord against, any and all loss or damage to the Parking Facility, or any equipment, fixtures, or signs used in connection with the Parking Facility and any adjoining buildings or structures caused by Tenant or any of its employees and agents.
18.    Tenant has no right to assign or sublicense any of its rights in the parking passes, except as part of a permitted assignment or sublease of the Lease; however, Tenant may allocate the parking passes among its employees.
Tenant shall be responsible for the observance of all of the Rules and Regulations and Parking Rules and Regulations in this Exhibit D by Tenant's employees, agents, clients, customers, invitees and guests. Landlord may waive any one or more of the Rules and Regulations and/or Parking Rules and Regulations for the benefit of any particular tenant or tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations and/or Parking Rules and Regulations in favor of any other tenant or tenants, nor prevent Landlord from thereafter enforcing any such Rules or Regulations and/or Parking Rules and Regulations against any or all tenants of the Building and/or the Project. Landlord reserves the right at any time to change or rescind any one or more of these Rules and Regulations and/or the Parking Rules and Regulations, or to make such other and further reasonable Rules and Regulations and/or Parking Rules and Regulations as in Landlord's judgment may from time to time be necessary for the management, safety, care and cleanliness of the Premises, Building and Project, and for the preservation of good order therein, as well as for the convenience of other occupants and tenants therein. Tenant shall be deemed to have read these Rules and Regulations and Parking Rules and Regulations and to have agreed to abide by them as a condition of its occupancy of the Premises.
COMMON AREA AMENITIES
1.    Tenant understands that Landlord may provide certain common area amenities for Tenant's non-exclusive use. Such amenities are for the use of tenants and shall be reserved through the management office in advance. Tenant and Tenant's agents, employees and invitees shall adhere to all rules Landlord sets forth in respect to use of the amenities, which may change from time to time.
2.    Tenant understands and agrees that: (i) Tenant uses the amenities at its own risk; and (ii) Landlord will not be liable for personal injury or death, or theft, loss of or damage to property. Tenant indemnifies and agrees to hold Landlord and its agents and employees harmless from and against any and all claims, demands, and actions arising out of the use of the amenities by Tenant and its agents, employees and invitees, whether brought by any of such persons or any other person.
3.    All amenities offered shall remain at the locations designated by Landlord all times. Tenant must use the equipment only in the manner intended. Landlord reserves the right to limit Tenant's use of any equipment or amenities to ensure the equitable use of the equipment and amenities by all tenants. Tenant shall not move or modify the equipment in any manner whatsoever. If Tenant has reason to believe that any equipment is malfunctioning, Tenant shall notify Landlord immediately.
4.    Tenant shall be responsible for the cost or repairs or replacements of any amenities that are not returned to management after use or are damaged during the use of any such amenity by Tenant or Tenant's agents, employees or invitees and Tenant shall reimburse Landlord for any such cost within thirty (30) days after receipt of an invoice therefor.
5.    Tenant shall cause its employees to conduct themselves in a quiet and well-mannered fashion when on or about the amenities and not cause any disturbances or interfere with the use or enjoyment of the amenities by other tenants.
6.    Tenant shall not bring any food or beverages into any amenity area without Landlord's prior consent, which shall not be unreasonably withheld.

843078.08/SD 374622-00033/8-4-16/MLT/dek	EXHIBIT D -7-	GENESIS SSF - ONE TOWER PLACE [Achaogen, Inc.]

7.    No alcoholic beverages shall be permitted at the amenities at any time without Landlord's prior consent, which shall not be unreasonably withheld.
8.    Neither Tenant nor its agents, employees or invitees shall smoke or permit smoking in the amenity areas at any time.

843078.08/SD 374622-00033/8-4-16/MLT/dek	EXHIBIT D -8-	GENESIS SSF - ONE TOWER PLACE [Achaogen, Inc.]

EXHIBIT E
FORM OF LETTER OF CREDIT
(SEE ATTACHED)
L/C DRAFT LANGUAGE

IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER _____________

ISSUE DATE: ______________

ISSUING BANK:
SILICON VALLEY BANK
3003 TASMAN DRIVE
2ND FLOOR, MAIL SORT HF210
SANTA CLARA, CALIFORNIA 95054

BENEFICIARY:
AP3-SF2 CT SOUTH, LLC
4380 LA JOLLA VILLAGE DRIVE, SUITE 230
SAN DIEGO, CA 92121
ATTN: W. NEIL FOX, CEO

APPLICANT:
ACHAOGEN, INC.
7000 SHORELINE CT, STE 371
SOUTH SAN FRANCISCO, CA 94080

AMOUNT:    US$250,000 (TWO HUNDRED AND FIFTY THOUSAND AND XX/100 U.S. DOLLARS)

EXPIRATION DATE:    SVB WILL PUT A SPECIFIC DATE HERE THAT’S 1 YEAR FROM ISSUANCE

LOCATION:        SANTA CLARA, CALIFORNIA

DEAR SIR/MADAM:

WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF______ IN YOUR FAVOR AVAILABLE BY YOUR DRAFTS DRAWN ON US AT SIGHT IN THE FORM OF EXHIBIT “A” ATTACHED AND ACCOMPANIED BY THE FOLLOWING DOCUMENTS:

1.	THE ORIGINAL OF THIS LETTER OF CREDIT AND ALL AMENDMENT(S), IF ANY.
2. BENEFICIARY’S SIGNED STATEMENT STATING AS FOLLOWS:

“AN EVENT OF DEFAULT (AS DEFINED IN THE LEASE) HAS OCCURRED BY __________________ AS TENANT UNDER THAT CERTAIN LEASE AGREEMENT BETWEEN TENANT, AND AP3-SF2 CT SOUTH, LLC, A DELAWARE LIMITED LIABILITY COMPANY, AS LANDLORD; AND LANDLORD IS AUTHORIZED, PURSUANT TO THE TERMS OF THE LEASE, TO DRAW DOWN ON THE LETTER OF CREDIT.”
OR
"THE UNDERSIGNED HEREBY CERTIFIES THAT WE HAVE RECEIVED A WRITTEN NOTICE OF ISSUING BANK'S ELECTION NOT TO EXTEND ITS STANDBY LETTER OF CREDIT NO. ___________ AND HAVE NOT

843078.08/SD 374622-00033/8-4-16/MLT/dek	EXHIBIT E -1-	GENESIS SSF - ONE TOWER PLACE [Achaogen, Inc.]

RECEIVED A REPLACEMENT LETTER OF CREDIT WITHIN AT LEAST SIXTY (60) DAYS PRIOR TO THE PRESENT EXPIRATION DATE."
OR
"THE UNDERSIGNED HEREBY CERTIFIES THAT BENEFICIARY IS ENTITLED TO DRAW DOWN THE FULL AMOUNT OF LETTER OF CREDIT NO. ___________ AS THE RESULT OF THE FILING OF A VOLUNTARY PETITION UNDER THE U.S. BANKRUPTCY CODE OR A STATE BANKRUPTCY CODE BY THE TENANT UNDER THE LEASE, WHICH FILING HAS NOT BEEN DISMISSED AT THE TIME OF THIS DRAWING."
OR
"THE UNDERSIGNED HEREBY CERTIFIES THAT BENEFICIARY IS ENTITLED TO DRAW DOWN THE FULL AMOUNT OF LETTER OF CREDIT NO. ___________ AS THE RESULT OF AN INVOLUNTARY PETITION HAVING BEEN FILED UNDER THE U.S. BANKRUPTCY CODE OR A STATE BANKRUPTCY CODE AGAINST THE TENANT UNDER THE LEASE , WHICH FILING HAS NOT BEEN DISMISSED AT THE TIME OF THIS DRAWING."
OR
"THE UNDERSIGNED HEREBY CERTIFIES THAT BENEFICIARY IS ENTITLED TO DRAW DOWN THE FULL AMOUNT OF LETTER OF CREDIT NO. ________________ AS THE RESULT OF THE REJECTION, OR DEEMED REJECTION, OF THE LEASE, UNDER SECTION 365 OF THE U.S. BANKRUPTCY CODE."
PARTIAL DRAWS AND MULTIPLE PRESENTATIONS ARE ALLOWED.

THIS ORIGINAL LETTER OF CREDIT MUST ACCOMPANY ANY DRAWINGS HEREUNDER FOR ENDORSEMENT OF THE DRAWING AMOUNT AND WILL BE RETURNED TO THE BENEFICIARY UNLESS IT IS FULLY UTILIZED.

THIS LETTER OF CREDIT SHALL BE AUTOMATICALLY EXTENDED FOR AN ADDITIONAL PERIOD OF ONE YEAR, WITHOUT AMENDMENT, FROM THE PRESENT OR EACH FUTURE EXPIRATION DATE UNLESS AT LEAST 60 DAYS PRIOR TO THE THEN CURRENT EXPIRATION DATE WE SEND YOU A NOTICE BY REGISTERED MAIL OR OVERNIGHT COURIER SERVICE AT THE ABOVE ADDRESS (OR ANY OTHER ADDRESS INDICATED BY YOU, IN A WRITTEN NOTICE TO US THE RECIEPT OF WHICH WE HAVE ACKNOWLEDGED, AS THE ADDRESS TO WHICH WE SHOULD SEND SUCH NOTICE) THAT THIS LETTER OF CREDIT WILL NOT BE EXTENDED BEYOND THE CURRENT EXPIRATION DATE. IN NO EVENT SHALL THIS LETTER OF CREDIT BE AUTOMATICALLY EXTENDED BEYOND _______________. IN THE EVENT OF SUCH NOTICE OF NON-EXTENSION, YOU MAY DRAW HEREUNDER AS SPECIFIED ABOVE.
THIS LETTER OF CREDIT IS TRANSFERABLE ONE OR MORE TIMES, BUT IN EACH INSTANCE ONLY TO A SINGLE BENEFICIARY AS TRANSFEREE AND ONLY UP TO THE THEN AVAILABLE AMOUNT, ASSUMING SUCH TRANSFER TO SUCH TRANSFEREE WOULD BE IN COMPLIANCE WITH THEN APPLICABLE LAW AND REGULATION, INCLUDING BUT NOT LIMITED TO THE REGULATIONS OF THE U. S. DEPARTMENT OF TREASURY AND U. S. DEPARTMENT OF COMMERCE. AT THE TIME OF TRANSFER, THE ORIGINAL LETTER OF CREDIT AND ORIGINAL AMENDMENT(S), IF ANY, MUST BE SURRENDERED TO US AT OUR ADDRESS INDICATED IN THIS LETTER OF CREDIT TOGETHER WITH OUR TRANSFER FORM ATTACHED HERETO AS EXHIBIT “B” DULY EXECUTED. THE CORRECTNESS OF THE SIGNATURE AND TITLE OF THE PERSON SIGNING THE TRANSFER FORM MUST BE VERIFIED BY BENEFICIARY’S BANK. APPLICANT SHALL PAY OUR TRANSFER FEE OF ¼ OF 1% OF THE TRANSFER AMOUNT (MINIMUM US$250.00) UNDER THIS LETTER OF CREDIT.

DRAFT(S) AND DOCUMENTS MUST INDICATE THE NUMBER AND DATE OF THIS LETTER OF CREDIT.

DOCUMENTS MUST BE FORWARDED TO US BY OVERNIGHT DELIVERY SERVICE TO: SILICON VALLEY BANK, 3003 TASMAN DRIVE, SANTA CLARA CA 95054, ATTN: INTERNATIONAL DIVISION.

WE HEREBY AGREE WITH THE BENEFICIARY THAT DRAFTS DRAWN UNDER AND IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT WILL BE DULY HONORED UPON

843078.08/SD 374622-00033/8-4-16/MLT/dek	EXHIBIT E -2-	GENESIS SSF - ONE TOWER PLACE [Achaogen, Inc.]

PRESENTATION TO US ON OR BEFORE THE EXPIRATION DATE OF THIS LETTER OF CREDIT OR ANY AUTOMATICALLY EXTENDED EXPIRATION DATE.

IF ANY INSTRUCTIONS ACCOMPANYING A DRAWING UNDER THIS LETTER OF CREDIT REQUEST THAT PAYMENT IS TO BE MADE BY TRANSFER TO YOUR ACCOUNT WITH ANOTHER BANK, WE WILL ONLY EFFECT SUCH PAYMENT BY FED WIRE TO A U.S. REGULATED BANK, AND WE AND/OR SUCH OTHER BANK MAY RELY ON AN ACCOUNT NUMBER SPECIFIED IN SUCH INSTRUCTIONS EVEN IF THE NUMBER IDENTIFIES A PERSON OR ENTITY DIFFERENT FROM THE INTENDED PAYEE.

THIS LETTER OF CREDIT IS SUBJECT TO THE INTERNATIONAL STANDBY PRACTICES (ISP98), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 590.

___________________________ ___________________________
AUTHORIZED SIGNATURE AUTHORIZED SIGNATURE

843078.08/SD 374622-00033/8-4-16/MLT/dek	EXHIBIT E -3-	GENESIS SSF - ONE TOWER PLACE [Achaogen, Inc.]

IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER __________________
EXHIBIT A

    DATE: _______________                    REF. NO. ___________________

AT SIGHT OF THIS DRAFT

PAY TO THE ORDER OF                  US$_________________

US DOLLARS _____________________________________________________________________

DRAWN UNDER SILICON VALLEY BANK, SANTA CLARA, CALIFORNIA, STANDBY
LETTER OF CREDIT NUMBER NO. _______________________ DATED ___________________

TO: SILICON VALLEY BANK
3003 TASMAN DRIVE             _______________________________
SANTA CLARA, CA 95054             (BENEFICIARY'S NAME)

...............................................................
AUTHORIZED SIGNATURE

GUIDELINES TO PREPARE THE DRAFT

1.	DATE: ISSUANCE DATE OF DRAFT.

2.	REF. NO.: BENEFICIARY'S REFERENCE NUMBER, IF ANY.

3.	PAY TO THE ORDER OF: NAME OF BENEFICIARY AS INDICATED IN THE L/C (MAKE
SURE BENEFICIARY ENDORSES IT ON THE REVERSE SIDE).

4.	US$: AMOUNT OF DRAWING IN FIGURES.

5.	USDOLLARS: AMOUNT OF DRAWING IN WORDS.

6.	LETTER OF CREDIT NUMBER: SILICON VALLEY BANK'S STANDBY L/C NUMBER THAT PERTAINS TO THE DRAWING.

7.	DATED: ISSUANCE DATE OF THE STANDBY L/C.

8.	BENEFICIARY'S NAME: NAME OF BENEFICIARY AS INDICATED IN THE L/C.

9.	AUTHORIZED SIGNATURE: SIGNED BY AN AUTHORIZED SIGNER OF BENEFICIARY.

IF YOU HAVE QUESTIONS RELATED TO THIS STANDBY LETTER OF CREDIT PLEASE CONTACT US AT ______________.

843078.08/SD 374622-00033/8-4-16/MLT/dek	EXHIBIT E -4-	GENESIS SSF - ONE TOWER PLACE [Achaogen, Inc.]

EXHIBIT
TRANSFER FORM

DATE: ____________________

TO: SILICON VALLEY BANK
3003 TASMAN DRIVE                RE: IRREVOCABLE STANDBY LETTER OF CREDIT
SANTA CLARA, CA 95054     NO. _____________ ISSUED BY
ATTN:INTERNATIONAL DIVISION. SILICON VALLEY BANK, SANTA CLARA
STANDBY LETTERS OF CREDIT     L/C AMOUNT: ___________________

GENTLEMEN:

FOR VALUE RECEIVED, THE UNDERSIGNED BENEFICIARY HEREBY IRREVOCABLY TRANSFERS TO:

_________________________________________________________________________________________
(NAME OF TRANSFEREE)

_________________________________________________________________________________________
(ADDRESS)

ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY TO DRAW UNDER THE ABOVE LETTER OF CREDIT UP TO ITS AVAILABLE AMOUNT AS SHOWN ABOVE AS OF THE DATE OF THIS TRANSFER.

BY THIS TRANSFER, ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY IN SUCH LETTER OF CREDIT ARE TRANSFERRED TO THE TRANSFEREE. TRANSFEREE SHALL HAVE THE SOLE RIGHTS AS BENEFICIARY THEREOF, INCLUDING SOLE RIGHTS RELATING TO ANY AMENDMENTS, WHETHER INCREASES OR EXTENSIONS OR OTHER AMENDMENTS, AND WHETHER NOW EXISTING OR HEREAFTER MADE. ALL AMENDMENTS ARE TO BE ADVISED DIRECTLY TO THE TRANSFEREE WITHOUT NECESSITY OF ANY CONSENT OF OR NOTICE TO THE UNDERSIGNED BENEFICIARY.

THE ORIGINAL OF SUCH LETTER OF CREDIT IS RETURNED HEREWITH, AND WE ASK YOU TO ENDORSE THE TRANSFER ON THE REVERSE THEREOF, AND FORWARD IT DIRECTLY TO THE TRANSFEREE WITH YOUR CUSTOMARY NOTICE OF TRANSFER.

843078.08/SD 374622-00033/8-4-16/MLT/dek	EXHIBIT E -5-	GENESIS SSF - ONE TOWER PLACE [Achaogen, Inc.]

SIGNATURE AUTHENTICATED
The names(s), title(s), and signature(s) conform to that/those on file with us for the company and the signature(s) is/are authorized to execute this instrument.

_______________________________________
(Name of Bank)
_______________________________________
 (Address of Bank)
_______________________________________
(City, State, Zip Code)
_______________________________________
(Print Authorized Name and Title)
_______________________________________
 (Authorized Signature)
_______________________________________
 (Telephone Number)

______________________________ (BENEFICIARY’S NAME) By:________________________________ Printed Name:________________________ Title:_______________________________

843078.08/SD 374622-00033/8-4-16/MLT/dek	EXHIBIT E -6-	GENESIS SSF - ONE TOWER PLACE [Achaogen, Inc.]

EXHIBIT F
STORAGE AREA

CENTENNIAL TOWERS - SOUTH TOWER - SECOND LEVEL FLOOR PLAN - HAZ MAT PLAN

1" = 20'-0"

7/1/2016

McFarlane Architects

PHASE3

843078.08/SD 374622-00033/8-4-16/MLT/dek	EXHIBIT F -1-	GENESIS SSF - ONE TOWER PLACE [Achaogen, Inc.]

EXHIBIT G
FURNITURE LIST
3rd Floor Furniture List

fridge freezer	4
dishwasher	1
Kitchen chairs	31
8 square tables	8
4 tall tables	4
trash cans	3
cocktail table	1
square table	1
bar stool	1
plant	1
Coat rack	1
long black swirl sofa w/ wood divider	1
coffee table	2
ottomans	2
arm chairs	5
stools / coffee table	3
long sofa	1
sofa seat	1
coffee table	1
side table	1
small tables	6
Desk chairs	2
tables	2
chairs	15
TV screen	2
white board small	1
white board large	2
cubicles	74
Desk chairs	109
desk cabinets	85
trash cans (approximate)	60
coat racks	2
mobile shelf	1
small stool	3
coffee table	3
metallic ottoman	3
ping pong tables	1
reception desk	1
chair	1

843078.08/SD 374622-00033/8-4-16/MLT/dek	EXHIBIT G -1-	GENESIS SSF - ONE TOWER PLACE [Achaogen, Inc.]

EXHIBIT H
FORM OF SNDA
RECORDING REQUESTED BY
AND WHEN RECORDED MAIL TO:
Cox, Castle & Nicholson LLP
2029 Century Park East, Suite 2100
Los Angeles, California 90067
Attention: Adam B. Weissburg, Esq.
______________________________________________________________________________

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT
Loan No. 15617
Los Angeles County Employees Retirement Association
c/o Cornerstone Real Estate Advisers
One Financial Plaza
Hartford, CT 06103
Attention: Finance Group Loan Servicing
Re: One Tower Place, South San Francisco, California
The undersigned, Achaogen, Inc., a Delaware corporation, ("Tenant") understands that Los Angeles County Employees Retirement Association ("Lender") has made or will be making a loan (the "Loan") to AP3-SF2 CT South LLC, a Delaware limited liability company ("Landlord") secured by a mortgage or deed of trust (the "Mortgage") encumbering the real property (the "Property") described on Exhibit A, attached hereto and made a part hereof. Tenant and Landlord entered into an unrecorded lease agreement (the "Lease") dated August __, 2016 by which Tenant leased from Landlord certain premises commonly known as One Tower Place, Suite 300, South San Francisco, California (the "Leased Premises"), and constituting a portion of the Property. Tenant desires to be able to obtain the advantages of the Lease and occupancy thereunder in the event of foreclosure of the Mortgage and Lender wishes to have Tenant confirm the priority of the Mortgage over the Lease.
NOW, THEREFORE, in consideration of the mutual covenants and conditions set forth herein, the parties hereto agree as follows:

1.
Tenant hereby subordinates all of its right, title and interest under the Lease to the lien, operation and effect of the Mortgage and any other mortgages (as the same may be modified and/or extended from time to time) now or hereafter in force against the Property, and to any and all existing and future advances made under such Mortgage and any other mortgages.

2.
In the event that Lender becomes the owner of the Property by foreclosure, deed in lieu of foreclosure, or otherwise, Tenant agrees to unconditionally attorn to Lender and to recognize it as the owner of the Property and the Landlord under the Lease. The Lender agrees not to terminate the Lease or disturb or interfere with Tenant's possession of the Leased Premises during the term of the Lease, or any extension or renewal thereof, so long as Tenant is not in default under the Lease beyond applicable notice, grace and cure periods, if any.

3.
Tenant agrees to commence paying all rents, revenues and other payments due under the Lease directly to Lender after Lender notifies Tenant that Lender is the owner and holder of the Loan and is invoking Lender's rights under the Loan documents to directly receive from Tenant all rents, revenues and other payments due

843078.08/SD 374622-00033/8-4-16/MLT/dek	EXHIBIT H -1-	GENESIS SSF - ONE TOWER PLACE [Achaogen, Inc.]

under the Lease and Landlord hereby consents to such payment and agrees that all amounts so paid to Lender by Tenant shall be credited against Tenant's obligations under the Lease.. By making such payments to Lender, Tenant shall be deemed to have satisfied all such payment obligations to Landlord under the Lease.

4.
This Agreement shall inure to the benefit of Lender's affiliates, agents, co-lenders and participants, and each of their respective successors and assigns (each a "Lender Party" and collectively, the "Lender Parties").

[Remainder of page intentionally left blank; signature pages follow]

843078.08/SD 374622-00033/8-4-16/MLT/dek	EXHIBIT H -2-	GENESIS SSF - ONE TOWER PLACE [Achaogen, Inc.]

IN WITNESS WHEREOF, the parties hereto have caused this Subordination, Non-Disturbance and Attornment Agreement to be duly executed as of the ____ day of __________, 2016.
TENANT:
ACHAOGEN, INC., a Delaware corporation
By
Name:
Its:
(Signatures continue on following page)

843078.08/SD 374622-00033/8-4-16/MLT/dek	EXHIBIT H -3-	GENESIS SSF - ONE TOWER PLACE [Achaogen, Inc.]

LANDLORD:
AP3-SF2 CT SOUTH LLC,
a Delaware limited liability company
By
Name:    W. Neil Fox, III
Its:    Chief Executive Officer
(Signatures continue on following page)

843078.08/SD 374622-00033/8-4-16/MLT/dek	EXHIBIT H -4-	GENESIS SSF - ONE TOWER PLACE [Achaogen, Inc.]

LENDER:
LOS ANGELES COUNTY EMPLOYEES
RETIREMENT ASSOCIATION
By
Name:
Its:
(End of signatures)

843078.08/SD 374622-00033/8-4-16/MLT/dek	EXHIBIT H -5-	GENESIS SSF - ONE TOWER PLACE [Achaogen, Inc.]

TENANT ACKNOWLEDGMENT

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.
STATE OF ________________    )
)    ss:
COUNTY OF ________________    )
On _____________, 20____ before me, _____________________________________________, Notary Public, personally appeared _____________________________________________, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.
I certify under PENALTY OF PERJURY under the laws of the State of ________________ that the foregoing paragraph is true and correct.
WITNESS my hand and official seal.
Signature: _______________________________________
[Seal]

843078.08/SD 374622-00033/8-4-16/MLT/dek	EXHIBIT H -6-	GENESIS SSF - ONE TOWER PLACE [Achaogen, Inc.]

LANDLORD ACKNOWLEDGMENT

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.
STATE OF ________________    )
)    ss:
COUNTY OF ________________    )
On _____________, 20____ before me, _____________________________________________, Notary Public, personally appeared _____________________________________________, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.
I certify under PENALTY OF PERJURY under the laws of the State of ________________ that the foregoing paragraph is true and correct.
WITNESS my hand and official seal.
Signature: _______________________________________
[Seal]

843078.08/SD 374622-00033/8-4-16/MLT/dek	EXHIBIT H -7-	GENESIS SSF - ONE TOWER PLACE [Achaogen, Inc.]

LENDER ACKNOWLEDGMENT

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.
STATE OF ________________    )
)    ss:
COUNTY OF ________________    )
On _____________, 20____ before me, _____________________________________________, Notary Public, personally appeared _____________________________________________, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.
I certify under PENALTY OF PERJURY under the laws of the State of ________________ that the foregoing paragraph is true and correct.
WITNESS my hand and official seal.
Signature: _______________________________________
[Seal]

843078.08/SD 374622-00033/8-4-16/MLT/dek	EXHIBIT H -8-	GENESIS SSF - ONE TOWER PLACE [Achaogen, Inc.]

EXHIBIT A
LEGAL DESCRIPTION
Real property in the City of South San Francisco, County of San Mateo, State of California, described as follows:
PARCEL A:
PARCEL 1 AS SHOWN ON THAT CERTAIN MAP ENTITLED, "PARCEL MAP 08-0001, BEING A RESUBDIVISION OF PARCEL 1 AS SAID PARCEL IS SHOWN ON THAT CERTAIN MAP ENTITLED 'PARCEL MAP 01-020' FILED FOR RECORD ON MAY 19, 2006 IN BOOK 76 OF PARCEL MAPS AT PAGES 94 AND 95", WHICH MAP WAS FILED FOR RECORD IN THE OFFICE OF THE RECORDER OF THE CITY OF SOUTH SAN FRANCISCO, COUNTY OF SAN MATEO, STATE OF CALIFORNIA ON SEPTEMBER 18, 2008 IN BOOK 78 OF PARCEL MAPS, AT PAGES 67-68, INCLUSIVE.
PARCEL B:
NON-EXCLUSIVE EASEMENTS AS DESCRIBED AND GRANTED TO MYERS PENINSULA VENTURE, LLC, IN THAT CERTAIN AGREEMENT GRANTING EASEMENT RECORDED MARCH 1, 2007 AS INSTRUMENT NO. 2007-031676 OF OFFICIAL RECORDS, IN THE OFFICE OF THE COUNTY RECORDER OF SAN MATEO COUNTY, CALIFORNIA;
TOGETHER WITH A NON-EXCLUSIVE EASEMENTS AS DESCRIBED AND AS GRANTED TO MYERS PENINSULA VENTURE, LLC IN THAT CERTAIN DECLARATION OF EASEMENTS RECORDED SEPTEMBER 18, 2008, AS INSTRUMENT NO. 105133; AS MODIFIED BY THAT CERTAIN FIRST AMENDMENT TO DECLARATION OF EASEMENTS RECORDED NOVEMBER 18, 2015 AS INSTRUMENT NO. 2015-121411 BOTH OF OFFICIAL RECORDS, IN THE OFFICE OF THE COUNTY RECORDER OF SAN MATEO COUNTY, CALIFORNIA;
TOGETHER WITH NON-EXCLUSIVE EASEMENTS AS SET FORTH IN THAT CERTAIN DECLARATION OF RECIPROCAL EASEMENTS, COVENANTS AND RESTRICTIONS OF CENTENNIAL TOWERS DATED MAY 5, 2008 AND RECORDED ON SEPTEMBER 18, 2008 AS INSTRUMENT NO. 2008-105136, AND THAT CERTAIN FIRST AMENDMENT TO DECLARATION OF RECIPROCAL EASEMENTS, COVENANTS AND RESTRICTIONS OF CENTENNIAL TOWERS RECORDED NOVEMBER 18, 2015 AS INSTRUMENT NO. 2015-121410; AND THAT CERTAIN SECOND AMENDMENT TO DECLARATION OF RECIPROCAL EASEMENTS, COVENANTS AND RESTRICTIONS OF CENTENNIAL TOWERS RECORDED NOVEMBER 18, 2015 AS INSTRUMENT NO. 2015-121417, BOTH OF OFFICIAL RECORDS, IN THE OFFICE OF THE COUNTY RECORDER OF SAN MATEO COUNTY, CALIFORNIA;
TOGETHER WITH A NON-EXCLUSIVE EASEMENT AS SET FORTH IN THAT CERTAIN AGREEMENT GRANTING EASEMENT DATED JANUARY 22, 2009 AND RECORDED ON FEBRUARY 3, 2009 AS INSTRUMENT NO. 2009-010537 OF OFFICIAL RECORDS, IN THE OFFICE OF THE COUNTY RECORDER OF SAN MATEO COUNTY, CALIFORNIA;
TOGETHER WITH NON-EXCLUSIVE EASEMENTS AS SET FORTH IN THAT CERTAIN DECLARATION OF COVENANTS, CONDITIONS AND RESTRICTIONS OF CENTENNIAL TOWERS DATED MARCH 27, 2009 AND RECORDED ON APRIL 3, 2009 AS INSTRUMENT NO. 2009-038658, AS AMENDED BY THAT CERTAIN FIRST AMENDMENT TO DECLARATION OF COVENANTS, CONDITIONS AND RESTRICTIONS OF CENTENNIAL TOWERS DATED APRIL 20, 2010 AND RECORDED MAY 12, 2010 AS INSTRUMENT NO. 2010-051876, AND AS AMENDED BY THAT CERTAIN SECOND AMENDMENT TO DECLARATION OF COVENANTS, CONDITIONS AND RESTRICTIONS OF CENTENNIAL TOWERS DATED NOVEMBER 17,

843078.08/SD 374622-00033/8-4-16/MLT/dek	EXHIBIT H -9-	GENESIS SSF - ONE TOWER PLACE [Achaogen, Inc.]

2015 AND RECORDED NOVEMBER 18, 2015 AS INSTRUMENT NO. 2015-121409 ALL OF OFFICIAL RECORDS, IN THE OFFICE OF THE COUNTY RECORDER OF SAN MATEO COUNTY, CALIFORNIA.
APN: 007-650-180

843078.08/SD 374622-00033/8-4-16/MLT/dek	EXHIBIT H -10-	GENESIS SSF - ONE TOWER PLACE [Achaogen, Inc.]

EXHIBIT I
CONTROL AREAS
(SEE ATTACHED)

THREE CONTROL AREAS THIS FLOOR

CONTROL AREA 1
CONTROL AREA 2
CONTROL AREA 3
(non-hatched portion of plan)

[F] TABLE 414.2.2 DESIGN AND NUMBER OF CONTROL AREAS		
FLOOR LEVEL		PERCENTAGE OF THE MAX. ALLOWABLE QUANTITY PER CONTROL AREA[a]
ABOVE GRADE PLANE	8	5
	7	5
	6	12.5
	5	12.5
	4	12.5
	3	50
	2	75
	1	100

a. PERCENTAGES SHALL BE OF THE MAXIMUM ALLOWABLE QUANTITY PER CONTROL AREA SHOWN IN TABLES 307.1(1) AND 307.1(2), WITH ALL INCREASES ALLOWED IN THE NOTES TO THOSE TABLES.

[F] TABLE 414.2.2 DESIGN AND NUMBER OF CONTROL AREAS		
FLOOR LEVEL		NUMBER OF CONTROL AREAS PER FLOOR
ABOVE GRADE PLANE	8	2
	7	2
	6	2
	5	2
	4	2
	3	2
	2	3
	1	4

[F] TABLE 414.2.2 DESIGN AND NUMBER OF CONTROL AREAS		
FLOOR LEVEL		FIRE-RESISTANCE RATING FOR FIRE BARRIERS IN HOURS[b]
ABOVE GRADE PLANE	8	2
	7	2
	6	2
	5	2
	4	2
	3	1
	2	1
	1	1

b. SEPARATION SHALL INCLUDE FIRE BARRIERS AND HORIZONTAL ASSEMBLIES AS NECESSARY TO PROVIDE SEPARATION FROM OTHER PORTIONS OF THE BUILDING.

GENESIS SOUTH - ONE TOWER PLACE - SECOND LEVEL CONTROL AREA PLAN

1" = 20'

8/1/2016

MCFARLANE ARCHITECTS

ACHAOGEN

PHASE3

843078.08/SD 374622-00033/8-4-16/MLT/dek	EXHIBIT I -1-	GENESIS SSF - ONE TOWER PLACE [Achaogen, Inc.]

TWO CONTROL AREAS THIS FLOOR

CONTROL AREA 1
CONTROL AREA 2

[F] TABLE 414.2.2 DESIGN AND NUMBER OF CONTROL AREAS		
FLOOR LEVEL		PERCENTAGE OF THE MAX. ALLOWABLE QUANTITY PER CONTROL AREA[a]
ABOVE GRADE PLANE	8	5
	7	5
	6	12.5
	5	12.5
	4	12.5
	3	50
	2	75
	1	100

a. PERCENTAGES SHALL BE OF THE MAXIMUM ALLOWABLE QUANTITY PER CONTROL AREA SHOWN IN TABLES 307.1(1) AND 307.1(2), WITH ALL INCREASES ALLOWED IN THE NOTES TO THOSE TABLES.

[F] TABLE 414.2.2 DESIGN AND NUMBER OF CONTROL AREAS		
FLOOR LEVEL		NUMBER OF CONTROL AREAS PER FLOOR
ABOVE GRADE PLANE	8	2
	7	2
	6	2
	5	2
	4	2
	3	2
	2	3
	1	4

[F] TABLE 414.2.2 DESIGN AND NUMBER OF CONTROL AREAS		
FLOOR LEVEL		FIRE-RESISTANCE RATING FOR FIRE BARRIERS IN HOURS[b]
ABOVE GRADE PLANE	8	2
	7	2
	6	2
	5	2
	4	2
	3	1
	2	1
	1	1

b. SEPARATION SHALL INCLUDE FIRE BARRIERS AND HORIZONTAL ASSEMBLIES AS NECESSARY TO PROVIDE SEPARATION FROM OTHER PORTIONS OF THE BUILDING.

GENESIS SOUTH - ONE TOWER PLACE - THIRD LEVEL ACHAOGEN CONTROL AREA PLAN

1" = 20'

8/1/2016

McFARLANE ARCHITECTS

ACHAOGEN

PHASE3

843078.08/SD 374622-00033/8-4-16/MLT/dek	EXHIBIT I -2-	GENESIS SSF - ONE TOWER PLACE [Achaogen, Inc.]

TWO CONTROL AREAS THIS FLOOR

CONTROL AREA 1
CONTROL AREA 2

[F] TABLE 414.2.2 DESIGN AND NUMBER OF CONTROL AREAS		
FLOOR LEVEL		PERCENTAGE OF THE MAX. ALLOWABLE QUANTITY PER CONTROL AREA[a]
ABOVE GRADE PLANE	8	5
	7	5
	6	12.5
	5	12.5
	4	12.5
	3	50
	2	75
	1	100

a. PERCENTAGES SHALL BE OF THE MAXIMUM ALLOWABLE QUANTITY PER CONTROL AREA SHOWN IN TABLES 307.1(1) AND 307.1(2), WITH ALL INCREASES ALLOWED IN THE NOTES TO THOSE TABLES.

[F] TABLE 414.2.2 DESIGN AND NUMBER OF CONTROL AREAS		
FLOOR LEVEL		NUMBER OF CONTROL AREAS PER FLOOR
ABOVE GRADE PLANE	8	2
	7	2
	6	2
	5	2
	4	2
	3	2
	2	3
	1	4

[F] TABLE 414.2.2 DESIGN AND NUMBER OF CONTROL AREAS		
FLOOR LEVEL		FIRE-RESISTANCE RATING FOR FIRE BARRIERS IN HOURS[b]
ABOVE GRADE PLANE	8	2
	7	2
	6	2
	5	2
	4	2
	3	1
	2	1
	1	1

b. SEPARATION SHALL INCLUDE FIRE BARRIERS AND HORIZONTAL ASSEMBLIES AS NECESSARY TO PROVIDE SEPARATION FROM OTHER PORTIONS OF THE BUILDING.

GENESIS SOUTH - ONE TOWER PLACE - FOURTH LEVEL ACHAOGEN CONTROL AREA PLAN

1" = 20'

8/1/2016

McFARLANE ARCHITECTS

ACHAOGEN

PHASE3

843078.08/SD 374622-00033/8-4-16/MLT/dek	EXHIBIT I -3-	GENESIS SSF - ONE TOWER PLACE [Achaogen, Inc.]

RIDER
EXTENSION OPTION RIDER
This Extension Option Rider ("Extension Rider") is attached to and made a part of the Lease by and between Landlord and Tenant. The agreements set forth in this Extension Rider shall have the same force and effect as if set forth in the Lease. To the extent the terms of this Extension Rider are inconsistent with the terms of the Lease, the terms of this Extension Rider shall control.
1.    Extension Option. Landlord hereby grants Tenant one (1) option (the "Extension Option") to extend the Lease Term for a period of five (5) years (the "Option Term"), which option shall be exercisable only by written Exercise Notice (as defined below) delivered by Tenant to Landlord as provided below. Upon the proper exercise of the Extension Option, the Lease Term shall be extended for the Option Term. Notwithstanding the foregoing, at Landlord's option, in addition to any other remedies available to Landlord under the Lease, at law or in equity, the Extension Option shall not be deemed properly exercised if as of the date of delivery of the Exercise Notice (as defined below) by Tenant, Tenant has previously been in default under the Lease beyond all applicable notice and cure periods. The Extension Option is personal to the original Tenant and may only be exercised by the Original Tenant or any assignee of a Permitted Transfer (and not any assignee, sublessee or other transferee of Tenant's interest in the Lease) if the Original Tenant, or any assignee of a Permitted transfer, and any subtenant which is a Permitted Transferee occup(ies) the entire Premises as of the date of Tenant's delivery of the Exercise Notice.
2.    Option Rent. The annual Base Rent payable by Tenant during the Option Term (the "Option Rent") shall be equal to the Fair Market Rental Rate for comparable office/laboratory space in the South San Francisco market. As used herein, the "Fair Market Rental Rate" shall mean the annual base rent at which tenants, as of the commencement of the Option Term, will be leasing non-sublease space comparable in size, location (including views), functionality and quality to the Premises for a comparable term as the Option Term, which comparable space is located in the Building, the Other Future Building in the Project and in other comparable first-class biotechnology buildings in San Mateo County (the "Market Area"), taking into consideration all free rent and other out-of-pocket concessions generally being granted at such time for new (non-renewal) leases of such comparable space for the Option Term. All other terms and conditions of the Lease shall apply throughout the Option Term; however, Tenant shall, in no event, have the option to extend the Lease Term beyond the Option Term described in Section 1 above.
3.    Exercise of Option. The Extension Option shall be exercised by Tenant, if at all, only in the following manner: (i) Tenant shall deliver written notice ("Interest Notice") to Landlord not more than fifteen (15) months nor less than fourteen (14) months prior to the expiration of the initial Lease Term stating that Tenant may be interested in exercising the Extension Option; (ii) Landlord, after receipt of Tenant's notice, shall deliver notice (the "Option Rent Notice") to Tenant not less than thirteen (13) months prior to the expiration of the initial Lease Term setting forth the Option Rent; and (iii) if Tenant wishes to exercise the Extension Option, Tenant shall, on or before the date (the "Exercise Date") which is (12) months prior to the expiration of the initial Lease Term, exercise the Extension Option by delivering written notice ("Exercise Notice") thereof to Landlord. Tenant's failure to deliver the Interest Notice or Exercise Notice on or before the applicable delivery dates therefore specified hereinabove shall be deemed to constitute Tenant's waiver of the Extension Option.
4.    Determination of Option Rent. If Tenant timely and appropriately objects in its Exercise Notice to Landlord to the Fair Market Rental Rate for the Option Term initially described in Landlord's Option Rent Notice, then Landlord and Tenant shall attempt in good faith to agree upon the Fair Market Rental Rate. If Landlord and Tenant fail to reach agreement within thirty (30) days following Tenant's delivery of such Exercise Notice (the "Outside Agreement Date"), then each party shall submit to the other party a separate written determination of the Fair Market Rental Rate within fifteen (15) business days after the Outside Agreement Date, and such determinations shall be submitted to arbitration in accordance with the provisions of Sections 4.1 through 4.7 below. The failure of Tenant or Landlord to submit a written determination of the Fair Market Rental Rate within such fifteen (15) business day period shall conclusively be deemed to be such party's approval of the Fair Market Rental Rate submitted within such fifteen (15) business day period by the other party.

843078.08/SD 374622-00033/8-4-16/MLT/dek	RIDER -1-	GENESIS SSF - ONE TOWER PLACE [Achaogen, Inc.]

4.1    Landlord and Tenant shall each appoint one (1) arbitrator who shall by profession be an independent real estate broker who shall have no ongoing relationship with Tenant or Landlord and who shall have been active over the five (5) year period ending on the date of such appointment in the leasing of first class office buildings in the Market Area. The determination of the arbitrators shall be limited solely to the issue of whether Landlord's or Tenant's submitted Fair Market Rental Rate is the closer to the actual Fair Market Rental Rate as determined by the arbitrators, taking into account the requirements with respect thereto set forth in Section 2 above. Each such arbitrator shall be appointed within fifteen (15) days after the Outside Agreement Date.
4.2    The two (2) arbitrators so appointed shall, within thirty (30) days of the date of the appointment of the last appointed arbitrator, attempt to reach a decision as to which of Landlord's or Tenant's submitted Fair Market Rental Rate is closer to the actual Fair Market Rental Rate. If they are unable to agree within such time, then within the following fifteen (15) days, they shall agree upon and appoint a third arbitrator who shall be qualified under the same criteria set forth hereinabove for qualification of the initial two (2) arbitrators.
4.3    Within thirty (30) days of the appointment of the third arbitrator, reach a decision as to which of Landlord's or Tenant's submitted Fair Market Rental Rate is closer to the actual Fair Market Rental Rate and shall select such closer determination as the Fair Market Rental Rate and notify Landlord and Tenant thereof.
4.4    If the two initial arbitrators agree as to which of Landlord's or Tenant's submitted Fair Market Rental Rate is closer to the actual Fair Market Rental Rate, the joint decision of the two initial arbitrators shall be binding upon Landlord and Tenant, and if they are not able to agree, then the decision of the third arbitrator shall be binding upon Landlord and Tenant..
4.5    If either Landlord or Tenant fails to appoint an arbitrator within the time period specified in Section 4.1 hereinabove, the arbitrator appointed by one of them shall reach a decision, notify Landlord and Tenant thereof, and such arbitrator's decision shall be binding upon Landlord and Tenant.
4.6    If the two (2) arbitrators fail to agree upon and appoint a third arbitrator, within the time period provided in Section 4.2 above, then the parties shall mutually select the third arbitrator. If Landlord and Tenant are unable to agree upon the third arbitrator within the period described in Section 4.2 above, then either party may, upon at least five (5) days' prior written notice to the other party, request the Presiding Judge of the San Mateo County Superior Court, acting in his private and nonjudicial capacity, to appoint the third arbitrator. Following the appointment of the third arbitrator, the third arbitrator shall within thirty (30) days thereafter reach a decision as to whether Landlord's or Tenant's submitted Fair Market Rental Rate shall be used and shall notify Landlord and Tenant thereof.

843078.08/SD 374622-00033/8-4-16/MLT/dek	RIDER -2-	GENESIS SSF - ONE TOWER PLACE [Achaogen, Inc.]